UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Letter to Shareholders

March 17, 2023

Dear Shareholder:

The Board of Directors is pleased to invite you to attend the Edison International (“EIX” or the “Company”) 2023 Annual Meeting of Shareholders on April 27, 2023 at 9:00 a.m. Pacific Time. The Annual Meeting will be held at EIX’s headquarters located at 2244 Walnut Grove Avenue, Rosemead, California 91770. The Proxy Statement contains important information about the business to be conducted at the Annual Meeting and the Board’s role in our corporate governance and executive compensation. We encourage you to read the Proxy Statement and vote your shares promptly, even if you plan to attend the Annual Meeting.

Investing in Our Clean Energy Future

EIX’s strategy continues to lead the electric utility industry’s clean energy transition with Southern California Edison Company (“SCE”), our regulated utility subsidiary, delivering on its core mission to safely provide reliable, affordable and clean power, and Edison Energy, our unregulated energy advisory services subsidiary, providing clean energy and sustainability solutions to commercial and industrial companies across the globe. EIX’s commitment to achieve net-zero greenhouse gas (“GHG”) emissions by 2045 from our enterprise-wide operations and SCE’s carbon-free power delivery to customers is rooted in our blueprint for economy-wide electrification, Pathway 2045, and subsequent policy papers focused on investing in a modern grid (Reimagining the Grid, 2020) and accelerating the economy-wide decarbonization trajectory (Mind the Gap, 2021). The demonstration of an electrification-led clean energy transition continues to grow in California and across the country, with both transportation and building electrification advancing. SCE has developed the nation’s largest investor-owned utility (“IOU”)-led transportation electrification programs with over $800 million in infrastructure investments to enable passenger and commercial vehicle charging. It has also proposed significant investment in building electrification programs. Electrification remains the most technologically feasible and cost-effective path to reach carbon neutrality, reducing total energy costs for an average household by one-third by 2045.

Mitigating Wildfire Risk and Adapting to Climate Change

We continue to directly address the impacts of climate change with SCE’s significant advancement of grid hardening, situational awareness and operational enhancements, primarily focused on reducing wildfire risk. SCE has successfully executed its wildfire mitigation plan and now estimates it has reduced the probability of losses from catastrophic wildfires by 75 to 80% compared to pre-2018 levels. In 2022, SCE also completed the first utility climate adaptation vulnerability assessment in California; our Adapting for Tomorrow policy paper detailed anticipated climate impacts to utility assets, operations and services and proposed long-term actions needed to address resiliency, which will be factored into future investment needs. We also called for increased collaboration among industry, governments and communities to successfully adapt while transitioning to an equitable clean energy future.

Safety, Diversity, Equity and Inclusion (“DEI”) and Operational and Service Excellence

We are able to execute on these opportunities with an incredibly diverse workforce, and with a focus on operational and service excellence. To that end, we start with safety, the first of our foundational values. We continue to focus on workforce and public safety and are not satisfied with last year’s safety performance. As we redouble our efforts to ensure each Edison team member goes home safe at the end of the day, we will aim to reduce employee injury rates by 15% in 2023. In order to advance our comprehensive view of safety, we also remain committed to our DEI strategy in building a diverse workforce, and an equitable and inclusive work environment that represents and reflects the communities we serve. SCE also has a strong record of implementing operational and service excellence initiatives focused on enterprise-wide efforts to improve performance in safety, reliability, affordability, customer experience, and quality across areas including work planning, procurement and technology, which will receive continued focus in 2023. This has also enabled SCE to have the lowest system average rate among California IOUs, benefiting customers.

Growth at EIX

Our growth and innovation team at EIX continues to partner with, and invest in, early-stage companies that bring new technologies to the electric sector. Edison Energy also acquired one of its former partners, Alfa Energy, as part of its ongoing efforts to expand energy and sustainability advisory services to clients in Europe. We are excited about Edison Energy’s growth opportunities, building upon their advisory work with Fortune 100 companies in the U.S., and now expanding to meet international customers’ renewable energy and sustainability goals.

Edison International	i	2023 Proxy Statement

Financial Performance

We reported 2022 core earnings per share (“EPS”) of $4.63, compared to $4.59 in 2021. The increase in our 2022 core EPS was primarily due to continued rate base growth at SCE offset by higher interest expense at SCE and higher interest and preferred dividend expense at EIX. In December 2022, the Board approved an increase in the annual dividend for the 19th consecutive year. This dividend increase of 5.4% reflects the Board’s continued confidence in EIX’s 5-7% long-term EPS growth target and management’s execution of its capital and financing plans, including SCE’s investments in wildfire risk mitigation and resilience as well as in clean energy infrastructure investments that drive long-term growth.

Board Oversight and Accountability

As discussed in the Proxy Statement, the Board provides effective oversight of the Company’s strategy, risk management, operations, and related environmental, social and governance (“ESG”) issues. The Board takes its oversight responsibilities seriously and is committed to providing long-term, sustainable value to the Company and its stakeholders. In 2022, the Board focused on the core utility business, the prioritization of wildfire risk reduction and advancing our clean energy strategy. The Board also addressed emerging risks brought on by macroeconomic factors and market volatility, geopolitical unrest abroad, and subsequent issues like heightened cybersecurity and supply chain risks.

At the Annual Meeting, shareholders will vote on whether to re-elect each of our 11 director nominees. The Board believes our nominees have the appropriate diversity of experience, skills and attributes to oversee the Company’s strategy, risks and operations as described in the biographies and skills matrix included in the Proxy Statement. We appreciate your confidence in the Board to represent the interests of the Company and its shareholders while considering the interests of all stakeholders critical to the Company’s success.

Thank you for your continued investment in Edison International.

Sincerely,

Chief Executive Officer
Pedro J. Pizarro President and Chief Executive Officer	Peter J. Taylor Chair of the Board

Edison International	ii	2023 Proxy Statement

i	letter to shareholders

1	Notice of 2023 Annual Meeting

2	meeting and voting information

4	iTEM 1 eLECTION OF DIRECTORS
4	Our Director Nominees
4	Board Diversity
5	Experience, Skills and Attributes on the Board
6	Director Biographies

12	CORPORATE GOVERNANCE
12	Governance Highlights
13	Shareholder Engagement
14	Governance Structure and Processes
19	Board Committees

22	Board Oversight of Strategy, Risk and ESG
22	Strategy Oversight
22	Risk Oversight
24	ESG Oversight

26	DIRECTOR COMPENSATION
26	Director Compensation Table – Fiscal Year 2022

28	Stock Ownership
28	Directors, Director Nominees and Executive Officers
29	Other Shareholders

30	ITEM 2 RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
31	Independent Auditor Fees
31	Audit Committee Report

32	ITEM 3 ADVISORY VOTE TO APPROVE SAY-ON-PAY VOTE FREQUENCY

32	ITEM 4 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

33	COMPENSATION DISCUSSION AND ANALYSIS
33	Compensation Summary
38	What We Pay and Why: Elements of Total Direct Compensation
43	How We Make Compensation Decisions
46	Post-Employment and Other Benefits
47	Other Compensation Policies and Guidelines
48	Compensation Committee Report
48	Compensation Committee Interlocks and Insider Participation

49	Executive Compensation
49	Summary Compensation Table – Fiscal Years 2020, 2021 and 2022
51	Grants of Plan-Based Awards Table – Fiscal Year 2022
52	Outstanding Equity Awards Table – Fiscal Year-End 2022
54	Option Exercises and Stock Vested Table – Fiscal Year 2022
54	Pension Benefits Table
57	Non-Qualified Deferred Compensation Table – Fiscal Year 2022
58	Potential Payments Upon Termination or Change in Control
62	Pay Versus Performance
66	CEO Pay-Ratio Disclosure

Edison International	iii	2023 Proxy Statement

Notice of 2023 Annual Meeting

MEETING DATE AND TIME April 27, 2023 9:00 a.m., Pacific Time	LOCATION Edison International 2244 Walnut Grove Avenue Rosemead, California 91770

ITEMS OF BUSINESS				Board Recommendation
ITEM 1: ELECTION OF DIRECTORS				FOR
Jeanne Beliveau-Dunn	James T. Morris	Marcy L. Reed	Peter J. Taylor
Michael C. Camuñez	Timothy T. O’Toole	Carey A. Smith	Keith Trent
Vanessa C.L. Chang	Pedro J. Pizarro	Linda G. Stuntz

ITEM 2: RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM				FOR

ITEM 3: ADVISORY VOTE TO APPROVE SAY-ON-PAY VOTE FREQUENCY				1 YEAR

ITEM 4: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION				FOR

Shareholders may also vote on any other matters properly brought before the meeting. Your vote is important. Please vote by Internet, telephone or mail as soon as possible to ensure your vote is recorded.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 27, 2023

This Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) are available at www.edison.com/annualmeeting.com.

For the Board of Directors,

Alisa Do Vice President and Corporate Secretary Edison International 2244 Walnut Grove Avenue Rosemead, CA 91770 March 17, 2023

Edison International	1	2023 Proxy Statement

Meeting and Voting Information

Requirements to Attend the Annual Meeting

You are entitled to attend the Annual Meeting if you were a shareholder as of the close of business on March 3, 2023, the record date, or hold a valid proxy for the meeting. You must provide the following information at the registration desk in order to attend the Annual Meeting:

■	A valid, government-issued photo identification; and
■	Proof of EIX Common Stock ownership as of the record date by providing a copy of: (i) your Notice of Internet Availability of Proxy Materials; (ii) the proxy card or voting instruction form included in your proxy materials; (iii) a recent account statement from your broker; or (iv) a valid legal proxy showing written authorization from the shareholder together with one of the items in (i), (ii) or (iii) above.

Employees who are shareholders must also provide the information above in order to attend. Each shareholder may bring one guest to the Annual Meeting if the guest also provides a valid photo identification. Individuals should not attend the Annual Meeting if they are not feeling well, have had close contact with someone who has tested positive for COVID-19, or think they may have been exposed to COVID-19. All attendees will be required to comply with the Company’s health and safety protocols in place at the time of the Annual Meeting, which may include a requirement that attendees provide proof of a recent negative COVID-19 test, wear a face mask, socially distance from others, and/or limit attendance in accordance with applicable health and safety guidelines. The Company reserves the right to deny entry into the Annual Meeting if a shareholder or guest does not comply with the Company’s health and safety protocols. Please visit our website at www.edison.com/annualmeeting for any updates to these requirements.

Finally, all attendees must pass through a security inspection area and have any purses, briefcases, backpacks, and packages subject to inspection. Attendees may not bring signs, banners, handouts, or similar items into the meeting room. Photography and video/audio recording of the Annual Meeting are not permitted.

Internet Availability of Proxy Materials

On March 17, 2023, we mailed a Notice of Internet Availability of Proxy Materials to most shareholders with instructions about how to access our proxy materials at www.edison.com/annualmeeting and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions in the Notice. If you previously chose to receive an email or paper copy of our proxy materials, you will continue to receive them in that manner unless you elect otherwise.

Proxy Solicitation

The Board is soliciting proxies from shareholders to be voted during the Annual Meeting for the purposes set forth in the Notice of Annual Meeting. Proxies allow designated individuals to vote on your behalf at the Annual Meeting. Information on how to vote your proxy is included in the Proxy Statement. The Company has retained Alliance Advisors, LLC to assist with the solicitation of proxies and will pay them an aggregate fee of $25,000 plus expenses. This fee does not include the costs of printing and mailing the proxy materials. The Company will also reimburse brokers and other nominees for their reasonable expenses for forwarding proxy materials to beneficial owners and obtaining voting instructions.

Edison International	2	2023 Proxy Statement

MEETING AND VOTING INFORMATION

Voting Your Shares

Shareholders of record at the close of business on March 3, 2023, the record date, will be entitled to vote at the Annual Meeting. You are encouraged to vote prior to the meeting (i) via the Internet, (ii) by telephone, or (iii) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form by the applicable deadlines below.

401(K) PLAN SHAREHOLDERS

Your proxy must be received by 8:59 p.m., Pacific Time, on April 25, 2023 for the 401(k) Plan trustee to vote your shares. If you do not vote your proxy, the 401(k) Plan trustee will vote your shares in the same proportion to the 401(k) Plan shares voted by other 401(k) Plan Shareholders, unless contrary to ERISA. You may not vote shares held in the 401(k) Plan at the Annual Meeting.

ALL OTHER SHAREHOLDERS

Vote your proxy by telephone or via the Internet until 8:59 p.m., Pacific Time, on April 26, 2023, and by mail if it is received by the inspector of election before the polls close at the Annual Meeting. If you hold shares through a broker or other nominee, you may only vote in person at the Annual Meeting if you have requested and received a legal proxy from your broker or other nominee.

A shareholder may revoke a proxy by delivering a signed statement to the Corporate Secretary at or prior to the Annual Meeting (if you are a registered shareholder) or by timely executing and delivering another proxy by Internet, telephone or mail prior to the deadline above.

Quorum and Vote Required

A quorum is required for the Company to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes that all shareholders may cast constitutes a quorum. All shares represented by a properly signed proxy will be considered as present and part of the quorum, even if you or your broker or other nominee doesn’t vote or abstains on any or all matters. As of the record date, the Company had 382,627,475 shares of Common Stock outstanding, 382,619,828 of which may cast one vote each after excluding fractional shares. Therefore, the quorum for the Annual Meeting is 191,309,915 shares.

For each proposal submitted to the shareholders for a vote, approval requires both (i) a vote of a majority of the votes cast and (ii) a majority of the votes required to constitute a quorum. A majority of votes cast means the number of shares cast “for” a proposal exceeds the number of votes cast “against” that proposal. Abstentions will not be counted as votes cast. Uninstructed shares will not be counted as votes cast except with respect to Item 2, for which brokers and other nominees have discretion to vote. For Item 3, if no option receives the affirmative vote of at least a majority of the votes cast, the option that receives the highest number of votes cast will be considered to be the option recommended by our shareholders.

Tabulation of Votes

Broadridge Financial Solutions, Inc. will tabulate the votes. To protect the confidentiality of votes cast under the 401(k) Plan, 401(k) Plan Shareholders’ voting instructions are given directly to Broadridge. Broadridge will tabulate those votes and provide aggregate voting results directly to the 401(k) Plan trustee. EIX will not have access to any of the 401(k) Plan Shareholders’ voting instructions, and 401(k) Plan voting results are only reported to EIX in the aggregate.

Other Business at the Annual Meeting

The Board does not intend to present any business to be acted upon at the Annual Meeting other than the Items described in this Proxy Statement. If you submit a proxy and any other matters properly come before the Annual Meeting, the persons named as proxy holders will have discretionary authority to vote your shares in their best judgment. If any nominees for election to the Board become unavailable to stand for election as a director, the proxies will have authority to vote for substitute nominees chosen by the Board.

Shareholder Proposals and Other Business for the 2024 Annual Meeting

Shareholders who intend to bring any business before the 2024 Annual Meeting, including shareholder proposals and director nominations, must provide written notice to the Corporate Secretary within the periods, and with the information and documents, specified in our Bylaws. The deadline to submit shareholder proposals or other business for the 2024 Annual Meeting is November 17, 2023.

Edison International	3	2023 Proxy Statement

ITEM 1
	Election of Directors	The Board recommends you vote “FOR” each director nominee in Item 1

Our Director Nominees

The Board, acting on the recommendation of the Nominating and Governance Committee, has nominated 11 directors for election to the Board. All nominees are current directors of the Company.

Name	Age	Director Since	Industry Experience	Representation	Independent	Committees					Other Public Boards	Mandatory Retirement
						AFC	CEPC	NGC	SOC	PC
Jeanne Beliveau-Dunn	63	2019	Technology	White/ Female							2	2032
Michael C. Camuñez	54	2017	Law/ Government	Hispanic/ Male/LGBTQ							1*	2042
Vanessa C.L. Chang	70	2007	Accounting/ Real Estate	Asian/ Female							2*	2025
James T. Morris	63	2016	Insurance	White/ Male							0	2032
Timothy T. O’Toole	67	2017	Transportation	White/ Male							0	2028
Pedro J. Pizarro	57	2016	Electric Utilities	Hispanic/ Male	CEO						1	N/A
Marcy L. Reed	60	2022	Electric/ Gas Utilities	White/ Female							1	2035
Carey A. Smith	59	2019	Technology/ Engineering	White/ Female							1	2036
Linda G. Stuntz	68	2014	Law/Utility Regulation	White/ Female							0	2027
Peter J. Taylor	64	2011	Finance	African American/Male							2*	2031
Keith Trent	63	2018	Electric Utilities	White/ Male							1	2032

AFCAudit and Finance Committee CEPCCompensation and Executive Personnel Committee NGCNominating and Governance Committee SOCSafety and Operations Committee PCPricing Committee	* Includes the board of a fund complex registered as an investment company under Securities and Exchange Commission (“SEC”) rules		Member
Chair
		F	Financial Expert

BOARD DIVERSITY

Our director nominees are diverse in representation, with gender parity among independent directors, and have the diversity of skills, experiences and tenures to bring a variety of perspectives to strategic, financial and operational deliberations.

Edison International	4	2023 Proxy Statement

ELECTION OF DIRECTORS

Experience, Skills and Attributes on the Board

The Board believes our director nominees have the appropriate diversity of experience, skills and attributes to effectively oversee our operations, risks and long-term strategy. All of our director nominees have strong leadership experience, a reputation for integrity, honesty and adherence to high ethical standards, and have demonstrated business acumen, experience and ability to exercise sound judgment as a director of the Company. The matrix below identifies specific areas of experience, skills and attributes important to the Company and reflected on the Board and each director who brings these to the Company.

		BELIVEAU - DUNN	CAMUÑEZ	CHANG	MORRIS	O’TOOLE	PIZARRO	REED	SMITH	STUNTZ	TAYLOR	TRENT

CORE	Leadership
Risk Management
Strategic Planning
Regulatory
Workforce/Talent Management

INDIVIDUAL	Safety & Operations
Capital Markets
Utility Industry
Legal/Public Policy
Cybersecurity
Technology & Innovation
Financial Expertise*
Environmental & Sustainability
Engineering & Science
Corporate Governance
Public Company CEO
SCE/CA Utility Customer

*Meets the criteria for an “audit committee financial expert” under SEC rules.

Edison International	5	2023 Proxy Statement

ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES

The biographies below describe each director nominee’s business and public company board experience for at least the past five years, the qualifications and attributes that caused the Board to determine that each nominee should serve as a director, and other relevant information such as age and Board committee service. The age provided for each nominee is as of March 17, 2023. While each nominee’s entire range of experience and skills is important, particular experience that contributes to the diversity and effectiveness of the Board is identified below.

Jeanne Beliveau-Dunn

QUALIFICATIONS, ATTRIBUTES AND SKILLS

Ms. Beliveau-Dunn has more than 30 years of experience as a technology executive and a transformational leader with experience in building and managing large scale infrastructure, cybersecurity, compute, cloud, networking, services and marketing operations, personnel management, and employee and leadership development. Her experience managing a large workforce, building network operations and security teams, and building infrastructure and efficiency through technology and process is valuable to the Board’s and Safety and Operations Committee’s oversight of cybersecurity issues facing the Company. She is also experienced in ESG matters, compensation, financial review, acquisitions, and risk and resiliency management. As a California resident, Ms. Beliveau-Dunn also provides the perspective of a utility customer impacted by California’s wildfires and regulatory environment.

PROFESSIONAL HIGHLIGHTS

■
CEO and president, Claridad LLC, a software and services company focused on security, automation and the internet of things (“IoT”) (2018–present)
■
Held a variety of management positions during 22-year career at Cisco Systems, a global technology company (1996--2018), including vice president and general manager, senior director of product marketing, and senior director of internet business solutions group; managed products and services business and operations, and built and operated centers of excellence, learning and knowledge, and innovation practices for scale
■
President, IoT Talent Consortium, a membership-driven, non-profit organization (2016-2018)
■
Fellow, National Association of Corporate Directors

OTHER BOARD SERVICE

■
Director, Columbus McKinnon (2020-present)
■
Director, Xylem, Inc. (2017-present)
■
Director, Sykes Enterprises (2021)
■
Director or advisory board member of private companies Crewdle (2022-present), ZEVX (2022-present) and Descartes Labs (2021-present)

AGE 63 DIRECTOR SINCE 2019 BOARD COMMITTEES ■ Audit and Finance ■ Safety and Operations EDUCATION ■ B.S., University of Massachusetts ■ Executive M.B.A., Massachusetts Institute of Technology (“MIT”)

Michael C. Camuñez

QUALIFICATIONS, ATTRIBUTES AND SKILLS

Mr. Camuñez brings a broad government, legal, public policy and public affairs background relevant to the Company’s business and strategy. He has deep experience advising boards and companies in regulated industries on corporate strategy, compliance, government relations and business development. A nationally recognized Latino civic and business leader in California, Mr. Camuñez is deeply connected to the diverse communities served by SCE. His service on the California Resources Agency’s Pathways to 30x30 Advisory Committee and philanthropic work with organizations like the Packard Foundation have enabled him to focus on strategies related to climate change and conservation in California and globally, which complement the Company’s strategic mission. As a California resident, Mr. Camuñez also provides the perspective of a utility customer impacted by California’s wildfires and regulatory environment.

PROFESSIONAL HIGHLIGHTS

■
President and CEO, Monarch Global Strategies, a binational strategic advisory firm to companies doing business in emerging economies, with an emphasis on Mexico (2013-present)
■
U.S. assistant secretary of commerce, International Trade Administration of the U.S. Department of Commerce (2010-2013)
■
Special counsel to the President and special assistant to the President (2009-2010); managed senior appointments to President Obama’s cabinet
■
Former partner of O’Melveny & Myers LLP and Manatt, Phelps & Phillips LLP in Southern California
■
Member, California Natural Resources Agency’s Pathways to 30x30 Advisory Committee convened to help inform the state’s strategies to conserve 30 percent of California’s land and coastal waters by 2030 (2021-2022)

OTHER BOARD SERVICE

■
Director of five mutual funds in the American Funds family advised by the Capital Group (2019-present)
■
Director or trustee of several private and nonprofit organizations, including Stanford University, David and Lucile Packard Foundation, Amplify Education, Inc., and Pacific Council on International Policy

AGE 54 DIRECTOR SINCE 2017 BOARD COMMITTEES ■ Audit and Finance ■ Nominating and Governance EDUCATION ■ B.A., Harvard University ■ J.D., Stanford Law School

Edison International	6	2023 Proxy Statement

ELECTION OF DIRECTORS

Vanessa C.L. Chang

QUALIFICATIONS, ATTRIBUTES AND SKILLS

Ms. Chang has extensive experience in accounting and financial reporting, executive compensation, capital markets and corporate governance matters acquired during her career and service on other public and private company boards. In addition to her board service, she actively monitors governance trends through her participation in the National Association of Corporate Directors, Women Corporate Directors and Women in Governance. Ms. Chang has developed considerable knowledge of the Company’s business, corporate history and governance during her 16 years of service on the Board. Her experience and commitment to independent oversight as a director enhance our Board’s effectiveness, and her leadership as Chair of our Compensation and Executive Personnel Committee and contributions to our Nominating and Governance Committee continue to provide value to the Board. Ms. Chang also provides the perspective of a former California resident impacted by California’s regulatory environment.

PROFESSIONAL HIGHLIGHTS

■
Director, EL & EL Investments, a private real estate investment business (1999-2018)
■
CEO and president, ResolveItNow.com, an online dispute resolution service for high-volume, low-value claims (2000-2002)
■
Senior vice president, Secured Capital Corporation, a real estate investment bank focused on origination and subsequent sales of commercial mortgage-backed securities (1998)
■
21-year career at the accounting firm KPMG Peat Marwick LLP, which included serving as the West Coast partner in charge of Corporate Finance

OTHER BOARD SERVICE

■
Director of Transocean Ltd. (2012-present)
■
Director or trustee of nine exchange traded funds (2022-present) and seven other funds (2000-present) advised by Capital Group
■
Director, Sykes Enterprises (2016-2021)

AGE 70 DIRECTOR SINCE 2007 BOARD COMMITTEES ■ Compensation and Executive Personnel (Chair) ■ Nominating and Governance EDUCATION ■ B.A., University of British Columbia ■ Certified Public Accountant (Inactive)

James T. Morris

QUALIFICATIONS, ATTRIBUTES AND SKILLS

Mr. Morris has significant business and chief executive leadership experience in a highly regulated industry and provides expertise on insurance issues that impact the Company. He brings strategic planning, risk management, workforce management and financial analysis experience from 40 years of service at Pacific Life, which is particularly valuable to our Audit and Finance and Compensation and Executive Personnel Committees. Mr. Morris also provides the perspective of a Southern California resident impacted by California’s wildfires and regulatory environment, and an executive of a Fortune 500 business headquartered and doing business in the local markets served by SCE.

PROFESSIONAL HIGHLIGHTS

■
Chairman, president and CEO, Pacific Life Insurance Company (2007-2022)
■
Held a variety of management positions during 40-year career at Pacific Life, including chief operating officer, executive vice president and chief insurance officer, and senior vice president, individual insurance

OTHER BOARD SERVICE

■
Chairman of the board and a trustee of the Pacific Select Fund and the Pacific Funds Series Trust, which are part of the Pacific Life Mutual Fund Complex (2007-2022)
■
Director, Pacific Mutual Holding Company (2007-present)
■
Director, Children’s Hospital of Orange County (2017-present)
■
Director and chair of the American Council of Life Insurers, the nation’s principal life insurance company trade association (2012-2013)
■
Member, Life Insurance Marketing Research Association’s Strategic Marketing Issues Committee (2002-2006)

AGE 63 DIRECTOR SINCE 2016 BOARD COMMITTEES ■ Audit and Finance (Chair) ■ Compensation and Executive Personnel ■ Pricing EDUCATION ■ B.A., University of California, Los Angeles

Edison International	7	2023 Proxy Statement

ELECTION OF DIRECTORS

Timothy T. O’Toole

QUALIFICATIONS, ATTRIBUTES AND SKILLS

Mr. O’Toole provides public company chief executive leadership experience in a regulated, capital-intensive industry. His operational experience in safety, risk management and crisis management are particularly relevant to the oversight of our business and strategy and his leadership role as Chair of the Safety and Operations Committee. Mr. O’Toole brings extensive safety expertise through his work experience and as a director of the National Safety Council, and has been recognized as a safety leader in both the United States and internationally. He has decades of direct management experience of a large workforce in industries where worker and public safety are critical. Mr. O’Toole’s perspective as a former chief executive and public company director provides value to our Compensation and Executive Personnel Committee.

PROFESSIONAL HIGHLIGHTS

■
CEO, First Group plc, a transportation company that provides rail and bus services in the United Kingdom and North America (2010 to 2018)
■
Managing director, London Underground (2003-2009); led the response to the 2005 terrorist bombing attacks for which he was awarded the honor of a Commander of the Most Excellent Order of the British Empire (CBE) from the Queen
■
Served in various senior management roles during 20-year career at Consolidated Rail Corporation, including as president and CEO

OTHER BOARD SERVICE

■
Director, National Safety Council (2017-present)
■
Director, First Group plc (2009-2018) and CSX Corporation (2007-2017)

AGE 67 DIRECTOR SINCE 2017 BOARD COMMITTEES ■ Compensation and Executive Personnel ■ Safety and Operations (Chair) EDUCATION ■ B.A., LaSalle University ■ J.D., University of Pittsburgh School of Law

Pedro J. Pizarro

QUALIFICATIONS, ATTRIBUTES AND SKILLS

Mr. Pizarro provides in-depth knowledge of the Company’s business, experienced industry leadership, safety and operations, workforce management, cybersecurity and technology, business resiliency and strategic planning experience and background. His leadership and experience dealing with difficult challenges at EIX, SCE and EME add value to the Board. Mr. Pizarro also brings the experience and perspective of a director of several industry-related associations.

PROFESSIONAL HIGHLIGHTS

■
EIX President and CEO (2016-present)
■
SCE President (2014-2016)
■
President of Edison Mission Energy (“EME”), an indirect subsidiary of EIX until the sale of its principal assets in 2014 (2011-2014)
■
Has held a variety of management positions during 23-year career at EIX, SCE and EME, including Executive Vice President responsible for SCE’s transmission and distribution system, power procurement and generation, Vice President and Senior Vice President of Power Procurement, and Vice President of Strategy and Business Development

OTHER BOARD SERVICE

■
Director, 3M Company (2023-present)
■
Vice chairman, Edison Electric Institute; also serves on executive committee
■
Director, Electric Power Research Institute; previously served as chair
■
Member, Electricity Subsector Coordinating Council; coordinates with U.S. government and electric power sector to prepare for, and respond to, national-level disasters and physical and cybersecurity threats to critical infrastructure
■
Member, U.S. Secretary of Energy Advisory Board (2019-2021)
■
Trustee, California Institute of Technology (2018-present)

AGE 57 DIRECTOR SINCE 2016 BOARD COMMITTEES ■ Pricing (Chair) EDUCATION ■ B.S. in chemistry, Harvard University ■ Ph.D. in chemistry, California Institute of Technology

Edison International	8	2023 Proxy Statement

ELECTION OF DIRECTORS

Marcy L. Reed

QUALIFICATIONS, ATTRIBUTES AND SKILLS

Ms. Reed brings extensive utility operations, safety, energy policy and ESG experience from her leadership at National Grid, where she was responsible for ensuring safe and reliable electricity and gas distribution services were provided to over six million people throughout Massachusetts. She also directed strategic energy policy development at National Grid supporting broad energy network investment and climate change mitigation initiatives, which is particularly relevant to our strategy and operations in California’s regulatory environment. Ms. Reed also provides financial expertise as a Certified Public Accountant with experience in public accounting and corporate finance. This experience provides additional value to our Audit and Finance and Safety and Operations Committees.

PROFESSIONAL HIGHLIGHTS

■
President, National Grid plc’s Massachusetts business and executive vice president of U.S. Policy and Social Impact (2011-2021); responsible for the gas and electricity business in Massachusetts, including operational, customer service, financial and reputational outcomes; led energy policy development for the U.S. business and the effective implementation of National Grid’s social mobility platform
■
Held a variety of management positions during 32-year career at National Grid, including in finance, merger integration, corporate affairs, business operations, and investor relations
■
Senior auditor at Coopers & Lybrand LLP prior to joining National Grid

OTHER BOARD SERVICE

■
Director, Clean Harbors, Inc. (2021-present)
■
Director, Qualus Power Services (2021-present); audit committee chair
■
Trustee of Northeastern University (2017-present); audit committee chair
■
Director, Blue Cross Blue Shield of Massachusetts (2016-present); audit committee chair

AGE 60 DIRECTOR SINCE 2022 BOARD COMMITTEES ■ Audit and Finance ■ Safety and Operations EDUCATION ■ A.B., Dartmouth College ■ M.S. in accounting, Northeastern University ■ Certified Public Accountant

Carey A. Smith

QUALIFICATIONS, ATTRIBUTES AND SKILLS

Ms. Smith brings the perspective of a public company chief executive officer at Parsons, which was headquartered in Southern California until 2019 and continues to have key programs throughout the state. Her understanding of the impact of California’s regulatory landscape on SCE’s business customers contributes to the Board’s effective oversight of key issues confronting the electric utility industry. Ms. Smith brings strategic planning experience related to the acquisition and integration of technology businesses. Her operational experience in safety-intensive environments provides an important perspective to the Board and its Safety and Operations Committee. Ms. Smith also brings a strong background in cybersecurity through her aerospace and defense industry experience and is a certified cybersecurity governance professional by the National Association of Corporate Directors (“NACD”). She is also NACD Directorship Certified.

PROFESSIONAL HIGHLIGHTS

■
Chairwoman, President and CEO, Parsons Corporation, a disruptive technology provider for global defense, intelligence and critical infrastructure markets; served as president since 2019, chief executive officer since July 2021, and chairwoman of the board since 2022.
■
Chief Operating Officer, Parsons (2018-2021) and president of Parsons’ Federal Solutions business (2016-2018)
■
Held progressive leadership roles at Honeywell International Inc. (2011 to 2016), including president of the Defense and Space business unit, vice president of Honeywell Aerospace Customer and Product Support, and president of Honeywell Technology Solutions, Inc.
■
Held several leadership roles at Lockheed Martin Corporation (1985 to 2011)

OTHER BOARD SERVICE

■
Director of Parsons Corporation (2020-present) and NN, Inc. (2017-2019)
■
Director, Professional Services Council (2020-present), and the Intelligence and National Security Alliance (2021-present)

AGE 59

DIRECTOR SINCE 2019

BOARD COMMITTEES

■
Nominating and Governance
■
Safety and Operations

EDUCATION

■
B.S. in electrical engineering, Ohio Northern University
■
M.S. in electrical engineering, Syracuse University
■
Honorary doctorate, Ohio Northern University, for contributions to the university and the field of engineering

Edison International	9	2023 Proxy Statement

ELECTION OF DIRECTORS

Linda G. Stuntz

QUALIFICATIONS, ATTRIBUTES AND SKILLS

Ms. Stuntz’s utility, environmental law and public policy experience is particularly relevant to the Company’s business. During her time at the U.S. Department of Energy, she held positions that focused on issues related to global climate change and energy-related measures to minimize GHG emissions, key issues that impact the Company. Ms. Stuntz’s corporate governance experience from her prior service on other public company boards and as a member of our Nominating and Governance Committee since 2014 informs her leadership as Committee Chair. She brings ESG and safety experience from her private industry work with utilities and energy companies, as a director of public companies in industries with environmental and safety concerns, and from serving as Chair of our Nominating and Governance Committee and previously serving on our Safety and Operations Committee from 2014 to April 2021.

PROFESSIONAL HIGHLIGHTS

■
Partner, Stuntz, Davis & Staffier, P.C. (1995-2018); specialized in energy and environmental regulation
■
Deputy Secretary and other senior policy positions, U.S. Department of Energy (1989-1993); principal role in the development and enactment of the Energy Policy Act of 1992
■
Associate Minority Counsel and Minority Counsel, Energy and Commerce Committee of the U.S. House of Representatives (1981-1987)

OTHER BOARD SERVICE

■
Senior Advisor, Center for Strategic and International Studies (2019-present)
■
Chair, External Advisory Committee of MIT’s Future of Storage (2018-2022); study reported on key storage technologies for electricity systems that rely on variable renewable energy resources
■
Member, U.S. Secretary of Energy Advisory Board (2015-2016)
■
Director, Royal Dutch Shell plc (2011-2020), Raytheon Company (2005-2016), Schlumberger, Ltd. (1993-2010) and American Electric Power Company (1993-2004)

AGE 68 DIRECTOR SINCE 2014 BOARD COMMITTEES ■ Compensation and Executive Personnel ■ Nominating and Governance (Chair) EDUCATION ■ B.A., Wittenberg University ■ J.D., Harvard University

Peter J. Taylor

QUALIFICATIONS, ATTRIBUTES AND SKILLS

Mr. Taylor provides finance and public policy experience, which is particularly relevant to the Company’s infrastructure investment strategy and highly regulated business. He also brings capital markets experience from his investment banking career. At the University of California, Mr. Taylor had direct responsibility for risk management, accounting and financial reporting. He also brings safety experience from his years as a senior executive of the University of California, which launched the “Be Smart About Safety” campaign across all campuses during his tenure, and in his oversight role as a member of the Board of Trustees of the California State University. As a California resident with extensive professional experience in the state, Mr. Taylor also understands the perspective of utility customers impacted by California’s wildfires and regulatory environment. Mr. Taylor’s leadership qualities, capital markets experience, public policy insights and understanding of the Company’s strategy, business and regulatory landscape provide value as independent Chair of the Board.

PROFESSIONAL HIGHLIGHTS

■
President, ECMC Foundation, a nonprofit corporation dedicated to improving educational outcomes for students from underserved backgrounds (2014-March 2023)
■
Executive vice president and chief financial officer, University of California system (2009-2014); oversaw all aspects of financial management at the ten campuses and the five academic medical centers
■
15 years in municipal finance banking for Lehman Brothers and Barclays Capital prior to joining the University of California

OTHER BOARD SERVICE

■
Director, 23andMe Holding Co. (2021-present)
■
Trustee, Western Asset Fund Complex (2019-present)
■
Director of several private companies, including Pacific Mutual Holding Company, the Ralph M. Parsons Foundation, and the College Futures Foundation
■
Member, Board of Trustees of the California State University system (2015-2021); chaired Educational Policy Committee and the Finance Committee
■
Previously served as chair of the UCLA Foundation and chair of the UCLA task force on African American Admissions

AGE 64

DIRECTOR SINCE 2011

BOARD COMMITTEES

■
Nominating and Governance
■
Safety and Operations

EDUCATION

■
B.A., University of California, Los Angeles
■
M.A. in public policy analysis, Claremont Graduate University

Edison International	10	2023 Proxy Statement

ELECTION OF DIRECTORS

Keith Trent

QUALIFICATIONS, ATTRIBUTES AND SKILLS

Mr. Trent provides extensive utility operations, strategic planning, legal and safety experience as an executive of one of the largest electric power companies in the U.S., where he had direct management responsibility for the internal audit function, Sarbanes-Oxley processes, financial operations of four electric utilities, and the health and safety of a large workforce. His utility operational experience in, and perspective on, regulation, risk management, safety and cybersecurity are particularly relevant to our business and the regulatory framework in which SCE operates. This experience is particularly valuable to our Audit and Finance and Safety and Operations Committees, and supports his role as the Board’s liaison to the Company’s cybersecurity oversight group (see page 23).

PROFESSIONAL HIGHLIGHTS

■
From 2005 to 2015, held a variety of senior management positions at Duke Energy Corporation, including as executive vice president of grid solutions and regulated utilities and as general counsel, with responsibility for long-term grid strategy, four regulated utilities, electric transmission, regulated fossil-fuel and hydro generation, health, safety and environment, fuel and system optimization, central engineering and services, corporate strategy, government relations, corporate communications, technology initiatives, legal, internal audit and compliance, and commercial businesses operating in domestic and international retail and wholesale competitive markets
■
From 2002 to 2005, held positions with Duke Energy as lead litigator with responsibility for major litigation and government investigations
■
Practiced law for 15 years before joining Duke Energy

OTHER BOARD SERVICE

■
Director, Capital Power Corporation (2017-present); chair of Health, Safety and Environment Committee
■
Director, TRC Companies, Inc. (2016-present)

AGE 63 DIRECTOR SINCE 2018 BOARD COMMITTEES ■ Audit and Finance ■ Safety and Operations EDUCATION ■ B.S. in electrical engineering, Southern Methodist University ■ J.D., University of Texas School of Law

Edison International	11	2023 Proxy Statement

Corporate Governance

governance highlights

We have established corporate governance standards and practices that we believe create long-term value for our shareholders and other stakeholders. As discussed in this Proxy Statement, the key corporate governance policies and practices reflected in our corporate governance documents include the following:

Key Governance policies and practices

■
Independent Board Chair
■
Independent Board Committees, other than Pricing Committee
■
Regular Independent Director Executive Sessions
■
Director Orientation and Continuing Education Programs
■
Annual Board and Committee Evaluations
■ Annual Succession and Talent Planning ■ Director Retirement at Age 72 ■ Director Stock Ownership Guidelines ■ Annual Election of Directors ■ Majority Voting for Directors in Uncontested Elections
■
10% of Shareholders May Call Special Meetings
■
Shareholders May Act By Written Consent
■
Annual Advisory Vote on Executive Compensation
■
Proxy Access Bylaws with Standard Terms
■
Oversight of Strategy, Risk and ESG

Corporate Governance Documents
■ Articles of Incorporation ■ Bylaws ■ Corporate Governance Guidelines ■ Board Committee Composition	■ Board Committee Charters ■ Procedures for Communicating with the Board ■ Ethics and Compliance Code for Directors ■ Employee Code of Conduct	■ Supplier Code of Conduct ■ Incentive Compensation Clawback Policy ■ Sustainability Report ■ Political Contribution Policy and Reports

Shareholders and other interested parties may find these documents on our website at www.edison.com/corpgov.

Edison International	12	2023 Proxy Statement

CORPORATE GOVERNANCE

SHAREHOLDER ENGAGEMENT

Who we engageD

We engage with our major institutional holders regarding strategy and financial and operational performance throughout the year. We also engage with these shareholders on corporate governance, executive compensation and ESG issues at least annually.

During the past year, we reached out to the investor stewardship teams of our top 25 shareholders representing approximately 70% of our shares and were successful in meeting with holders of approximately 47% of our shares. Several shareholders respectfully declined our request, noting they had no issues of concern to address.

TOPICS DISCUSSED

■
Board composition, skills, leadership and evaluation process
■
Executive compensation goals, incentives and metrics
■
ESG goals, reporting and disclosure
■
Progress on our clean energy strategy and wildfire risk mitigation
■
DEI commitments and reporting
■
Political activity policies, reporting and oversight

FEEDBACK RECEIVED

■
Commended our Board diversity and proxy disclosure
■
Welcomed our plans to include a director skills matrix in the Proxy Statement
■
Supported the changes to our long-term incentive award mix for 2022
■
Suggested additional proxy disclosure regarding our Board evaluation process, findings and action items
■
Commended our Sustainability Report and discussed additional reporting frameworks including science-based targets related to our 2045 net-zero GHG and carbon-free power goals our response

The shareholders we engaged with offered constructive feedback on our governance, executive compensation and sustainability initiatives, which was subsequently shared with the Board and its Compensation and Executive Personnel and Nominating and Governance Committees. In response to feedback from our shareholders, we have enhanced our proxy disclosure to include a skills matrix in the Proxy Statement (see page 5) and provide additional details regarding our Board evaluation process, findings and results (see page 17). In addition, shareholder feedback regarding our net-zero and carbon-free power goals will be incorporated into our 2022 Sustainability Report.

Edison International	13	2023 Proxy Statement

CORPORATE GOVERNANCE

Governance Structure and Processes

PETER J. TAYLOR Independent Chair of the Board

BOARD LEADERSHIP STRUCTURE

Mr. Taylor has served as the independent Chair of the Board since April 2022 and brings valuable leadership qualities, capital markets experience, public policy insights and understanding of the Company’s strategy, business and regulatory landscape to the position. Our Corporate Governance Guidelines require an independent director to serve as our Chair of the Board. The Board believes having an independent Chair is the most appropriate leadership structure for EIX, allowing the CEO to focus on the day-to-day management of the business and on executing our strategic priorities while the independent Chair focuses on leading the Board, facilitating the Board’s independent oversight of management, and providing advice and counsel to the CEO.

The duties of our independent Chair include:

■
Chair the Board meetings and Annual Meetings;
■
Create the agenda for the Board meetings with the CEO;
■
Oversee the annual Board evaluations with the Nominating and Governance Committee;
■
Be the principal liaison in synthesizing and communicating to the CEO key issues from the executive sessions of the independent directors;
■
Conduct the annual CEO performance review with the Compensation and Executive Personnel Committee and input from other independent directors; and
■
Attend and participate in all committee meetings as desired.

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines require that the Board be comprised of at least a majority of independent directors and that the Audit and Finance, Compensation and Executive Personnel, and Nominating and Governance Committees be comprised entirely of independent directors. The Company uses the New York Stock Exchange, LLC (“NYSE”) listing standards to determine independence. Directors serving on the Audit and Finance Committee or the Compensation and Executive Personnel Committee must meet additional independence criteria prescribed by the NYSE listing standards and the charters of those Committees.

The Board has determined that the relationships described in Section B of Exhibit A-1 to our Corporate Governance Guidelines, which are on our website at www.edison.com/corpgov, are not material for purposes of determining directors’ independence to serve on the Board. The Board does not consider such relationships in making independence determinations.

For relationships not prohibited by NYSE rules and not covered under the categories of immaterial relationships in our Guidelines, the determination of whether a relationship is material or not, and therefore whether a director is independent or not, would be made in good faith by the directors. A director whose relationship is under consideration would abstain from the vote regarding his or her independence. No such relationships were considered by the Board in 2022.

The Board reviews the independence of our directors at least annually, and periodically as needed. On a monthly basis, the Company also monitors director relationships and transactions that might disqualify them as independent. In February 2023, prior to recommending director nominees for election, the Board confirmed that the independent directors had no relationships or transactions that disqualified them as independent.

The Board has determined that all directors other than Mr. Pizarro are independent under NYSE rules and our Corporate Governance Guidelines.

Edison International	14	2023 Proxy Statement

CORPORATE GOVERNANCE

certain relationships and related party transactions

The Nominating and Governance Committee is required by its charter to conduct a prior review of, and reviews at least annually, any transactions between the EIX companies and a related person in which the amount involved exceeds $120,000 and the related person has a material interest. A related person is a director, a director nominee, an executive officer, or a greater than 5% beneficial owner of any class of voting securities of EIX, and their immediate family members.

At least annually, the Committee obtains from directors and management a list of the transactions with related persons described above, and reviews these transactions at a meeting held before recommending director nominations to the Board. The list is based on information from questionnaires completed by our directors, director nominees and executive officers, together with information obtained from our accounts payable and receivable records, and is reviewed by legal counsel. The Committee’s procedure is reflected in the minutes and records for the Committee meeting at which the review occurred.

There are no transactions between the company and any related person required to be reported under applicable sec rules.

Director Nomination Process

The Nominating and Governance Committee is responsible for identifying director candidates and making recommendations to the Board. The Committee will consider candidates recommended by shareholders if they are submitted in writing to the Corporate Secretary and include all of the information required by Article II, Section 4 of our Bylaws plus a written description with any supporting materials of:

■	Any direct or indirect business relationships or transactions within the last three years between EIX and its subsidiaries and senior management and the candidate and his or her affiliates and immediate family members; and
■	The qualifications, qualities, and skills of the candidate that the shareholder deems appropriate to submit to the Committee to assist in its consideration of the candidate.

The Committee typically retains a director search firm to help identify diverse director candidates, coordinate the interview process and conduct reference and background checks. The Committee uses the same process to evaluate a candidate regardless of the source of the candidate recommendation. If, based on an evaluation of the candidate’s qualifications, qualities and skills, the Committee determines to continue its consideration of a candidate, the Committee interviews the candidate and determines whether to recommend that the candidate be nominated as a director. The Board considers the Committee’s recommendation and determines whether to nominate the candidate for election.

IDENTIFY AND EVALUATE DIRECTOR CANDIDATES	CONDUCT INTERVIEWS AND RESEARCH	RECOMMEND CANDIDATES TO THE BOARD	ELECT DIRECTORS TO THE BOARD

Edison International	15	2023 Proxy Statement

CORPORATE GOVERNANCE

Board Qualifications and Diversity

MINIMUM QUALIFICATIONS

All director candidates must at a minimum possess the qualifications, qualities and skills in our Corporate Governance Guidelines, including:

■
A reputation for integrity, honesty and adherence to high ethical standards;
■
Experience in a generally recognized position of leadership; and
■
The demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company.

OTHER FACTORS CONSIDERED

The Nominating and Governance Committee considers a variety of other factors when reviewing director candidates for election or annual re-election, including:

■
The Board’s size, composition, diversity and skills;
■
The skills and experience relevant to our business and strategy;
■
The candidate’s potential for enhancing the Board’s range of experience, skills and diversity;
■
The candidate’s independence and potential relationships with the Company;
■
The nature and time invested in the candidate’s service on other boards; and
■
The Board, committee and Annual Meeting attendance record of current directors.

DIVERSITY POLICY
■
The Board has a policy that director candidates and nominees should reflect diversity of skills, backgrounds, gender, race, ethnicity and sexual orientation, which is reflected in our Corporate Governance Guidelines.
■
The Nominating and Governance Committee charter requires that the initial pool of candidates for every director search include women and racially or ethnically diverse candidates, commonly known as the “Rooney Rule.”
■
The Committee annually evaluates its effectiveness in achieving diversity on the Board when reviewing Board composition and diversity prior to recommending directors for election at the Annual Meeting.

PUBLIC COMPANY BOARD SERVICE POLICY
■
Our Corporate Governance Guidelines limit a director’s service on other boards to three other public company boards; however, a director who is an executive officer of a public company is limited to two public company boards, including the EIX Board and his or her employer’s board.

MANDATORY RETIREMENT AGE POLICY
■
Our Corporate Governance Guidelines provide that directors should not be nominated for re-election to the Board after reaching age 72 unless there is good cause to extend a director’s Board service after reaching age 72.

Director Orientation and Continuing Education

New directors receive information about our business, strategy and management team to familiarize them with the Company before their first Board meeting. We also arrange a series of orientation meetings and field tours involving senior leaders throughout the organization to help new directors understand the operations of each organizational unit as it relates to their specific Board and committee duties.

We typically provide continuing education to directors annually on specific topics that relate to our strategic priorities. These sessions are typically led by management and include presentations by external experts and site visits to our facilities. In 2022, outside experts met with the Board to provide external perspectives on climate adaption resiliency planning and affordability implications of the clean energy transition. Directors may also attend external education programs and are reimbursed by EIX for the cost of those programs.

Edison International	16	2023 Proxy Statement

CORPORATE GOVERNANCE

Board and Committee Evaluation Process

The Nominating and Governance Committee along with the independent Board Chair oversee the annual evaluation of the Board and Board committees, and periodically review the effectiveness of the process. In 2022, the Committee retained a third-party facilitator to conduct the Board’s evaluation. The facilitator conducted individual interviews with each director to solicit feedback regarding Board composition, Board and committee effectiveness, and the Board’s relationship with the CEO and management team. The facilitator also obtained feedback on the Board Chair and Board committee chairs. The facilitator identified common themes, areas of strength and opportunities for improvement, and reported the findings to the Board in October 2022.

The Board’s key takeaways from this year’s evaluation include:

■
The Board is correctly sized and highly diverse in terms of gender, race, ethnicity and skills, with opportunities to clarify processes around Committee chair succession and membership rotation;
■
The Board committees are highly effective and capable, with opportunities to minimize overlap of responsibility for oversight of enterprise risks and ESG; and
■
The Board and management maintain a high degree of trust, transparency and respect, with opportunities to further enhance executive succession planning and streamline materials provided to the Board.

Each committee subsequently met in executive session to discuss the results of the 2022 evaluation. In December 2022, the Nominating and Governance Committee addressed the findings related to its responsibilities, which include committee chair succession planning and rotation of committee membership, allocation of risk oversight and ESG responsibilities among the Board and committees, and director attendance at Board and committee meetings. The Audit and Finance Committee and Safety and Operations Committee evaluations focused on opportunities to further minimize any overlap of committee responsibilities, while the Compensation and Executive Personnel Committee evaluation underscored the need for continued focus on management succession planning.

The Nominating and Governance Committee plans to use a third-party facilitator for the Board’s evaluation every three to four years. In years where a facilitator is not used, the Committee instructs directors to complete Board and committee questionnaires in the areas described above and the findings are then reviewed by the Board and applicable committees. The Board and each committee then meet in executive sessions to discuss areas of strength and opportunities for improvement based on the questionnaire results.

Succession and Talent Planning

The Board believes CEO succession planning is one of its most important responsibilities. In accordance with our Corporate Governance Guidelines, the Board annually reviews and evaluates succession planning and management development for our senior officers, including the CEO.

At least annually, the Board meets in executive session with the CEO and Chief Human Resources Officer to discuss talent and succession planning. The discussion includes CEO succession in the ordinary course, CEO succession if an emergency occurs, and succession for other key senior management positions. The frequency of the Board’s CEO succession planning discussions depends in part on the period of time until the CEO’s expected retirement.

In the succession planning process, internal CEO succession candidates are identified and evaluated based on criteria considered predictive of success at the CEO level, given our business strategy. The Board uses a common talent assessment format for each individual. The assessment includes a development plan for each potential candidate that is reviewed by the Compensation and Executive Personnel Committee at least annually. The Board also considers external CEO succession candidates from time to time and may retain an executive search firm to help identify and assess potential candidates.

We also provide the Board with opportunities to become acquainted with the senior officers and others who may have the potential to handle significant management positions. This occurs through presentations to the Board and Board committees, director education sessions, other business interactions, and social events intended for this purpose. At least annually, the Compensation and Executive Personnel Committee assesses senior leadership talent and their potential successors, our development plans for these individuals, and the diversity of the succession pipeline.

Policy on Shareholder Rights Plans

The Board has a policy to seek prior shareholder approval of the adoption of any shareholder rights plan unless, due to time constraints or other reasons consistent with the Board’s fiduciary duties, a committee consisting solely of independent directors determines that it would be in the best interests of shareholders to adopt the plan prior to shareholder approval. Any rights plan adopted by the Board without prior shareholder approval will automatically terminate one year after adoption of the plan unless the plan is approved by shareholders prior to such termination.

Edison International	17	2023 Proxy Statement

CORPORATE GOVERNANCE

Proxy Access for Director Elections

In 2015, the Board adopted proxy access for director elections at annual meetings. Our Bylaws provide that EIX will include in its Proxy Statement up to two nominees (or nominees for up to 20% of the EIX Board, whichever is greater) submitted by a shareholder or group of up to 20 shareholders owning at least 3% of EIX Common Stock continuously for at least three years, if the shareholder group and nominee satisfy the requirements in Article II, Section 13 of our Bylaws. The Board made this decision after careful consideration of feedback received from our engagement with shareholders regarding proxy access. These have become standard terms adopted by over 90% of public companies that have proxy access.

A SHAREHOLDER OR GROUP OF UP TO 20 SHAREHOLDERS	OWNING AT LEAST 3% OF EIX SHARES	CONTINUOUSLY FOR AT LEAST 3 YEARS	MAY NOMINATE THE GREATER OF 2 NOMINEES OR 20% OF THE BOARD

Director Stock Ownership Guidelines

Within five years from their initial election to the Board, directors must own an aggregate number of shares of EIX Common Stock or derivative securities convertible into EIX Common Stock, excluding stock options, having a value equivalent to five times the annual Board retainer, which is currently $127,500. Until a director satisfies this ownership requirement, the director should elect dividend reinvestment for any EIX Common Stock beneficially owned by the director. All deferred stock units held by a director count toward this ownership requirement. All directors comply with this stock ownership requirement.

5x	5 yEARS	100%
EIX ownership as multiple of annual Board retainer	Time period to achieve requirement	of directors comply

Board and Shareholder Meeting Attendance

Directors are expected to make every effort to attend Board, committee and annual shareholder meetings. The Board met eight times in 2022 and held executive sessions of the independent directors at six of these meetings. Our directors are highly engaged and committed to their responsibilities, as demonstrated by their attendance, on average, of 99% of our Board and committee meetings held in 2022. Each director attended at least 94% of the total meetings he or she was eligible to attend in 2022. All directors attended the 2022 Annual Meeting.

99%	94%	100%
Average Board and committee meeting attendance	Each director attended at least 94% of eligible meetings	Annual Meeting attendance

Edison International	18	2023 Proxy Statement

CORPORATE GOVERNANCE

Board Committees

The current membership and key responsibilities of the Board’s standing committees are described below. The duties and powers of the Committees are further described in their charters. The Board occasionally creates special Board committees to focus on certain topics.

Audit and Finance Committee	MEETINGS HELD IN 2022: 7

The Audit and Finance Committee is composed of six independent directors. The Committee’s key responsibilities include:

■
Appoint, determine compensation for and oversee the Company’s independent registered public accounting firm (the “Independent Auditor”), taking into consideration:
■
the qualifications, performance and independence of the Independent Auditor;
■
the scope and plans for the annual audit; and
■
the scope and extent of all audit and non-audit services to be performed by the Independent Auditor.
■
Review the financial statements and financial reporting processes, including internal controls over financial reporting.
■
Oversee the internal audit function, including the General Auditor’s performance, the internal audit plan, budget, resources and staffing.
■
Oversee the ethics and compliance program, including the Chief Ethics and Compliance Officer’s performance, helpline calls and investigations, and the employee code of conduct.
■
Discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken, and the steps taken to monitor and control enterprise level risks.
■
Discuss major financial risk exposures and the steps taken to monitor and control these exposures.
■
Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

Members: Keith Trent*, Marcy L. Reed*, James T. Morris* (Chair), Jeanne Beliveau-Dunn, Michael C. Camuñez * Financial Expert

■
Review political contribution policies and expenditures, and approve individual contributions that exceed $1 million.
■
Review the charitable contributions budget.
■
Review and monitor capital spending and investments in subsidiaries compared to the annual budget approved by the Board, and review post-completion reports from management on major capital projects.
■
Annually review the financing plans, capital spending and trust investments.
■
Authorize debt financing, redemption and repurchase transactions.

Edison International	19	2023 Proxy Statement

CORPORATE GOVERNANCE

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE	MEETINGS HELD IN 2022: 4

The Compensation and Executive Personnel Committee is composed of five independent directors. The Committee’s key responsibilities include the following:

■
Review the performance and set the compensation of designated elected officers, including the executive officers.
■
Review director compensation for consideration and action by the Board.
■
Consider the results of shareholders' advisory votes on the Company's executive compensation, and approve the design of executive compensation programs, plans and arrangements.
■
Approve stock ownership guidelines for officers and recommend director stock ownership guidelines to the Board.
■
Assess whether any risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on the Company.
■
At least annually, assess senior leadership talent and their potential successors, the Company's development plans for these individuals, and the diversity of the succession pipeline.

Members: Timothy T. O’Toole, Vanessa C.L. Chang (Chair), Peter J. Taylor, Linda G. Stuntz, James T. Morris

NOMINATING AND GOVERNANCE COMMITTEE	MEETINGS HELD IN 2022: 6

The Nominating and Governance Committee is composed of five independent directors. The Committee’s key responsibilities include:

■
Review the appropriate experience, skills and characteristics required of the Board and make recommendations to the Board regarding Board size and composition.
■
Seek out, identify and review a pool of potential candidates for membership on the Board that reflects diversity of skills, backgrounds, gender, race, ethnicity and sexual orientation.
■
Review the background and qualifications of potential director candidates and make recommendations to the Board regarding candidates to fill Board vacancies and the slate of directors for submission to the Company's shareholders at each Annual Meeting.
■
Make recommendations to the Board regarding Board committee and committee chair assignments and the EIX independent Board Chair appointment.
■
Review director independence and related party transactions.
■
Periodically review and recommend updates to our Corporate Governance Guidelines and Board committee charters.

Members: Vanessa C.L. Chang, Peter J. Taylor, Michael C. Camuñez, Linda G. Stuntz (Chair), Carey A. Smith

■
Review ESG trends and ensure oversight of relevant ESG issues by the Board and Board committees.
■
Advise the Board with respect to corporate governance matters.
■
Oversee the annual evaluation of the Board and Board committees.

Edison International	20	2023 Proxy Statement

CORPORATE GOVERNANCE

SAFETY AND OPERATIONS COMMITTEE	MEETINGS HELD IN 2022: 7

The Safety and Operations Committee is composed of six independent directors with relevant safety experience. The Committee’s key responsibilities include:

■
Review and monitor the Company's safety programs, policies and practices related to:
■
The Company's safety culture, goals and risks;
■
Significant safety-related incidents involving employees, contractors or members of the public; and
■
The measures and resources to prevent, mitigate or respond to safety-related incidents.
■
Monitor the Company's safety, wildfire and operational and service excellence performance metrics.
■
Review and monitor the Company's operations, significant developments, resources, risks and risk mitigation plans related to:
■
Reliability, affordability and customer service;
■
Wildfires;
■
Cyber and physical security;
■
Business resiliency and emergency response;
■
Information and operational technology;
■
Climate adaptation; and
■
Decommissioning of the San Onofre Nuclear Generating Station.

Members: Keith Trent, Marcy L. Reed, Timothy T. O’Toole (Chair), Jeanne Beliveau-Dunn, Carey A. Smith

PRICING COMMITTEE	MEETINGS HELD IN 2022: 0

The Pricing Committee is composed of two directors. The Committee is responsible for determining the final terms of any offering, issuance, or sale of EIX Common Stock or EIX preferred stock (each, a “Stock Transaction”). The Committee has authority to act on behalf, and with full power, of the Board to determine whether and when to initiate any Stock Transaction, determine the number of shares offered, reserve shares of EIX Common Stock for conversion, and determine the form and terms of any Stock Transaction.

Members: Pedro J. Pizarro (Chair), James T. Morris

Edison International	21	2023 Proxy Statement

Board Oversight of Strategy, Risk and ESG

Strategy OVERSIGHT

One of the Board’s primary functions is to provide management with strategic direction on the Company’s vision and strategy to lead the transformation of the electric power industry toward a clean energy future. The Board reviews and evaluates the Company’s strategic growth, goals and objectives through annual in-depth strategy meetings, education sessions on strategic topics with external experts, regular business and strategy updates at Board meetings, and discussion of emerging issues affecting strategy. Directors with particular expertise in a strategic area also advise management on strategy outside of Board meetings. At least annually, the Board also reviews corporate goals and approves capital budgets to ensure they are aligned with our strategy.

The Board regularly collaborates with management to ensure the Company’s clean energy strategy continues to advance federal and state policies and goals to combat climate change. For example, in 2022 the Board engaged on issues related to important state legislation, transportation and building electrification, utility-owned storage and climate adaptation efforts to enable both SCE and California to achieve their long-term net-zero GHG and carbon-free power goals. With the Board’s guidance, SCE also continued to make meaningful progress on its wildfire risk mitigation strategy, achieving important milestones related to covered conductor deployment and other system hardening activities, vegetation management, high fire risk area inspections, and technology and data analytics. The Board also provided guidance on Edison Energy’s growth opportunities for its energy and sustainability advisory services.

Risk OVERSIGHT

The Board has broad responsibility for the oversight of significant strategic, operational, financial and reputational risks. The Board periodically reviews the alignment of its risk oversight responsibilities under applicable laws, SEC rules, and NYSE listing standards with the Company’s Bylaws, Corporate Governance Guidelines and Board committee charters. The Board actively reviews our enterprise risk management (“ERM”) process and monitors strategic and emerging short-, medium- and long-term risks through direct engagement with management and through its committees, which regularly report back to the Board. This includes the Board’s review of key risks presented by our Vice President of ERM at least annually and the integration of significant risks into management reports and discussions at Board meetings throughout the year. In addition, the Board conducts periodic strategic reviews that focus on specific risks, such as climate change, reliability and resiliency.

The Board believes its leadership and governance structure supports the Board’s risk oversight function. Independent directors chair the Board committees responsible for risk oversight, and the independent Chair of the Board and committee chairs facilitate communication between management and directors.

The Audit and Finance Committee oversees ERM’s overall process and risk assessment report, which is an annual review of significant risks, classified into three tiers: key, secondary and emerging, as well as reporting risk. The Safety and Operations Committee oversees emergent operational risks and operational risk mitigation. The Compensation and Executive Personnel Committee reviews executive compensation risks with analysis provided by independent consultants. The Nominating and Governance Committee identifies director candidates with skills and experience to oversee the ERM process. The Board has assigned committees specific areas of responsibility for risk oversight as follows:

Edison International	22	2023 Proxy Statement

BOARD OVERSIGHT OF STRATEGY, RISK AND ESG

AUDIT COMMITTEE

■
Guidelines and policies related to the Company’s risk assessment and risk management processes, and the steps taken to monitor and control enterprise level risks
■
Major financial risk exposures and the steps taken to monitor and control these exposures
■
Litigation, internal audits and ethics and compliance, as well as “deep dives” on specific risk topics
■
The annual internal audit plan
■
Political contribution policies and expenditures
■
Charitable contributions budgets
■
Capital investments, allocation and spending

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE

■
Executive compensation program risks, as discussed under How We Make Compensation Decisions - Risk Considerations in the Compensation Discussion and Analysis section
■
The talent, development and diversity of our senior leadership

NOMINATING AND GOVERNANCE COMMITTEE

■
Identification of director candidates with skills and experience to oversee the Company’s key enterprise risks
■
Corporate governance practices, such as Board and committee composition, leadership and self-evaluations
■
ESG trends that impact the Company to ensure appropriate oversight of relevant ESG issues by the Board and Board committees
■
Appropriate allocation of Board committee charter responsibilities

SAFETY AND OPERATIONS COMMITTEE

■
Worker and public safety programs, policies and practices related to the Company’s safety culture, goals, risks and significant incidents
■
Safety, wildfire and operational and service excellence performance metrics and controls
■
Cybersecurity risks to operations
■
Operational developments, resources, risks and risk mitigation plans related to the Committee’s responsibilities described above

Cybersecurity

The Company has identified cybersecurity as a key enterprise risk. Cybersecurity risks are included in the key risk reports to the Audit and Finance Committee discussed above. In addition, the Board has assigned primary responsibility for cybersecurity operations oversight to the Safety and Operations Committee, which receives regular cybersecurity updates from SCE’s Chief Information Officer and SCE’s Vice President of Cybersecurity on specific topics, including the dynamic cybersecurity landscape and the Company’s defense and risk mitigation strategies. The Board also receives an annual cybersecurity report from an external consultant that includes an assessment of our program and organization.

Management has established a cybersecurity oversight group comprised of a multidisciplinary senior management team to provide governance and strategic direction for the identification of and response to cybersecurity risks. Director Trent serves as the Board liaison to the oversight group where he regularly attends meetings and provides reports to the Safety and Operations Committee. Other Board members are invited to attend meetings and typically attend at least one meeting annually.

Edison International	23	2023 Proxy Statement

BOARD OVERSIGHT OF STRATEGY, RISK AND ESG

ESG OVERSIGHT

Sustainability is integral to our strategy, which is aligned with California’s economy-wide goals to combat climate change and reach carbon neutrality by 2045. Our commitment to sustainability is reflected in our ESG priorities, goals and practices described in our annual Sustainability Report.

Our Sustainability Report is prepared in accordance with the Global Reporting Initiative Standards core option and includes disclosures in accordance with other third-party frameworks, including the Sustainability Accounting Standards Board, the Task Force on Climate-related Financial Disclosures, and the United Nations Sustainable Development Goals. Our Sustainability Report along with additional sustainability information and reports are available at www.edison.com/sustainability. These reports and any other information on our website are not part of, nor incorporated by reference into, this Proxy Statement.

ESG issues are incorporated into topics reviewed at Board meetings and the Board’s annual in-depth strategy meeting. The Board regularly reviews and monitors safety, climate change, environmental compliance, DEI and other ESG risks and opportunities, including those arising from climate-related events that impact our business, such as wildfires, and provides direction and guidance to management on the mitigation of these risks. The Board and its committees have responsibility for risk and operational oversight of the following ESG-related issues:

BOARD OF DIRECTORS

■
Our clean energy strategy and climate-related legislation and regulation
■
Wildfire risk reduction and other impacts of climate change
■
Key objectives related to climate change, renewable energy, transportation and building electrification, and energy storage
■
Corporate culture, talent planning and DEI initiatives
■
Corporate goals related to safety, reliability, cybersecurity, grid modernization, capital spending and DEI program
■
Cybersecurity trends, incidents and programs

AUDIT AND FINANCE COMMITTEE

■
Key risks related to safety, wildfire, climate change and reliability
■
Political and charitable contributions
■
Ethics and Compliance programs, including employee helpline data and ethics survey results
■
Capital budgets and spending
NOMINATING AND GOVERNANCE COMMITTEE ■ Board composition and diversity ■ Significant ESG trends and Board and committee oversight of relevant ESG issues ■ Shareholder outreach efforts on ESG issues

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE

■
Incentive compensation goals related to wildfires and safety, clean energy, electrification, energy storage, DEI and other ESG issues
■
The talent, development and diversity of our senior leadership

SAFETY AND OPERATIONS COMMITTEE

■
Safety culture, operational goals and risks
■
Employee, contractor and public safety
■
Electric system reliability and affordability
■
Cyber and physical security
■
Wildfires
■
Climate adaptation

Edison International	24	2023 Proxy Statement

BOARD OVERSIGHT OF STRATEGY, RISK AND ESG

Safety

The safety of employees, contractors, customers and the public is essential to the Company’s values and success. As part of its oversight function, the Board engages directly with management on worker and public safety topics, including wildfire safety. The Board’s Safety and Operations Committee maintains joint responsibility with the Board for safety oversight. As discussed above, the Safety and Operations Committee is responsible for oversight of the Company’s safety performance, culture, operational goals and risks, and significant safety-related incidents involving employees, contractors or members of the public, as well as wildfire safety.

The Safety and Operations Committee receives regular safety reports from management that include performance metrics, reporting on serious incidents, and actions to improve employee, contractor and public safety. The Chair of the Committee then reports to the Board at its next meeting.

As discussed in the Compensation Discussion and Analysis section, the Compensation and Executive Personnel Committee has made safety a foundational goal that can negatively impact annual incentive compensation of our executives and other employees.

Diversity, Equity and Inclusion

We are committed to developing a diverse, equitable and inclusive workforce that reflects the broad diversity of the customers and communities we serve. The Board’s commitment to review and guide management on our corporate culture and DEI initiatives is reflected in our Corporate Governance Guidelines. The Board reviews the Company’s DEI program semi-annually and monitors our commitments, metrics and trends related to workforce representation, pay equity, advancement opportunities and employee sentiment. Prior to the release of our annual DEI report, the Board provides guidance to management and subsequently reviews actions taken, feedback received from shareholders and other stakeholders, and progress on the Company’s initiatives to enhance transparency and accountability.

Board members are invited to participate in leadership and employee-led business resource group (“BRG”) programs throughout the year to support our DEI initiatives. In 2022, Mses. Beliveau-Dunn, Chang, Reed, Smith and Stuntz participated in BRG and women’s leadership programs focused on women in the workplace which allowed them to share their experiences, engage directly with leaders and other employees, and highlight gender parity among our independent directors.

Political Engagement and Disclosure

Political developments can have a significant impact on the Company and our stakeholders. Therefore, the Company participates in the political process through regular engagement with public officials and policy makers, and by making contributions to candidates, parties and political action committees from across the political spectrum that support policies that help advance our business strategy, including clean energy and electrification.

The Company will only make political contributions that comply with the law, adhere to our Employee Code of Conduct, and meet the criteria set forth in our Political Engagement Policy, which includes alignment with our values, business strategy and key policy areas related to healthy democracy, pro-business approach, energy and sustainability.

All contributions are approved by the most senior officer responsible for Corporate Affairs or the President and CEO, and any contribution that exceeds $1 million must be approved by the Audit and Finance Committee. The Audit and Finance Committee annually reviews the Company’s political contribution policy and compliance program and receives semi-annual reports on the Company’s political expenditures to ensure alignment with our values, business strategy and key policy areas.

The Company is a member of certain trade associations that engage in lobbying activity and seeks to ensure these associations are aligned with our clean energy strategy through engagement with their leadership and policy committees. We review the public energy and climate positions of the trade associations where we make payments of at least $50,000 annually to ensure that these associations are generally aligned with the Company on climate policy. These trade associations are required to report the nondeductible portion of our annual payments used for lobbying activity, which are disclosed in our semi-annual political contribution reports. We prohibit our trade associations and 501(c)(4) organizations from using Company payments for electoral or political purposes.

Our Political Engagement Policy and political contribution reports are available at www.edison.com/corpgov. In 2022, the Center for Political Accountability assessed our disclosures for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability and designated EIX as a “Trendsetter” (its highest category) for our commitment to transparency and accountability with a perfect score of 100%. This is the ninth consecutive year EIX has been recognized as a corporate leader by the CPA-Zicklin Index.

Edison International	25	2023 Proxy Statement

Director Compensation

The following table presents information regarding the compensation paid for 2022 to our non-employee directors. The compensation paid to Mr. Pizarro, who is also an employee of EIX, is presented in the Summary Compensation Table and the related explanatory tables. Mr. Pizarro is not paid any additional compensation for his service as a director.

Director Compensation Table – Fiscal Year 2022

					Change in
					Pension
					Value and
	Fees				Non-Qualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards(1)(2)	Awards(3)	Compensation	Earnings(4)	Compensation(5)	Total
Name	($)	($)	($)	($)	($)	($)	($)
Jeanne Beliveau-Dunn	127,500	157,530	—	—	—	300	285,330
Michael C. Camuñez	127,500	157,530	—	—	—	10,000	295,030
Vanessa C.L. Chang	147,500	157,530	—	—	52,369	10,000	367,399
James T. Morris	146,250	157,530	—	—	17,542	10,000	331,322
Timothy T. O’Toole	147,500	157,530	—	—	13,164	5,000	323,194
Marcy L. Reed	127,500	157,543	—	—	1,491	10,000	296,534
Carey A. Smith	127,500	157,530	—	—	7,468	3,000	295,498
Linda G. Stuntz	143,750	157,530	—	—	4,670	5,000	310,950
William P. Sullivan(6)	101,250	—	—	—	—	—	101,250
Peter J. Taylor	200,625	232,507	—	—	—	10,000	443,132
Keith Trent	127,500	157,530	—	—	1,648	10,000	296,678
(1)	The amounts reported for stock awards reflect the aggregate grant date fair value of those awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts reported, see Note 9 (Compensation and Benefit Plans) to the Consolidated Financial Statements included as part of the EIX and SCE combined Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”). The assumptions and methodologies used to calculate the grant date fair value of deferred stock units were the same as those discussed in such Note 9 for calculating the grant date fair value of restricted stock units.
(2)	Each non-employee director, other than Messrs. Sullivan and Taylor and Ms. Reed, was granted a total of 2,225 shares of EIX Common Stock or fully vested deferred stock units on April 28, 2022, and each share or unit had a value of $70.80 on the grant date. Mr. Sullivan was not eligible for a grant because of his retirement from the Board. Mr. Taylor was granted 2,225 shares of EIX Common Stock in connection with his re-election to the Board and 1,059 shares of EIX Common Stock in connection with his appointment as Chair of the EIX Board, for a total grant of 3,284 shares on April 28, 2022. Each share granted to Mr. Taylor had a value of $70.80 on the grant date. Ms. Reed was granted 2,663 fully-vested deferred stock units on February 24, 2022 in connection with her initial election to the Board, and each unit had a value of $59.16 on the grant date. None of the non-employee directors had unvested stock units as of December 31, 2022.
(3)	We have not granted stock options to our non-employee directors since 2009. None of the non-employee directors had EIX stock options outstanding as of December 31, 2022.
(4)	Amounts reported consist of interest on deferred compensation account balances considered under SEC rules to be at above-market rates.
(5)	EIX has a matching gift program that provides dollar-for-dollar matching gifts of at least $25 up to a prescribed maximum amount per calendar year for employees and directors. Most tax-exempt public charities under section 501(c)(3) of the Internal Revenue Code and U.S. governmental subdivisions as provided by section 170(c)(1) of the Internal Revenue Code are eligible for matching gifts; exceptions include political organizations, organizations that discriminate, and religious and fraternal organizations that serve only their membership. The amounts in this column reflect matching gifts made by EIX pursuant to this program for 2022 gifts by directors. EIX matches each director’s aggregate contributions up to $10,000 per calendar year to eligible organizations. Under the Director Matching Gift Program, matching amounts for non-cash gifts are determined based on the value of the gift on the date given by the director. For purposes of determining the date on which a gift of publicly traded stock is given, the date is based on the date stock ownership transfers to the organization.
(6)	Mr. Sullivan retired from the Board on April 28, 2022.

Edison International	26	2023 Proxy Statement

DIRECTOR COMPENSATION

Quarterly Cash Retainer

Compensation for non-employee directors during 2022 included the following quarterly cash retainers for serving as a member of the Board and for serving as Chair of the Board or Chair of a Board Committee:

Quarterly Cash Retainer for Service as	Jan. to Sept. 2022	Oct. to Dec. 2022
Board Member	$31,875	$31,875
Chair of the Board	$18,750	$23,125
Audit and Finance Committee Chair	$6,250	$6,250
Compensation and Executive Personnel Committee Chair	$5,000	$5,000
Safety and Operations Committee Chair	$5,000	$5,000
Nominating and Governance Committee Chair	$3,750	$5,000

Directors were offered the opportunity to receive all of their cash compensation on a deferred basis under the EIX Director Deferred Compensation Plan. All directors are also reimbursed for out-of-pocket expenses for serving as directors and are eligible to participate in the Director Matching Gift Program described in footnote (5) to the Director Compensation Table above. Directors are not paid meeting fees.

Annual Equity Awards

Upon re-election to the Board on April 28, 2022, non-employee directors were each granted an annual equity award of EIX Common Stock or deferred stock units with an aggregate grant date value of $157,500. The Board approved increasing the annual equity award to $167,500 or a prorated portion thereof (as explained below), effective for initial elections or re-elections to the Board on or after August 25, 2022.

Upon his appointment as Chair of the Board on April 28, 2022, Mr. Taylor was granted a supplemental annual equity award of EIX Common Stock or deferred stock units with an aggregate grant date value of $75,000. The Board approved increasing the supplemental annual equity award to the Chair of the Board to $92,500 or a prorated portion thereof (as explained below), effective for initial appointments or re-appointments on or after August 25, 2022.

If the grant date of an award for an initial election to the Board or initial appointment as Chair of the Board occurs after the date of our Annual Meeting for that year, then the grant date value of the award is prorated by multiplying it by the following percentage: 75% if the grant date is in the second quarter of the year; 50% if the grant date is in the third quarter of the year; 25% if the grant date is in the fourth quarter of the year. If the grant date of an award for an initial election to the Board or an initial appointment as Chair of the Board occurs before the date of our Annual Meeting for that year, then the director receives the regular annual equity award upon that initial election or appointment (in the amount of $157,500 for initial election to the Board and $75,000 for initial appointment as Chair of the Board prior to August 25, 2022; in the amount of $167,500 for initial election to the Board and $92,500 for initial appointment as Chair of the Board on and after August 25, 2022), but is not eligible to receive an additional annual equity award upon re-election or re-appointment at the Annual Meeting. Accordingly, Ms. Reed received an initial election award on February 24, 2022 with a grant date value of $157,500 and did not receive an additional equity award when she was re-elected at the 2022 Annual Meeting.

The number of shares or units granted is determined by dividing the grant date value of the equity award by the closing price of EIX Common Stock on the grant date and rounding up to the next whole share. Each award is fully vested when granted.

The annual equity award for an initial election to the Board is made in the form of deferred stock units. For re-election awards and the additional equity award for appointment or re-appointment as Chair of the Board, directors have the opportunity to elect in advance to receive such awards entirely in EIX Common Stock, entirely in deferred stock units, or in any combination of the two. A deferred stock unit is a right to receive one share of EIX Common Stock. Deferred stock units are credited to the director’s account under the EIX Director Deferred Compensation Plan described below. Deferred stock units cannot be voted or sold. They accrue dividend equivalents on the ex-dividend date, if and when dividends are declared on EIX Common Stock. The accrued dividend equivalents are converted to additional deferred stock units.

Each director’s equity award in 2022 was granted under the EIX 2007 Performance Incentive Plan.

EIX Director Deferred Compensation Plan

Non-employee directors are eligible to defer up to 100% of their cash compensation into the EIX Director Deferred Compensation Plan. These deferrals accrue interest until paid to the director at a rate equal to the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a 60-month period ending September 1 of the prior year.

Any portion of a director’s annual equity award that the director elects to receive as deferred stock units is automatically deferred into the Director Deferred Compensation Plan and earns dividend equivalents as discussed above.

Any amounts deferred (including deferred stock units) may be deferred until a specified date or may become payable in connection with the director’s death or other separation from service. Directors have sub-accounts for each annual deferral for which the director may elect payment in the form of a single lump-sum or annual installments.

Edison International	27	2023 Proxy Statement

DIRECTOR COMPENSATION

Payments triggered by death or other separation from service begin at a specified time following the applicable triggering event. Payments are subject to certain administrative payment rules and may be delayed or accelerated if permitted or required under Section 409A of the Internal Revenue Code.

Benefits under the EIX Director Deferred Compensation Plan are unfunded and thus depend on the continued solvency of the Company.

Determination of Director Compensation

The Board makes all decisions regarding director compensation. These decisions are usually made after receiving recommendations from the Compensation and Executive Personnel Committee. The Committee makes its recommendations after receiving input from its independent compensation consultant and management. The Committee retained Pay Governance LLC (“Pay Governance”) to evaluate and make recommendations regarding director compensation for 2022. Pay Governance’s assistance included helping the Committee identify industry trends and norms for director compensation, reviewing and identifying peer group companies, and evaluating director compensation data for these companies. The changes made to director compensation in 2022 were based on analysis and recommendations provided by Pay Governance. Management’s input focuses on legal, compliance, and administrative issues.

Stock Ownership

Directors, Director Nominees and Executive Officers

The following table shows the number of shares of EIX Common Stock beneficially owned as of March 3, 2023 by each of our directors, director nominees, and officers named in the Summary Compensation Table (“NEOs”), and our current directors and executive officers as a group. None of the persons in the table beneficially owns any other equity securities of EIX or its subsidiaries. The table includes shares that the individual has a right to acquire through May 2, 2023.

		Deferred		Common	Total Shares
		Stock	Stock	Stock	Beneficially	Percent
Name of Beneficial Owner	Category	Units(1)	Options(2)	Shares	Owned(3)	of Class(4)
Jeanne Beliveau-Dunn	Director/Nominee	5,983	—	—	5,983	*
Michael C. Camuñez	Director/Nominee	9,960	—	—	9,960	*
Vanessa C.L. Chang	Director/Nominee	8,975	—	6,364	15,339	*
James T. Morris	Director/Nominee	2,179	—	1,681	3,860	*
Timothy T. O’Toole	Director/Nominee	9,473	—	5,000	14,473	*
Pedro J. Pizarro	Director/Nominee/NEO	—	2,073,176	138,084	2,211,260	*
Marcy L. Reed	Director/Nominee	—	—	—	—	*
Carey A. Smith	Director/Nominee	3,574	—	—	3,574	*
Linda G. Stuntz	Director/Nominee	1,482	—	7,259	8,741	*
Peter J. Taylor	Director/Nominee	—	—	25,032	25,032	*
Keith Trent	Director/Nominee	658	—	10,839	11,497	*
Maria Rigatti	NEO	—	499,158	42,219	541,377	*
Adam S. Umanoff	NEO	—	470,397	31,670	502,067	*
Steven D. Powell	NEO	—	125,737	8,095	133,832	*
Caroline Choi	NEO	—	130,662	21,081	151,743	*
Directors and Executive Officers as a Group (18 individuals)		42,284	3,597,737	317,694	3,957,715	*
(1)	In accordance with SEC rules, the reported number consists only of deferred stock units that could be settled in shares of EIX Common Stock within 60 days at the director’s discretion under the payment elections previously made by the director under the EIX Director Deferred Compensation Plan (for example, a director who elected settlement of deferred stock units upon retirement could retire). However, all deferred stock units held by a director count toward the stock ownership requirement for directors.

In addition to the deferred stock units reported in this table, Messrs. Camuñez, Morris, O’Toole and Taylor hold 5,075, 13,793, 5,075 and 1,380 fully vested deferred stock units, and Mses. Beliveau-Dunn, Chang, Reed, Smith and Stuntz hold 5,075, 40,974, 2,784, 5,075 and 15,073 fully vested deferred stock units, respectively. These additional deferred stock units will also be settled in shares of EIX Common Stock, but in accordance with SEC rules are not included in the table because they cannot be settled in shares of EIX Common Stock within 60 days at the director’s discretion.

(2)	Except as follows, each individual has sole voting and investment power. Shared voting and sole investment power: Ms. Rigatti 5,553; Mr. Umanoff 5,006; all directors and executive officers as a group 10,837.
(3)	Includes shares listed in the three columns to the left.
(4)	Each individual beneficially owns less than 1% of the shares of EIX Common Stock.

Edison International	28	2023 Proxy Statement

DIRECTOR COMPENSATION

Delinquent Section 16(a) Reports

On June 16, 2022, Ms. Chang filed a Form 4 reporting purchases of a total of 466 shares of EIX Common Stock that occurred on March 23, March 24, and May 2, 2022. The purchases were executed by an investment manager for a managed account maintained by Ms. Chang. The purchases were the result of an oversight regarding trading restrictions on EIX Common Stock. Ms. Chang became aware of the purchases shortly before filing the Form 4.

Based on the written representations of our directors and officers, our review of copies of reports filed with the SEC, and our records, we believe that all other reports that were required to be filed during 2022 under Section 16(a) of the Exchange Act of 1934 were timely filed.

Other Shareholders

The following are the only shareholders known to beneficially own more than 5% of EIX Common Stock as of December 31, 2022:

		Amount and Nature of
Name of Beneficial Holder	Address	Beneficial Ownership		Percent of Class
The Vanguard Group	100 Vanguard Blvd. Malvern, PA 19355	48,365,315	(1)	12.7%
BlackRock Inc.	55 East 52nd Street New York, NY 10055	39,991,033	(2)	10.5%
Capital Research and Management Company	333 South Hope Street, 55th Fl. Los Angeles, CA 90071	37,870,204	(3)	9.9%
State Street Corporation	One Lincoln Street Boston, MA 02111	29,324,006	(4)	7.7%
(1)	This information is based on a Schedule 13G filed with the SEC on February 9, 2023. The Vanguard Group reports it has shared voting power over 689,122 shares, sole investment power over 46,633,292 shares, and shared investment power over 1,732,023 shares.
(2)	This information is based on a Schedule 13G filed with the SEC on January 26, 2023. BlackRock Inc. reports it has sole voting power over 36,129,689 shares and sole investment power over all shares.
(3)	This information is based on Schedule 13Gs filed with the SEC on February 13, 2023 by Capital International Investors and Capital Research Global Investors, which are divisions of Capital Research and Management Company. Capital International Investors reports it has ownership of 19,213,859 shares, or 5.0% of the class, with sole voting power over 19,207,331 shares and sole investment power over all shares. Capital Research Global Investors reports it has ownership of 18,656,345 shares, or 4.9% of the class, with sole voting power over 18,654,746 shares and sole investment power over all shares.
(4)	This information is based on a Schedule 13G filed with the SEC on February 10, 2023. Acting in various fiduciary capacities, State Street reports it has shared voting power over 24,895,156 shares and shared investment power over 29,280,338 shares. This includes approximately 5,015,673 shares, or 1.3% of the class, held by State Street as the trustee of the Edison 401(k) Savings Plan (the “401(k) Plan”), through which participants may hold interests in EIX shares through the EIX Stock Fund. 401(k) Plan shares are voted in accordance with instructions given by participants, whether vested or not. 401(k) Plan shares for which instructions are not received will be voted by the 401(k) Plan trustee in the same proportion to the 401(k) Plan shares voted by other participants in the 401(k) Plan who hold interests in EIX shares through the EIX Stock Fund (the “401(k) Plan Shareholders”), unless contrary to the Employee Retirement Income Security Act of 1974 (“ERISA”).

Edison International	29	2023 Proxy Statement

ITEM 2
	Ratification of the Independent Registered Public Accounting Firm	The Board recommends you vote “FOR” Item 2

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the Independent Auditor retained to audit the Company’s financial statements. The Committee has selected PwC as the Company’s Independent Auditor for calendar year 2023. The Company is asking shareholders to ratify this appointment.

PwC is an international accounting firm which provides leadership in public utility accounting matters. Representatives of PwC are expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they wish.

PwC has been retained as the Company’s Independent Auditor continuously since 2002. The Committee has adopted restrictions on hiring certain persons formerly associated with PwC into an accounting or financial reporting oversight role to help ensure PwC’s continuing independence.

At least annually, the Committee meets in executive session without PwC present to evaluate the quality of PwC’s audit services and its performance, including PwC’s industry knowledge from an accounting and tax perspective, PwC’s continued independence and professional skepticism, the Committee’s discussions with management about PwC’s performance, and information available from Public Company Accounting Oversight Board (“PCAOB”) inspection reports.

The Committee annually considers whether the Independent Auditor firm should be reappointed for another year. The lead engagement partner is required to rotate off the Company’s audit after five years. In connection with the retirement of PwC’s lead engagement partner prior to the mandated rotation period, the Company interviewed two candidates proposed by PwC who met professional, industry and personal criteria to serve as lead engagement partner beginning with PwC’s audit of the Company’s 2023 financial statements. The Committee Chair then selected the current lead engagement partner taking into account management’s recommendation.

The Committee considered several factors when determining whether to reappoint PwC as the Company’s Independent Auditor, including:

■	The length of time PwC has been engaged;
■	PwC’s knowledge of the Company and its personnel, processes, accounting systems and risk profile;
■	The quality of the Committee’s ongoing discussions with PwC, its independence and professional skepticism;
■	An assessment of the professional qualifications, utility industry experience and past performance of PwC, its lead engagement partner, and other members of the core engagement team;
■	PwC’s use of technology and data analytics in its audits; and
■	Other accounting firms with comparable professional qualifications and utility industry expertise.

The Committee and the Board believe that the continued retention of PwC to serve as the Company’s Independent Auditor is in the best interests of the Company and its investors.

The Company is not required to submit this appointment to a shareholder vote. Ratification would be advisory only. However, if shareholders do not ratify the appointment, the Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment.

Edison International	30	2023 Proxy Statement

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Auditor Fees

The following table sets forth the aggregate fees billed by PwC to EIX (consolidated total including EIX and its subsidiaries) for the fiscal years ended December 31, 2022 and December 31, 2021:

	EIX and
	Subsidiaries ($000)
Type of Fee	2022	2021
Audit Fees(1) (2)	$6,199	$6,734
Audit-Related Fees(3)	—	130
Tax Fees(4)	260	335
All Other Fees(5)	229	777
Total	$6,688	$7,976
(1)	Represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and internal controls over financial reporting, and reviews of the Company’s quarterly financial statements.
(2)	2021 audit fees include $228,000 related to other entities and regulatory reports that were inadvertently excluded from the 2021 Proxy Statement.
(3)	Represent fees for assurance and related services related to the performance of the audit or review of the financial statements; not reported under “Audit Fees” above.
(4)	Represent fees for tax-related compliance and other tax-related services to support compliance with federal and state tax reporting and payment requirements, including tax return review and review of tax laws, regulations or cases.
(5)	Represent fees for miscellaneous services. For fiscal year ended December 31, 2022 “All Other Fees” includes attestation services related to securitizations. For fiscal year ended December 31, 2021, “All Other Fees” include independent program management assessment of SCE’s new billing system.

The Audit and Finance Committee annually approves all proposed audit fees in executive session without PwC present, considering several factors, including a breakdown of the services to be provided, proposed staffing and hourly rates, and changes in the Company and industry from the prior year. The audit fees are the culmination of a process which included a comparison of the prior year’s proposed fees to actual fees incurred and fee proposals for known and anticipated 2022 services in the audit, audit-related, tax and other categories. The Committee’s deliberations consider balancing the design of an audit scope that will achieve a high-quality audit that drive efficiencies from both the Company and PwC while compensating PwC fairly.

The Committee is required to pre-approve all audit and permitted non-audit services performed by PwC to ensure these services will not impair the firm’s independence. The Committee has delegated to the Committee Chair the authority to pre-approve services between Committee meetings, provided that any pre-approval decisions are presented to the Committee at its next meeting. PwC must assure that all audit and non-audit services provided to the Company have been approved by the Committee.

During the fiscal year ended December 31, 2022, all services performed by PwC were pre-approved by the Committee, irrespective of whether the services required pre-approval under the Securities Exchange Act of 1934.

Audit Committee Report

The Audit and Finance Committee is composed of five independent directors and operates under a charter adopted by the Board, which is posted on our website at www.edison.com/corpgov.

The Board has determined that each Committee member is independent and financially literate, and that at least one member has accounting or other related financial management expertise, as such qualifications are defined by NYSE rules, our Corporate Governance Guidelines, and/or the Committee charter. The Board has also determined that directors Morris, Reed and Trent each qualify as an “audit committee financial expert” as defined by SEC rules.

Management is responsible for the Company’s internal controls and the financial reporting process, including the integrity and objectivity of the financial statements. The Independent Auditor performs an independent audit of the Company’s financial statements under the standards of the PCAOB and issues a report on the financial statements. The Audit and Finance Committee monitors and oversees these processes. The Committee members are not accountants or auditors by profession and therefore have relied on certain representations from management and the Independent Auditor in carrying out their responsibilities.

In discharging our oversight responsibilities in connection with the December 31, 2022 financial statements, the Committee:

■	Reviewed and discussed the audited financial statements with the Company’s management and the Independent Auditor;
■	Discussed various matters with the Independent Auditor, including matters required by the PCAOB’s standard “Communications with Audit Committees;” and
■	Received the written disclosures and Independent Auditor letter confirming its independence from the Company, and discussed such independence with the Independent Auditor.

Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s 2022 Annual Report to be filed with the SEC.

Audit Committee

James T. Morris (Chair)

Jeanne Beliveau-Dunn

Michael C. Camuñez

Marcy L. Reed

Keith Trent

Edison International	31	2023 Proxy Statement

ITEM 3
	ADVISORY VOTE to approve SAY-ON-PAY VOTE frequency	The Board recommends you vote “1 YEAR” on Item 3

As described in Item 4 below, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers, commonly known as “Say-on-Pay.” SEC rules require that at least every six years public companies provide shareholders with the opportunity to cast an advisory vote on how often a Say-on-Pay proposal should be included in proxy materials for future shareholder meetings at which directors will be elected and for which executive compensation information must be included in the proxy statement for that meeting. Under this Item 3, shareholders may cast their advisory vote to conduct the Say-on-Pay vote every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”

Our shareholders voted on a similar proposal in 2017 with the majority voting to hold the Say-on-Pay vote every year. The Board and Compensation and Executive Personnel Committee continue to believe that Say-on-Pay votes should be conducted every year so that shareholders may annually express their views on our executive compensation program.

Your vote on this Item 3 is advisory and will not be binding upon the Board or the Company. However, the Board and its Compensation and Executive Personnel Committee value the opinions expressed by shareholders and will take into account the outcome of the vote when making a decision regarding the frequency of future Say-on-Pay votes.

We expect the next Say-on-Pay frequency vote will occur at the 2029 Annual Meeting.

ITEM 4
	Advisory Vote to Approve Executive Compensation	The Board recommends you vote “FOR” Item 4

93.6% “SAY-ON-PAY” APPROVAL AT 2022 ANNUAL MEETING

The advisory vote to approve EIX’s executive compensation, commonly known as “Say-on-Pay,” gives shareholders the opportunity to endorse or not endorse the compensation of our named executive officers. This advisory vote is required by SEC rules to be provided at least once every three years. However, our shareholders have voted in favor of holding the advisory vote every year, and the Board determined that it would be held annually. Our Say-on-Pay proposal received support from approximately 93.6% of the votes cast in 2022.

Our executive compensation program is described under Compensation Discussion and Analysis below. We encourage you to read it carefully. Our executive compensation program is reviewed and approved by the Compensation and Executive Personnel Committee. The Committee and the Board believe our executive compensation structure is competitive, aligns compensation with shareholder value and serves shareholders well.

The Company requests shareholder approval of the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement under the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.

The Company values constructive dialogue with shareholders on compensation and other important governance matters. Because your vote is advisory, it will not be binding on the Committee, the Board or the Company and will not be construed as overruling a decision by the Committee, the Board or the Company. However, the Committee will consider the outcome of the vote and any constructive feedback from shareholders when making future executive compensation decisions. See Compensation Summary – Shareholder Communication and Compensation Program for 2023 below in the Compensation Discussion and Analysis for more information on our shareholder engagement efforts.

We expect the next Say-on-Pay vote will occur at the 2024 Annual Meeting.

Edison International	32	2023 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the principles of our executive compensation program, how we applied those principles in compensating our named executive officers (“NEOs”) for 2022, and how we use our compensation program to drive performance. We also discuss the roles and responsibilities of our Compensation and Executive Personnel Committee (the “Committee”) in determining executive compensation. The CD&A is organized as follows:

1	2	3	4	5
COMPENSATION SUMMARY	WHAT WE PAY AND WHY: ELEMENTS OF TOTAL DIRECT COMPENSATION	HOW WE MAKE COMPENSATION DECISIONS	POST-EMPLOYMENT AND OTHER BENEFITS	OTHER COMPENSATION POLICIES AND GUIDELINES

The CD&A contains information relevant to your decision regarding the advisory vote to approve our executive compensation (Item 4 on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form).

1	Compensation Summary

Executive Compensation Practices

Our executive compensation program is designed with the objective of strongly linking pay with performance. The table below highlights our current compensation practices for NEOs, including practices we believe drive performance and are aligned with good governance principles, and practices we have not implemented because we do not believe they would serve our shareholders’ or other stakeholders’ long-term interests.

WHAT WE DO	What We Do not do

■
We tie pay to performance by making the majority of compensation “at risk” and linking it to stakeholders’ interests
■
We regularly review the structure of our programs for alignment with stakeholder interests and best practices
■
We target market median for base salary and annual and long-term incentives
■
We allocate 50% of long-term incentive award values to performance shares
■
We compare executive compensation to a peer group defined by a recognized market index
■
We use a balanced system of absolute and relative metrics in our annual and long-term incentive programs
■
We have double-trigger change in control provisions for equity award vesting (i.e., a change in control does not trigger accelerated vesting unless it is in connection with either an actual or constructive termination of employment or termination of the award)
■
We maintain an incentive compensation clawback policy
■
We regularly seek shareholder feedback on our executive compensation program and we share the feedback with the Committee
■
We maintain rigorous stock ownership guidelines that impose sales restrictions on officers

◾
We do not have employment contracts
◾
We do not provide excise tax gross-ups on change in control payments
◾
We do not have individually negotiated change in control or severance agreements
◾
We do not provide perquisites
◾
We do not provide personal use of any corporate aircraft
◾
We do not reprice or allow the cash buyout of stock options with exercise prices below the current market value of EIX Common Stock
◾
We do not permit pledging of Company securities by directors or executive officers
◾
We do not permit short sales, trading in derivatives or hedging of Company securities by directors or employees

Edison International	33	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

NEOs for 2022

Our NEOs are identified below.

PEDRO J. PIZARRO	MARIA RIGATTI	ADAM S. UMANOFF	STEVEN D. POWELL	CAROLINE CHOI
EIX President and Chief Executive Officer (“CEO”)	EIX Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”)	EIX EVP and General Counsel	SCE President and CEO	EIX and SCE Senior Vice President (“SVP”)

ELEMENTS AND OBJECTIVES OF TOTAL DIRECT COMPENSATION[1]
BASE SALARY Establish a pay foundation to attract and retain highly qualified executives
+

ANNUAL CASH INCENTIVES

Focus executives’ attention on specific safety, operational, financial and strategic objectives of the Company that we believe will increase long-term shareholder value and benefit customers

+
LONG-TERM EQUITY OPPORTUNITIES Directly align executive pay with long-term value provided to shareholders, and benefit customers by enhancing executives’ focus on the Company’s long-term goals
Form	Key Objective	% of LTI Grant Value
Performance shares (TSR metric)	Reward relative total shareholder return (“TSR”) performance compared to peers	25%
Performance shares (EPS metric)	Reward earnings per share (“EPS”) performance compared to pre-established targets	25%
Stock options	Provide significant incentive to create value for shareholders since no value is realized without share price appreciation	25%
Restricted stock units	Encourage retention and ownership, with value tied to absolute shareholder return	25%

[1]

In this CD&A, “Total direct compensation” or “TDC” means the sum of base salary, the actual annual incentive award paid for the year and the grant date fair value of long-term incentive (“LTI”) awards (columns (c), (e), (f) and (g) of the Summary Compensation Table) for the NEO for the year. “% of LTI Grant Value” means the percentage of the total grant date fair value of each NEO’s LTI awards for the year allocated to that form of LTI.

Edison International	34	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Pay-for-Performance Philosophy

A significant portion of our executives’ total direct compensation is tied to company performance. The following charts show that incentive compensation represented approximately 89% of the 2022 target total direct compensation2 for our CEO and 75% for our other NEOs. This pay mix reflects the Committee’s emphasis on strongly linking pay with performance.3

Realized CEO Pay is Aligned with Performance

The Company’s annual and long-term incentive awards provide significant upside and downside potential, help focus executives’ attention on our safety, operational, financial and strategic objectives and shareholder returns, and benefit customers.

The following chart shows the strong alignment over the past five years (2018-2022) between our CEO’s realized total direct compensation (“Realized TDC”)4 and our TSR.5 For this chart, we are using an indexed TSR that represents the value of an initial investment of $100 in EIX Common Stock made at the beginning of the five-year period and assumes that dividends are reinvested on the ex-dividend date.

As the chart above reflects, Mr. Pizarro’s Realized TDC strongly aligns with our TSR.

It is important to note that Realized TDC is not reported in the Summary Compensation Table. For long-term incentive awards, the Summary Compensation Table reports only the grant date fair value of the awards granted during the applicable year. The difference

[2]	In this CD&A, “Target total direct compensation” means the sum of the NEO’s salary, target annual incentive award, and grant date fair value of long-term incentive awards for the particular year.
[3]	“Target Long-Term Equity Opportunity” refers to the grant date fair value of long-term incentive awards for the particular year.
[4]

In this CD&A, Realized TDC means the sum of: base salary for the year (column (c) of the Summary Compensation Table); the actual annual incentive award paid for the year (column (g) of the Summary Compensation Table); the “Value Realized on Vesting” for performance shares and restricted stock units that vested during the year (column (e) of the Option Exercises and Stock Vested Table); and the value realized on vesting for stock options that vested during the year (calculated for each stock option that vested during 2022 as the difference between the closing price of EIX Common Stock on December 31, 2022 and the exercise price of that option, regardless of whether or not the option was exercised).

[5]

In this Proxy Statement, for all purposes other than performance share payouts, TSR is calculated using the difference between (i) the closing stock price for the relevant stock on the last NYSE trading day preceding the first day of the relevant period and (ii) the closing stock price for the relevant stock on the last trading day of the relevant period, and assumes all dividends during the period are reinvested on the ex-dividend date. A different methodology is used to determine performance share payouts: TSR is calculated using the difference between (i) the average closing stock price for the stock for the 20 trading days ending with the last NYSE trading day preceding the first day of the performance period and (ii) the average closing stock price for the stock for the 20 trading days ending with the last trading day of the performance period, and assumes all dividends are reinvested on the ex-dividend date (see Long-Term Incentive Awards below).

Edison International	35	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

between the value of the award on the grant date and the realized value of the award when it vests can be significant and is driven by Company performance, including changes in stock price.

The impact of Company performance on realized value is most clear in performance share payouts. The following chart shows, for the three most-recently completed performance periods, the difference between the grant date fair value of performance shares granted to our CEO (as reported in the Summary Compensation Table) and the actual value realized at payout (determined by multiplying (i) the number of shares paid pursuant to the award by (ii) the closing price of EIX Common Stock on the date the Committee determined performance for the applicable performance period).

The realized value at payout for 2018 and 2020 performance share awards averaged 57% of the respective grant date fair values. Two metrics are used to determine performance share payouts—relative TSR and core earnings6 per share (“Core EPS”)—with each metric weighted 50%. The metrics are explained in more detail in Long-Term Incentive Awards below. TSR performance shares granted during 2018 and 2020 were forfeited in their entirety because EIX’s relative TSR performance was below the threshold for payout for each of the three-year performance periods starting in 2018 and 2020, respectively. The entire realized value at payout shown above for the 2018 and 2020 performance share awards was from EPS performance shares. EIX’s strong Core EPS performance compared to target during those performance periods resulted in above-target payouts for EPS performance shares granted during 2018 and 2020.

For 2019 performance share awards, overall performance was approximately at target: EIX’s TSR performance was slightly below target, but EIX’s Core EPS performance was slightly above target (see Performance Shares below for details), resulting in a payout of 99% of the target number of performance shares. The realized value at payout as a percentage of grant date fair value was also 99% because the decrease in stock price from the March 5, 2019 grant date through the February 23, 2022 payout date offset the impact of accumulated dividend equivalents.

Impact of Wildfires on NEO Compensation

In early 2019, the Committee7 decided, in consultation with management and with its full support and agreement, that no annual incentive award would be paid for 2018 to Messrs. Pizarro and Umanoff, Ms. Rigatti, and SCE’s two top officers at that time in light of the impact of wildfires on communities within SCE’s service territory.8

TSR performance shares granted in 2015, 2016, 2017, 2018, and 2020, each of which covered a three-year performance period, had an aggregate payout of $0, largely as a result of stock price underperformance due to the wildfires in SCE’s territory in December 2017 and November 2018 and continuing concerns about wildfire risks.

[6]

Core earnings is defined on a consolidated basis for EIX as earnings attributable to EIX shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. For a reconciliation of core earnings to net income determined under GAAP, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Management Overview –Highlights of Operating Results” included as part of the Company’s 2022 Annual Report.

[7]

Unless otherwise indicated, references in this CD&A and in the “Executive Compensation” section to decisions by the “Committee” with respect to the compensation of Mr. Powell refer to the SCE Compensation and Executive Personnel Committee and/or the EIX Compensation and Executive Personnel Committee, individually or collectively, as the context may require. The SCE Compensation and Executive Personnel Committee consists of the same members as the EIX Compensation and Executive Personnel Committee.

[8]	This Committee action was not a reflection on the performance of the Company or these NEOs.

Edison International	36	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The realized and realizable value of stock options, EPS performance shares, and restricted stock units also decreased significantly due to the impact of wildfires on the price of EIX Common Stock.

The Committee has increased the weighting of safety and resiliency goals under our annual incentive plan, as reflected in the following table.9

Progression of Annual Incentive Plan Safety Goals

	2018	2019	2020	2021	2022
Foundational Safety and Compliance Goals	These goals are deduct-only: no points are given for achieving the goals, but if the goals aren't met then annual incentive amounts are subject to reduction or elimination, depending on severity
Total Target Weighting of Other Safety and Resiliency Goals	10%	30%	45%	50%	55% for SCE 50% for EIX

The Committee believes that no other compensation action is advisable at this time in response to the wildfires that occurred in 2017 and 2018, or associated claims, settlements, or regulatory actions.

Shareholder Communication and Compensation Program for 2023

As discussed under Shareholder Engagement in the Corporate Governance section above, we regularly reach out to our major institutional shareholders to discuss the Company’s executive compensation, among other issues. Management shares compensation-related feedback with the Committee.

EIX’s Say-on-Pay proposal received support from approximately 94% of the votes cast at our 2022 annual meeting. After considering the shareholder support reflected in the vote results, trends in executive compensation, and the best interests of shareholders, the Committee approved maintaining our executive compensation program with no significant changes for 2023. We continuously look for opportunities to improve our compensation program; key changes implemented in 2022 that remain in effect in 2023 are summarized below. More information is under Long-Term Incentive Awards, Potential Payments Upon Termination or Change in Control, Executive Retirement Plan, and Annual Incentive Awards.

Key executive compensation and benefit changes for 2022

The changes summarized below focused on simplifying the compensation program, increasing the tie between pay and performance, and aligning severance practices more closely with market.

Long-Term Incentive (“LTI”) Awards: Equalized weighting and standardized vesting horizons of our four LTI vehicles

	Weighting as % of Total LTI Grant Value		Vesting
	2021 Grants	2022 Grants	2021 Grants	2022 Grants
TSR performance shares	12.5%	25%	3-year cliff	3-year cliff
EPS performance shares	12.5%	25%	3-year cliff	3-year cliff
Stock options	50%	25%	4-year ratable (25%/year)	3-year ratable (33-⅓%/year)
Restricted stock units	25%	25%	3-year cliff	3-year cliff

Severance: Eliminated extra year of age and service credit for involuntary termination without cause

■
LTI Vesting: Executives who receive their first LTI grants on or after January 1, 2022 are not eligible for an extra year of age and service credit for purposes of determining eligibility for retirement vesting.
■
EIX Executive Retirement Plan: Individuals who become executives on or after January 1, 2022 are not eligible for an extra year of age and service credit for benefits or vesting under the plan.

Annual Incentive Awards: Increased focus on safety and quantitative metrics

■
Safety and Resiliency goal category: 55% target weighting for SCE (up from 50% in 2021) and 50% target weighting for EIX (the same as in 2021).
■
Increased focus on quantitative goals: 13 of the 15 success measures for EIX’s 2022 annual incentive goals were quantitative.

[9]	See our previous Proxy Statements and the Annual Incentive Awards section below for additional information.

Edison International	37	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2	What We Pay and Why: Elements of Total Direct Compensation

We target market median for comparable positions for each element of target total direct compensation offered under our executive compensation program: base salaries, annual cash incentives, and long-term equity-based incentives.10 Although the Committee uses market median as a guide, the Committee exercises its judgment in setting each executive officer’s compensation levels and takes into account the executive officer’s individual performance, future potential, experience, internal equity, retention implications, or other factors it considers relevant under the circumstances. On an aggregate basis, the target total direct compensation for our executive officers for 2022 was approximately at the market medians for their positions.

Base Salary

We do not have employment contracts and our NEOs do not have contractual rights to receive fixed base salaries. For each NEO, the 2022 market median base salary for comparable positions was determined as a guide to assist the Committee in exercising its judgment when setting the NEO’s 2022 base salary.

The Committee increased the annual base salary rates of Messrs. Pizarro and Umanoff, and Ms. Rigatti for 2022 to bring them either to the market median base salary for their respective positions or 1-3% higher than the market median. Mr. Powell’s base salary rate was not increased in 2022, as his annual base salary rate was increased effective December 1, 2021 as part of a compensation increase in connection with his promotion to the SCE President and CEO position.

Annual Incentive Awards

NEOs’ annual incentive awards are based on achieving safety, financial, and operational goals tied to the key elements of our vision and strategy, which has ESG at its core. See the Letter to Shareholders for an overview of our vision and strategy and ESG Oversight for additional information on ESG issues we prioritize through our annual goals. The annual goals approved by the Committee are particularly important drivers of Company performance because they have been used in recent years to determine annual incentive awards for nearly all of the Company’s employees, not just NEOs.

The 2022 annual incentive award target value for each NEO under the EIX Executive Incentive Compensation Plan was set as a percentage of the NEO’s base salary (the “Annual Incentive Target %”). The Committee increased the Annual Incentive Target % for Messrs. Pizarro, Umanoff, and Powell, and Ms. Rigatti to bring them closer to the market median for their respective positions.

The minimum annual incentive award is $0. The maximum award is 200% of target, which the Committee’s independent compensation consultant, Pay Governance, advised is the most prevalent practice among the peer group companies. The actual 2022 awards to NEOs were determined by the Committee based on both corporate performance and the NEO’s individual performance for the year.

The corporate performance factor is based on performance with respect to the goal categories established in February 2022. For each goal category, the Committee assigned a target score and potential score range reflecting the relative weight associated with that goal category. In February 2023, the Committee determined the score achieved for each 2022 goal category, depending on the extent to which the goals were unmet, met or exceeded, and taking into account the manner in which the performance was accomplished.

Separate 2022 goals were established for EIX and SCE. However, as is reflected in the corporate performance scoring matrices below, since EIX’s primary operating business is SCE, there was significant overlap in the goals for the two companies. The EIX corporate performance factor applies to the annual incentive awards for all NEOs other than Mr. Powell. The SCE corporate performance factor applies for Mr. Powell.

Based on 2022 performance, the corporate performance factors for EIX and SCE were 106% and 107% of target, respectively. These factors were determined by adding the Actual Scores in the respective corporate performance scoring matrix below. The Committee decided not to exercise its discretion to increase or decrease the corporate performance factor from the amount determined by application of the scoring matrix.

[10]	See How We Make Compensation Decisions – Use of Competitive Data below for more information on our use of peer company compensation data and pay survey compensation data.

Edison International	38	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2022 Corporate Performance Scoring Matrix – Goal Categories

	EIX		SCE
Goal Category	Target Score(1)	Actual Score(2)	Target Score(1)	Actual Score(2)
Foundational Goals	Target is no deduction	-4	Target is no deduction	-7
Safety and Resiliency	50	58	55	65
Performance Management and Operational Excellence	50	52	45	49
	Total Target: 100	Total Actual: 106	Total Target: 100	Total Actual: 107
(1)	The potential Actual Score for each goal category (other than Foundational Goals, which can result in the reduction or elimination of annual incentive awards for 2022 for all or some plan participants, depending upon severity) ranges from zero to twice the Target Score for the goal category. The potential total Actual Score is from zero to 200.
(2)	See the Goal Details below for EIX and on the next page for SCE for key goals and performance contributing to the Actual Score.

2022 EIX Corporate Performance Scoring Matrix – Goal details

	Key Goals/Performance
	Contributing to Actual Score				Target Score	Actual Score
Goal Category	Key Goals/Success Measures(1)		Key Performance(1)		for Goal	for Goal(2)
	■	No employee fatalities and no serious injuries to public from system failure	■	Not Met: public injury from downed power wire	No deduct	-2
Foundational Goals(3)	■	No significant non-compliance events	■	Not Met: Upstream Lighting Program compliance issues (10-K, pgs. 12-13)	No deduct	-2
	■	Maintain effective controls and cybersecurity measures to prevent and mitigate significant disruption, data breach or system failure	■	Met	No deduct	No deduct
	■	Employee Safety: EEI SIF injury rate ≤ 0.072; DART injury rate ≤ 0.98	■	Not Met: SIF rate of 0.088; DART rate of 1.18	10	0
	■	Public Safety and Wildfire Resiliency: install ≥ 1,250 miles of covered conductor; complete scope of overhead inspections and remediate ≥ 70% of P2 findings 30 days before due; vegetation line clearing ≥ 80% of trims within 60 days of plan; CPUC reportable ignitions in HFRAs ≤ 41; ≥ 95% of PSPS-impacted customers receive notification before de-energization; reduce CMI from grid hardening ≥ 17%	■	Exceeded: 1,399 miles of covered conductor installed; remediated 80% of P2 findings 30 days before due; 88% of trims completed within planned schedule; 40 reportable ignitions in HFRAs; 71% of customers impacted by PSPS received advance notification (~4,600 did not); CMI reduced 19.7% from grid hardening	30	43
Safety and Resiliency	■	Cybersecurity: click rate ≤ 3% and reporting rate ≥ 36% on internal phishing program	■	Exceeded: click rate 2.4% and reporting rate 37% on internal phishing program	3	5
	■	Quality: quality conformance index ≥ 90% for sustaining quality in transmission construction, distribution construction, overhead inspection, and vegetation management operations	■	Exceeded: index score of 93% with distribution construction significantly above target and average of other operations slightly above target	3	6
	■	Capital Deployment: efficiently execute capital improvement plan of $6.178 billion combined CPUC and FERC-jurisdictional for customer needs	■	Met: capital deployment of $5.678 billion; utility owned storage projects delayed, but projects now eligible for higher tax credits, which will ultimately benefit customers (10-K, pgs. 8-10, 28)	4	4
	■	Core earnings: $1.752 billion(4)	■	Met: $1.753 billion(4)	40	40
	■	Diversity, Equity and Inclusion: Build DEI action plans for each organizational unit	■	Met: DEI action plans completed	3	3
Performance Management and Operational Excellence	■	Clean Power: MDHD electric vehicle conversions ≥ 460; DR resources ≥ 775 MWs; install ≥ 1,000 charging ports; install ≥ 7,000 heat pumps	■	Met: 584 MDHD electrical vehicle conversions; 1,000 MW DR resources; installed 277 charging ports; installed 4,946 heat pumps	4	4
	■	Growth Beyond SCE: execute EE goals, including acquisitions or investments	■	Exceeded: Alfa Energy acquisition (10-K, pg. 86); other investments progressing	3	5
Total:					100	106
(1)	The parenthetical “10-K” page references in the “Key Performance” column refer to pages in the combined Form 10-K filed by EIX and SCE for the fiscal year ended December 31, 2022 (“10-K”). The referenced pages contain additional information about some of the relevant topics, but do not address annual incentive plan goals or the scoring of the performance for purposes of this matrix. “EEI” means Edison Electric Institute. “SIF” means Serious Injury and Fatality. “DART” means Days Away, Restricted, and Transfer. “P2 findings” are the second tier of priority. “CPUC” means the California Public Utilities Commission. “HFRA” means High Fire Risk Area. “PSPS” means Public Safety Power Shutoffs. “CMI” means customer minutes of interruption from a PSPS outage. “FERC” means the Federal Energy Regulatory Commission. “DEI” means diversity, equity and inclusion. The Company’s 2021 DEI report is available on our website at www.edison.com/sustainability. “MDHD” means medium/heavy duty. “DR” means demand response. “MW” means megawatts. “EE” means Edison Energy, LLC and its subsidiaries.
(2)	Score determinations are generally made in the judgment of the Committee after assessing overall performance against goals.
(3)	The Committee established an overarching goals framework. The goals must be achieved while living the Company’s values, which include safety. Safety and compliance are foundational and events such as fatalities or significant non-compliance issues can result in the reduction or elimination of annual incentive awards for 2022 for all or some plan participants, depending upon severity. In order to reinforce the importance of the foundational goals, the Committee decided to apply (i) a 2 percentage-point deduction to the corporate performance scoring due to non-compliance involving the Upstream Lighting Program, and (ii) an additional 2 percentage-point deduction due to a public injury from a downed power wire.
(4)	See footnote 6 on page 36 for information regarding the determination of core earnings. The Committee established the financial performance goal in February 2022. The threshold level of core earnings was set at $1.402 billion (the annual incentive payout may be eliminated if core earnings fall below the threshold). The level at which the financial performance score would be zero and the target and maximum financial performance score levels were set at $1.428 billion, $1.752 billion and $2.076 billion, respectively. These financial performance score levels included a deduction for pro forma dividends on EIX preferred stock (“Pro Forma Deduction”) and the Committee specified in February 2022 that the final core earnings performance would be adjusted to include the same Pro Forma Deduction instead of a deduction for the actual dividends declared on EIX preferred stock (if any). Linear interpolation between the target of $1.752 billion and the maximum score level of $2.076 billion was used to determine the actual financial performance score of 40.

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COMPENSATION DISCUSSION AND ANALYSIS

2022 SCE Corporate Performance Scoring Matrix – goal details

	Key Goals/Performance					Actual
	Contributing to Actual Score				Target Score	Score for
Goal Category	Key Goals/Success Measures(1)		Key Performance(1)		for Goal	Goal(2)
	■	No employee fatalities and no serious injuries to public from system failure	■	Not Met: public injury from downed power wire	No deduct	-2
Foundational Goals(3)	■	No significant non-compliance events	■	Not Met: Upstream Lighting Program compliance issues (10-K, pgs. 12-13)	No deduct	-5
	■	Maintain effective controls and cybersecurity measures to prevent and mitigate significant disruption, data breach or system failure	■	Met	No deduct	No deduct
	■	Employee Safety: EEI SIF injury rate ≤ 0.072; DART injury rate ≤ 0.98	■	Not Met: SIF rate of 0.088; DART rate of 1.18	10	0
Safety and Resiliency	■	Public Safety and Wildfire Resiliency: install ≥ 1,250 miles of covered conductor; complete scope of overhead inspections and remediate ≥ 70% of P2 findings 30 days before due; vegetation line clearing ≥ 80% of trims within 60 days of plan; CPUC reportable ignitions in HFRAs ≤ 41; ≥ 95% of PSPS-impacted customers receive notification before de-energization; reduce CMI from grid hardening ≥ 17%	■	Exceeded: 1,399 miles of covered conductor installed; remediated 80% of P2 findings 30 days before due; 88% of trims completed within planned schedule; 40 reportable ignitions in HFRAs; 71% of customers impacted by PSPS received advance notification (~4,600 did not); CMI reduced 19.7% from grid hardening	30	43
	■	Cybersecurity: click rate ≤ 3% and reporting rate ≥ 36% on internal phishing program	■	Exceeded: click rate 2.4% and reporting rate 37% on internal phishing program	5	7
	■	Quality: quality conformance index ≥ 90% for sustaining quality in transmission construction, distribution construction, overhead inspection, and vegetation management operations	■	Exceeded: index score of 93% with distribution construction significantly above target and average of other operations slightly above target	5	10
	■	Capital Deployment: efficiently execute capital improvement plan of $6.178 billion combined CPUC and FERC-jurisdictional for customer needs	■	Met: capital deployment of $5.678 billion; utility owned storage projects delayed, but projects now eligible for higher tax credits, which will ultimately benefit customers (10-K, pgs. 8-10, 28)	5	5
	■	Core earnings: $2.022 billion(4)	■	Met: $2.029 billion(4)	25	26
	■	Reliability: SAIDI for repair outages ≤ 98 minutes	■	Partially Met: 100 minutes	5	4
Performance Management	■	Diversity, Equity and Inclusion: Build DEI action plans for each organizational unit; Diverse Business Enterprise (DBE) spend ≥ 33%	■	Met: DEI action plans completed; DBE spend 35.4%	5	5
and Operational Excellence	■	Clean Power: MDHD electric vehicle conversions ≥ 460; DR resources ≥ 775 MWs; install ≥ 1,000 charging ports; install ≥ 7,000 heat pumps	■	Met: 584 MDHD electrical vehicle conversions; 1,000 MW DR resources; installed 277 charging ports; installed 4,946 heat pumps	5	5
	■	Customer Experience: achieve Billing and Payment customer satisfaction net score ≥ 28	■	Exceeded: net score of 36.6	5	9
Total:					100	107
(1)	“SAIDI” means the System Average Interruption Duration Index. For additional defined terms, see footnote (1) to the 2022 EIX Corporate Performance Scoring Matrix - Goal Details above.
(2)	Score determinations are generally made in the judgment of the SCE Committee after assessing overall performance against goals.
(3)	The SCE Committee established an overarching goals framework. The goals must be achieved while living SCE’s values, which include safety. Safety and compliance are foundational and events such as fatalities or significant non-compliance issues can result in the reduction or elimination of annual incentive awards for 2022 for all or some plan participants, depending upon severity. In order to reinforce the importance of the foundational goals, the SCE Committee decided to apply (i) a 5 percentage-point deduction to the corporate performance scoring due to non-compliance involving the Upstream Lighting Program, and (ii) an additional 2 percentage-point deduction due to a public injury from a downed power wire.
(4)	See footnote 6 on page 36 for information regarding the determination of core earnings. The SCE Committee established the financial performance goal in February 2022. The threshold level of core earnings was set at $1.618 billion (the annual incentive payout may be eliminated if core earnings fall below the threshold). The level at which the financial performance score would be zero and the target and maximum financial performance score levels were set at $1.820 billion, $2.022 billion and $2.224 billion, respectively. Linear interpolation between the target of $2.022 billion and the maximum score level of $2.224 billion was used to determine the actual financial performance score of 26.

2022 Annual Incentive Award Payouts

The Committee determined the annual incentive award for each NEO by multiplying the annual incentive target percentage for the NEO by the EIX or SCE corporate performance factor (see the scoring matrices above) and an individual performance factor. The Committee evaluated both “what” the NEOs achieved and “how” they accomplished those results. The Committee assessed the 2022 performance of all the NEOs as strong or exemplary, but decided to use an individual performance factor of 100% for Messrs. Pizarro and Powell because the Committee believes it is important to align CEOs’ annual incentive award payouts with the corporate performance factor and focus their attention on leading their respective companies to achieve and exceed corporate goal targets.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the annual incentive awards paid to our NEOs for 2022 as a percentage of salary and as a percentage of target:

	Annual			Annual	Annual
	Incentive	Corporate	Individual	Incentive	Incentive
	Target as %	Performance	Performance	Award as %	Award as %
NEOs(1)	of Salary(2)	Factor	Factor	of Salary(2)(3)	of Target(2)(3)
Pedro J. Pizarro	135%	106%	100%	143%	106%
Maria Rigatti	85%	106%	115%	104%	122%
Adam S. Umanoff	80%	106%	105%	89%	111%
Steven D. Powell	85%	107%	100%	91%	107%
Caroline Choi	60%	106%	105%	67%	111%
(1)	Target and actual annual incentive awards for our NEOs for 2022 are shown in the Grants of Plan-Based Awards Table and the Summary Compensation Table, respectively.
(2)

The 2022 annual incentive award for each NEO was based on the annual base salary rate for the NEO that was set by the Committee effective mid-February 2022: Mr. Pizarro $1,370,000; Ms. Rigatti $735,000; Mr. Umanoff $640,000; Mr. Powell $650,000; and Ms. Choi $501,400.

(3)	The amounts shown have been rounded to the nearest whole percentage point for purposes of the table.

An executive must be employed on the date the awards are paid in order to receive the award or the award is forfeited, except in cases of death or retirement.

Long-Term Incentive Awards

All of our long-term incentives are awarded as equity instruments reflecting, or valued by reference to, EIX Common Stock. They are therefore directly linked to the value provided to EIX shareholders. The equity awards also align executives’ interests with the long-term interests of customers by enhancing executives’ focus on the Company’s long-term goals.

Seventy-five percent (75%) of our long-term equity mix for 2022 grants was performance-based: the performance shares that comprised 50% of the award value and the non-qualified stock options that comprised 25% of the award value. Our performance shares use a relative TSR metric to reward strong TSR performance relative to peers and a Core EPS metric to incentivize strong financial performance. We believe stock options are an important performance-based vehicle because NEOs will realize value only if the market value of EIX Common Stock appreciates. It is a simple-to-understand performance metric that provides a significant incentive to create value for shareholders. Restricted stock units comprise the remaining 25% of award value and are intended to encourage retention and stock ownership by our executives with the potential value tied directly to our stock price performance.

Long-term incentive awards are made under the EIX 2007 Performance Incentive Plan.

Long-Term Incentive Value

On February 23, 2022, the Committee approved the following 2022 long-term incentive award values for the NEOs as a percentage of base salary (the “Long-Term Incentive % of Salary”): Mr. Pizarro 640%, Ms. Rigatti 260%; Mr. Umanoff 205%; Mr. Powell 235%; and Ms. Choi 150%. For Messrs. Pizarro and Umanoff and Ms. Rigatti, their Long-Term Incentive % of Salary for 2022 reflected an adjustment compared to 2021 to bring the NEO equal to, or closer to, the 2022 market median Long-Term Incentive % of Salary for the NEO’s position. The Committee also approved the methodology for converting those 2022 award values into the number of performance shares, stock options, and restricted stock units granted to each NEO on the March 1, 2022 grant date. The grant date value of each award as determined under applicable accounting rules is listed in the Grants of Plan-Based Awards Table below.

Performance Shares

Performance shares reward performance over three years against pre-established relative and absolute metrics. Each performance share awarded is a right to receive one share of EIX Common Stock or its cash equivalent if performance and continued service vesting requirements are satisfied. The actual payout can range from zero to 200% of target performance shares, depending on actual performance against pre-established metrics. The performance share awards provide for reinvested dividend equivalents. For each dividend declared for which the ex-dividend date falls within the performance period and after the date of grant, the NEO will be credited with an additional number of target performance shares having a value equal to the dividend that would have been payable on the target performance shares subject to the award. The performance shares credited as dividend equivalents have the same vesting and other terms and conditions as the original performance shares and are forfeited if the underlying shares are not earned.

A conversion formula is used to determine the number of performance shares awarded to each NEO. For the portion of performance shares subject to the TSR metric discussed below, the award value approved by the Committee is divided by the grant date value of the TSR performance shares using a standard Monte Carlo simulation model based on the same assumptions and principles used to determine the grant date fair value of performance-based awards for purposes of EIX’s financial reporting. For the portion of performance shares subject to the Core EPS metric discussed below, the respective award value is converted into a specific number of EPS performance shares by dividing the award value by the closing price of a share of EIX Common Stock on the grant date.

Performance shares are payable in EIX Common Stock, a portion of which is withheld or sold to the extent necessary to satisfy tax withholding or governmental levies.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Share Awards: TSR Metric

Two metrics are used to measure performance share payouts, with each metric weighted 50%. The first performance metric is based on the percentile ranking of EIX’s TSR for the three-year performance period beginning January 1 in the year of grant compared to the TSR of the companies in the “Comparison Group,” which consists of each company in the Philadelphia Utility Index at the beginning of the performance period that continues to be publicly traded through the end of the performance period, with adjustment for certain mergers and other corporate transactions. The following table provides the percentile ranking and corresponding payout levels:

Payout Levels	TSR Ranking	Payout
Below Threshold	<25th Percentile	0
Threshold	25th Percentile	25% of Target
Target	50th Percentile	Target
Maximum	≥75th Percentile	200% of Target

If EIX achieves a TSR ranking between the 25th percentile and the 50th percentile or between the 50th percentile and the 75th percentile, the number of shares paid is interpolated on a straight-line basis.

To determine performance share payouts, TSR is calculated using the difference between (i) the average closing stock price for the stock for the 20 trading days ending with the last NYSE trading day preceding the first day of the performance period and (ii) the average closing stock price for the stock for the 20 trading days ending with the last trading day of the performance period, and assumes all dividends are reinvested on the ex-dividend date.

EIX’s three-year TSR from 2020-2022 ranked at the 16th percentile among the Comparison Group under the methodology used to calculate TSR for performance shares. Since this performance was below the threshold for a payout, there was no payout from the TSR performance shares granted in 2020.

Performance Share Awards: CORE EPS Metric

The second performance metric is based on EIX’s three-year average annual Core EPS,11 measured against target levels. The Committee establishes the Core EPS target for each calendar year in February of that year.

The performance multiplier for a calendar year is based on EIX’s actual Core EPS performance for that year as a percentage of the Core EPS target for that year, in accordance with the following table:

		EPS
	Actual Core EPS as %	Performance
Performance Level	of Target Core EPS	Multiplier
Below Threshold	<80%	0
Threshold	80%	0.25x
Target	100%	1.0x
Maximum	≥120%	2.0x

If EIX’s actual Core EPS for a calendar year as a percentage of target Core EPS is between 80% and 100% or between 100% and 120%, the EPS performance multiplier is interpolated on a straight-line basis, with discrete intervals at every 4th percentage point. The EPS performance multipliers achieved for each calendar year in the three-year performance period are averaged, and the resulting average determines the performance share payout as a multiple of the target number of shares.

In February 2023, the Committee determined that the average of the EPS performance multipliers for the 2020, 2021, and 2022 calendar years that comprised the performance period for the 2020 grant was 1.07x, as reflected in the table below. Accordingly, the Committee approved pay out of EPS performance shares granted in 2020 at 107% of target.

				EPS
	Actual	Target	Actual Core EPS as %	Performance
Year	Core EPS(1)	Core EPS(1)(2)	of Target Core EPS	Multiplier
2020	$4.65	$4.56	102%	1.00x
2021	$4.62	$4.34	106%	1.20x
2022	$4.61	$4.61	100%	1.00x
Average of performance multipliers (determines actual payout):				1.07x
(1)	The Committee held the common stock share count constant and used a pro forma deduction for dividends on EIX preferred stock (instead of a deduction for the actual dividends declared on EIX preferred stock, if any) to calculate both the target Core EPS and the actual Core EPS for a year, in order to eliminate the differential impact on earnings from decisions to issue common versus preferred stock or to vary dividend rates (e.g., under GAAP, dividends on preferred stock reduce earnings, but dividends on common stock do not). Specifically, the Committee used the respective number of shares of EIX Common Stock outstanding at the beginning of 2020, 2021, and 2022, respectively, as the denominator to calculate the target Core EPS and actual Core EPS for each of 2020, 2021, and 2022: 361,985,133 shares for 2020; 378,907,147 shares for 2021; and 380,378,145 shares for 2022. In anticipation of EIX beginning to issue preferred stock in 2021, the Committee in February 2021 approved a pro forma deduction of $50 million for 2021 target and actual Core EPS. In February 2022, the Committee approved a pro forma deduction of $117 million for 2022 target and actual Core EPS.
(2)	In February 2021, the Committee established a target Core EPS of $4.51 for 2021. This 2021 Core EPS goal was based on a target of core earnings for 2021 that was higher than actual 2020 core earnings, but the increase was limited by the impact of the pro forma deduction for 2021 (see footnote (1) above) and additional debt issuances to pay wildfire claims; the target 2021 Core EPS was less than actual 2020 Core EPS (as calculated for EPS performance shares) because the increase in
[11]	See footnote 6 on page 36 for information regarding the determination of core earnings. In the context of EPS Performance Shares, all references to EPS are to core earnings per share.

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COMPENSATION DISCUSSION AND ANALYSIS

the core earnings target was outweighed by the dilutive effect of EIX Common Stock issuances during 2020. See footnote (1) above for the number of shares used for the EPS performance share calculations. When the Committee established the 2021 Core EPS target, the CPUC had not yet issued a proposed or final decision in SCE’s 2021 General Rate Case (“GRC”). The GRC is a significant driver of the Company’s budgeting process and earnings outcome. Accordingly, when the Committee established the 2021 Core EPS target, it also established an adjustment framework it would apply after the final 2021 GRC decision was issued if the final 2021 GRC decision deviated from the assumptions on which the target level of Core EPS had been established. The 2021 GRC decision was issued a few days before the Committee’s August 2021 meeting. At the next Committee meeting (after the August meeting), the Committee decreased the target Core EPS for 2021 by $0.17 (to $4.34) in accordance with the adjustment framework it established in February 2021.

In February 2022, the Committee established a target Core EPS of $4.61 for 2022. This 2022 Core EPS goal was based on a target of core earnings for 2022 that was higher than actual 2021 core earnings, but the target 2022 Core EPS was $0.01 less than actual 2021 Core EPS (as calculated for EPS performance shares) because the increase in the core earnings target was outweighed by the dilutive effect of EIX Common Stock issuances during 2021. See footnote (1) above for the number of shares used for the EPS performance share calculations.

Stock Options

Each stock option granted may be exercised to purchase one share of EIX Common Stock at an exercise price equal to the closing price of a share of EIX Common Stock on the grant date. Options granted in 2022 vest ratably over a three-year period, while options granted in 2021 and prior years vest ratably over a four-year period, in each case subject to continued employment. Options have a ten-year term.

The number of options granted to each NEO was determined by dividing the option award value approved by the Committee for that NEO by the grant date value of an option using a Black-Scholes Merton valuation model based on the same assumptions and principles used to determine the grant date fair value of options generally for purposes of EIX’s financial reporting.

Restricted Stock Units

Each restricted stock unit awarded is a right to receive one share of EIX Common Stock after the vesting requirement of three years of continued service is satisfied. The restricted stock units for NEOs provide for reinvested dividend equivalents. For each dividend declared for which the ex-dividend date falls within the vesting period, the NEO will be credited with an additional number of restricted stock units having a value equal to the dividend that would have been payable on the number of restricted stock units subject to the award. The restricted stock units credited as dividend equivalents have the same vesting and other terms and conditions as the original restricted stock units and are forfeited if the underlying units do not vest.

The restricted stock units are paid in EIX Common Stock, a portion of which is withheld or sold to the extent necessary to satisfy tax withholding or governmental levies. The Committee may elect to pay any restricted stock units in cash rather than shares of EIX Common Stock if and to the extent that payment in shares would exceed the applicable share limits of the EIX 2007 Performance Incentive Plan.

The number of restricted stock units granted to each NEO was determined by dividing the award value approved by the Committee for that NEO by the closing price of a share of EIX Common Stock on the grant date. At payout, NEOs realize an increase or decrease in value (compared to the grant date value) commensurate with the increase or decrease in value realized by shareholders from changes in the stock price and dividends over the three-year vesting period.

3	How We Make Compensation Decisions

Role of Compensation Committee and Executive Officers

The Committee is responsible for reviewing and determining the compensation paid to executive officers. The Committee annually reviews all components of compensation for our CEO and other executive officers, including base salary and annual and long-term incentives. The Committee also reviews significant benefits, including retirement and non-qualified deferred compensation plans.

Each February, the Committee sets the base salary and the target and maximum potential annual and long-term incentive award values for the current year for each executive officer. At that time, the Committee also determines annual incentive awards for the prior year and performance share payouts for the prior performance period. Base salary changes are generally effective mid-February of each year.

For the February Committee meeting, our CEO provides recommendations to the Committee regarding the compensation of other executive officers. His recommendations incorporate input from other executive officers (but not about their own compensation).

The Committee evaluates our CEO’s performance relative to goals and determines his compensation in executive session without him present. The Committee Chair reports to the Board in an independent director executive session regarding the compensation determination.

Except as otherwise noted, the Committee’s executive officer compensation determinations are subjective and the result of the Committee’s business judgment, which is informed by the experiences of the Committee members and input from the Committee’s independent compensation consultant.

In accordance with 2019 California Assembly Bill 1054, the structure of the compensation program for SCE’s executive officers, including Mr. Powell, is subject to annual approval by the Office of Energy Infrastructure Safety, a department under the California Natural Resources Agency.

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COMPENSATION DISCUSSION AND ANALYSIS

Tally Sheets

The Committee periodically reviews tally sheets for executive officers. Tally sheets provide the Committee with information about the following components of compensation, including compensation paid over the preceding three calendar years:

■	Cash compensation (base pay and annual incentives);
■	Long-term incentive award values (performance shares, stock options, and restricted stock units); and
■	Changes in pension values and non-qualified plan earnings.

The tally sheets also provide the value realizable from vested and unexercised stock options, unvested long-term incentive awards, and other compensation in the event of voluntary or involuntary separation from service, death or disability, or a change in control resulting in termination.

The Committee also reviews additional information regarding long-term incentives, including stock program statistics on share usage, analysis of current exercise values of prior option grants, and a summary of current and past performance share results.

Role of the Committee’s Independent Compensation Consultant

The Committee retained Pay Governance to assist in evaluating executive officer compensation for 2022; however, the Committee decides our executive officers’ compensation. Pay Governance’s assistance included helping the Committee identify industry trends and norms for executive compensation, reviewing and identifying appropriate peer group companies and pay surveys, and evaluating executive compensation data for these companies.

During 2022, Pay Governance provided the following services:

■	Provided presentations on executive compensation trends;
■	Conducted a competitive evaluation of total direct compensation for executives at EIX and its peers;
■	Reviewed Committee agendas and supporting materials before each meeting, and raised questions/issues with management and the Committee Chair, as appropriate;
■	Conducted a risk assessment of the Company’s compensation programs;
■	Performed an analysis of the alignment between the Company’s realizable pay and performance relative to peers;
■	Provided an analysis of incentive plan design and metrics in the industry;
■	Conducted a competitive analysis of outside director compensation;
■	Reviewed drafts of the CD&A for the Proxy Statement and related compensation tables; and
■	Provided advice to the Committee on EIX CEO compensation at its February meeting, without review by the EIX CEO.

In addition, a Pay Governance representative attended Committee meetings and communicated directly with the Committee as needed. Pay Governance did not perform any services for the Company in 2022 unrelated to the Committee’s responsibilities for our compensation programs, and all interactions by the consultants with management were related to their work for the Committee and conducted in accordance with the directions of the Committee or its Chair.

The Committee retains sole authority to hire its compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. Pursuant to SEC rules, the Committee assessed and determined that no conflict of interest exists with respect to the engagement of Pay Governance as the Committee’s compensation consultant.

Use of Competitive Data

As discussed in What We Pay and Why: Elements of Total Direct Compensation, the Committee targets “market median” for comparable positions for each element of total direct compensation.12 Although the Committee uses market median as a guide, the Committee exercises its judgment in setting each executive officer’s compensation levels and takes into account the executive officer’s individual performance, future potential, experience, internal equity, retention concerns, or other factors it considers relevant under the circumstances. On an aggregate basis, the target total direct compensation for our executive officers for 2022 was approximately at the market median across positions.

The Committee used peer group data and data from Willis Towers Watson pay surveys to determine the market median for 2022. The peer group data was for companies in the Philadelphia Utility Index, which has been used by the Committee since 2005 for benchmarking executive officer compensation and company performance. The Committee believes use of an established market index for peer group purposes is consistent with the way shareholders evaluate performance across companies within an industry.

[12]

The term “market median” is used in this CD&A to mean the median level of pay, for that particular element of compensation and for comparable positions, based on peer group data and data from pay surveys provided by Willis Towers Watson.

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COMPENSATION DISCUSSION AND ANALYSIS

2022 PEER GROUP COMPANIES – PHILADELPHIA UTILITY INDEX
■ AES Corporation ■ Ameren ■ American Electric Power ■ American Water Works ■ CenterPoint Energy	■ Consolidated Edison ■ Dominion Energy ■ DTE Energy ■ Duke Energy ■ Entergy	■ Eversource Energy ■ Exelon[13] ■ FirstEnergy ■ NextEra Energy ■ Pinnace West	■ Public Service Enterprise Group ■ Southern Company ■ WEC Energy Group ■ Xcel Energy

EIX is near the peer group median in revenues and market capitalization. For calendar year 2022, EIX had revenues of $17.2 billion compared to the peer group median of $15.3 billion (ranking 8th out of the 21 companies in the peer group), based on reported revenues. As of December 31, 2022, EIX’s market capitalization was $24.3 billion compared to the peer group median of $29.2 billion (ranking 14th out of 21).

As part of the process of setting 2022 target total direct compensation for NEOs, Pay Governance provided the Committee with benchmarking data from peer group proxy statements. In addition, the Committee received base salary, target annual incentive, and target long-term incentive grant value data from the Willis Towers Watson 2021 Energy Services and the Willis Towers Watson 2021 General Industry pay surveys. The pay survey data included compensation information from utilities, other energy companies, and companies in other industries with comparable revenues, in order to reflect the range of the Company’s competitors for executive talent and provide a robust set of information to make compensation decisions. The pay survey data was presented to the Committee in aggregated form. The Committee does not consider the identities of the individual companies in the survey data to be material for its decision-making process, and the individual companies were not provided to the Committee.

The components of the market data and the relative weighting used to calculate a market median varied for each NEO position, based on the availability of sufficient comparative data for the position, and were reviewed by Pay Governance. Market median levels for 2022 were projected from available data with input from Pay Governance.

RISK CONSIDERATIONS

The Company’s executive compensation policy directs that our total compensation structure should not encourage inappropriate or excessive risk-taking. The Committee takes risk into consideration when reviewing and approving executive compensation.

As specified in its charter, and with the assistance of Pay Governance and Company management, the Committee reviewed the compensation programs of the Company and its subsidiaries, for executives and for employees generally, and has concluded these programs do not create risks reasonably likely to have a material adverse effect on the Company.

In concluding that the current executive compensation program does not encourage inappropriate or excessive risk-taking, the Committee noted the following characteristics that limit risk:

■	Annual incentives are balanced with long-term incentives to lessen the risk that short-term objectives might be pursued to the detriment of long-term value creation;
■	Goals for annual incentive programs are varied (not focused on just one metric), include safety and compliance goals, and are subject to Committee review and discretion as to the ultimate award payment for executives;
■	Long-term incentive awards are subject to a multi-year vesting schedule;
■	The ultimate value of equity grants is not solely dependent on stock price due to the use of relative TSR and Core EPS for performance shares;
■	Annual incentive and performance share payouts are capped at 200% of target;
■	Stock ownership guidelines require Vice Presidents and more senior officers to own Company stock worth one to six times their base salary and prohibit sales of EIX Common Stock acquired from long-term incentive awards if the required ownership level has not been achieved;
■	All directors and employees, including NEOs, are prohibited from short sales, trading in derivatives and hedging of Company securities;
■	Executive officers are prohibited from pledging Company securities, as are Vice Presidents and more senior officers who report directly to the CFO;
■	The Company has an incentive compensation clawback policy that allows the Committee or the Board to recoup incentive compensation overpayments in the event of a restatement of Company financial statements; and
■	Executive retirement and deferred compensation benefits are unfunded and thus depend on the continued solvency of the Company.
[13]

Constellation Energy was added to the Philadelphia Utility Index in February 2022 after it was spun-off from Exelon. Exelon remained in the Philadelphia Utility Index. Since Exelon was a member of the Philadelphia Utility Index at the beginning of 2022 and Constellation Energy was not, Exelon was included and Constellation Energy was excluded from the peer group used for benchmarking NEO compensation for 2022 and from the peer groups used for determining EIX’s TSR ranking for performance shares granted in 2020, 2021, and 2022. As explained in Performance Share Awards: TSR Metric above, a company must be a member of the Philadelphia Utility Index at the beginning of a performance period in order to be in the Comparison Group for TSR ranking.

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COMPENSATION DISCUSSION AND ANALYSIS

4	Post-Employment and Other Benefits

Post-Employment and Disability Benefits

The NEOs receive retirement benefits under qualified and non-qualified defined-benefit and defined-contribution retirement plans. The SCE Retirement Plan and the 401(k) Plan are both qualified retirement plans in which the NEOs participate on substantially the same terms as other participating employees.

Due to limitations imposed by ERISA and the Internal Revenue Code, the benefits payable to the NEOs under the SCE Retirement Plan and the 401(k) Plan are limited. The Executive Retirement Plan and the Executive Deferred Compensation Plan allow our NEOs to receive some of the benefits that would be paid under the qualified plans but for such limitations, and certain additional benefits.

For descriptions of the tax-qualified and non-qualified defined benefit pension plans and the Executive Deferred Compensation Plan, see the narrative to the Pension Benefits Table and Non-Qualified Deferred Compensation Table, respectively.

The Company also sponsors an executive disability benefit plan in which the NEOs were eligible to participate in 2022.

The Committee believes these programs help us to attract and retain highly qualified executives.

2022 Change in Pension Value

Our executives hired before 2018, including our NEOs, participate in the SCE Retirement Plan and receive a final average pay benefit under the EIX Executive Retirement Plan. Executives hired on or after January 1, 2018 do not. See the Pension Benefits Table section below for details.

We are required to calculate an NEO’s change in pension value each year based on applicable accounting rules. This accounting-based value is disclosed in column (h) of the Summary Compensation Table and included in the standard total compensation column of the Summary Compensation Table (the “Total” in column (j) of the table). However, the accounting-based methodology for determining the change in pension value is sensitive to interest rate levels and other assumptions, and changes in those assumptions may result in large swings in disclosed value from year-to-year, particularly for long-service executives who receive a final average pay benefit, such as Messrs. Pizarro and Powell and Ms. Rigatti, each of whom has more than 20 years of service as employees of the Company or its subsidiaries.

It is important to note that the accounting-based assumptions used to calculate the change in pension value are generally outside the control of the Committee and many of them vary from the assumptions and payment elections used to calculate actual pension benefit amounts and payment streams under the SCE Retirement Plan and EIX Executive Retirement Plan.

Severance and Change in Control Benefits

Our policy regarding severance protection for NEOs stems from its importance in retaining and recruiting executives. Executives have attractive opportunities with other companies or are recruited from well-compensated positions in other companies. We believe offering approximately one year’s worth of compensation and benefits if any officer is involuntarily severed without cause provides financial security to offset the risk of leaving another company or foregoing an opportunity with another company. Severance benefits are not offered for resignation for “good reason,” except if a “change in control” occurs (these terms are defined in the Severance Plan).

The current executive compensation plans offer additional benefits if a change in control of EIX occurs. We believe the occurrence, or expected occurrence, of a change-in-control transaction would create uncertainty regarding continued employment for NEOs. This uncertainty would result from the fact that many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. To encourage the NEOs to remain employed with the Company during a time when their prospects for continued employment following the change in control would be uncertain, and to permit them to remain focused on the Company’s interests, NEOs are provided with enhanced severance benefits if their employment is actually or constructively terminated without cause within a defined period of time around a change in control of EIX. Constructive termination (or a resignation for “good reason”) would include occurrences such as a material diminution in duties or salary, or a substantial relocation.

Given that none of the NEOs has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or annual incentive award, we believe a constructive termination severance trigger is needed to prevent an acquirer from having an incentive to constructively terminate an NEO’s employment to avoid paying any severance benefits. We do not provide excise tax gross-ups on change-in-control severance benefits for any of our executives. We do not believe NEOs should be entitled to receive their cash severance benefits merely because a change-in-control transaction occurs. Therefore, the payment of cash severance benefits is subject to a double-trigger where an actual or constructive termination of employment must also occur before payment.

However, if a change in control occurs where EIX is not the surviving corporation, and following the transaction, outstanding equity awards would not be continued or assumed, then NEOs and other holders of awards under our equity incentive plan would receive immediate vesting of their outstanding equity awards as described under Potential Payments Upon Termination or Change in Control. We believe it is appropriate to fully vest equity awards in change-in-control situations where EIX is not the surviving corporation and the

Edison International	46	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

equity awards are not assumed, whether or not employment is terminated, because such a transaction ends the NEOs’ ability to realize any further value with respect to the equity awards.

For detailed information on the estimated potential payments and benefits payable to NEOs if they terminate employment, including following a change in control of the Company, see Potential Payments Upon Termination or Change in Control.

Perquisites

In general, we provide no perquisites for our NEOs. If a Company-oriented security concern exists, the Company may pay for reasonable security services. Given the nature of these concerns and costs, the Company does not consider the security services to be a perquisite. However, any such security services for 2022 were taken into account when determining whether the total amount of perquisites for an NEO exceeded $10,000 and required disclosure in this Proxy Statement. This threshold was not reached for any NEO for 2022.

5	Other Compensation Policies and Guidelines

Tax-Deductibility

Federal income tax law generally prohibits a publicly held company from deducting compensation paid to a current or former NEO that exceeds $1 million during the tax year. Certain amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017 may qualify for an exception to the $1 million deductibility limit. There can be no assurance that any compensation the Committee intended to be deductible will in fact be deductible.

Although the potential deductibility of compensation is one of the factors the Committee generally considers when designing the Company’s executive compensation program, the Committee has the flexibility to take any compensation-related actions it determines are in the best interests of the Company and its shareholders, including awarding compensation that will not be deductible for tax purposes.

Stock Ownership Guidelines

To underscore the importance of linking executive and shareholder interests, the Company has stock ownership guidelines that require Vice Presidents and more senior officers to own EIX Common Stock or equivalents in an amount ranging from one to six times their annual base salary. The stock ownership guidelines for NEOs who were employed on December 31, 2022 are as follows:

Stock Ownership Guideline as
Executive	Multiple of Base Salary
EIX President and CEO	6x
EIX CFO; EIX General Counsel	3x
SCE President and CEO	3x
EIX SVP	2x

The NEOs are expected to achieve their ownership targets within five years from the date they became subject to the guidelines. EIX Common Stock owned outright, shares held in the 401(k) Plan, and vested and unvested restricted stock units which do not depend on performance measures are included in determining compliance with the guidelines. Shares that NEOs may acquire through the exercise or payout of stock options and performance shares are not included in determining compliance until the options or performance shares are exercised, or paid, as the case may be, and the shares are acquired. Based on ownership as of March 1, 2023, all NEOs are in compliance with the guidelines.

The guidelines provide that an officer subject to the guidelines may not sell EIX Common Stock acquired pursuant to an EIX long-term incentive award (“Acquired Stock”) if the officer does not meet his or her ownership requirement under the guidelines. An officer whose ownership satisfies the guidelines may not sell Acquired Stock to the extent the sale would cause his or her ownership to fall below the applicable guideline level. These transfer limitations do not apply to transfers to satisfy the exercise price of an EIX stock option or to satisfy tax obligations with respect to an EIX long-term incentive award.

The guidelines also provide that officers should elect dividend reinvestment on shares of EIX Common Stock owned by them if they have not met their guideline level.

Edison International	47	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Hedging and Pledging Policy

Under the Company’s Insider Trading Policy, the following activities related to Covered Securities, including EIX shares,14 are prohibited for all directors and employees, including NEOs:

■	Hedging related to Covered Securities. The Insider Trading Policy provides the following examples of hedging transactions: (i) selling security futures contracts related to Covered Securities; (ii) entering into prepaid variable forward contracts, equity swaps, or zero cost collars related to Covered Securities; and (iii) contributing a Company security to an exchange fund in exchange for an interest in the fund.
■	Trading in derivatives related to Covered Securities.
■	Purchasing Covered Securities on margin. Any Covered Securities purchased in the open market must be paid for fully at the time of purchase. Cashless exercises are permitted for stock options granted by the Company as compensation under the EIX 2007 Performance Incentive Plan.
■	Short sales of Covered Securities. Any Covered Securities sold by the director or employee must be owned by or her at the time of sale. Cashless exercises are permitted for stock options granted by the Company as compensation under the EIX 2007 Performance Incentive Plan.

In addition, directors, executive officers, and Vice Presidents and more senior officers who report directly to the CFO may not pledge Covered Securities as collateral for loans.

Clawback Policy

The Company maintains an incentive compensation clawback policy that allows the Board or the Committee to recoup incentive compensation if the Company restates its financial statements. The policy applies to cash or equity-based incentive compensation to current and former NEOs and other executive officers that is paid, granted, vested or accrued in any fiscal year within the three-year period preceding the filing of the restatement. The policy allows recoupment of the difference between the incentive compensation paid, granted, vested or accrued under the original results and the incentive compensation that would have been paid, granted, vested or accrued under the restated results. The policy can be enforced by reducing or cancelling outstanding and future incentive compensation, and by a claim for repayment.

The NYSE has filed with the SEC proposed changes to its listing standards requiring companies listed on the NYSE to implement clawback policies for recovering from executive officers incentive compensation overpayments based on misstated financial reporting measures. The Committee expects to review any necessary revisions to the clawback policy during 2023.

COMPENSATION COMMITTEE REPORT

The Compensation and Executive Personnel Committee is composed of the five independent directors listed below and operates under a charter adopted by the Board, which is posted on our website at www.edison.com/corpgov.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and the discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s 2022 Annual Report and this Proxy Statement.

Compensation and Executive Personnel Committee

Vanessa C.L. Chang (Chair)
James T. Morris
Timothy T. O’Toole
Linda G. Stuntz
Peter J. Taylor

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Taylor joined the Compensation and Executive Personnel Committee on April 28, 2022. The other Committee members whose names appear on the Compensation Committee Report above served during all of 2022. Under applicable SEC rules, there were no interlocks or insider participation on the Committee.

[14]

The Insider Trading Policy defines “Covered Securities” as all of the securities of EIX and its consolidated subsidiaries, including: common, preferred and preference stocks or other equity securities; debt securities; and derivative, convertible and exchangeable securities related to these securities, whether or not issued by EIX or any of its subsidiaries.

Edison International	48	2023 Proxy Statement

Executive Compensation

Summary Compensation Table – Fiscal Years 2020, 2021 and 2022

The following table presents information regarding compensation of our NEOs for service during 2022, 2021 and 2020. The table was prepared in accordance with SEC requirements. The total compensation presented below does not necessarily reflect the actual total compensation received by our NEOs. The amounts under “Stock Awards” and “Option Awards” do not represent the actual amounts paid to or realized by our NEOs for these awards during 2020-2022, but represent the aggregate grant date fair value of awards granted in those years as determined for financial reporting purposes. Likewise, the amounts under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” do not reflect amounts paid to or realized by our NEOs during 2020-2022.

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings(3)	Compensation(4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Pedro J. Pizarro	2022	1,365,385	—	6,576,144	2,192,006	1,960,470	68,924	28,300	12,191,229
EIX President and CEO	2021	1,325,249	—	3,823,832	3,823,755	2,074,800	3,289,304	27,400	14,364,340
	2020	1,281,813	—	3,708,866	3,708,757	1,612,500	5,446,963	27,100	15,785,999
Maria Rigatti	2022	732,115	—	1,433,324	477,757	761,570	22,486	18,300	3,445,552
EIX EVP and CFO	2021	707,981	—	887,582	887,504	783,840	1,307,104	17,400	4,591,411
	2020	688,844	—	914,844	914,763	576,923	1,589,757	17,100	4,702,231
Adam S. Umanoff	2022	635,962	—	984,154	328,006	569,856	320,176	18,300	2,856,454
EIX EVP and General Counsel	2021	603,604	—	665,517	665,504	626,175	361,249	17,400	2,939,449
	2020	589,692	—	652,756	652,578	493,881	369,412	17,100	2,775,419
Steven D. Powell	2022	650,000	—	1,145,681	381,882	591,175	8,501	22,480	2,799,719
SCE President and CEO(5)	2021	481,513	—	458,244	458,140	469,967	430,345	17,400	2,315,609
Caroline Choi	2022	496,623	—	564,215	188,026	334,835	26,184	18,300	1,628,183
EIX and SCE SVP
(1)	Stock awards consist of performance shares and restricted stock units granted under the 2007 Performance Incentive Plan in the year indicated. The performance share and restricted stock unit amounts shown in the Summary Compensation Table reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. For performance shares, the value is reported as of the grant date based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions and methodologies used to calculate these amounts, see the discussion contained in (i) Note 9 (Compensation and Benefit Plans) to Consolidated Financial Statements, included as part of the Company’s 2022 Annual Report and (ii) similar Notes to the Company’s Consolidated Financial Statements for prior years when the awards were granted.

The table below shows the maximum value of performance share awards included in the Summary Compensation Table at the grant date assuming that the highest level of performance conditions will be achieved. For the grant date fair value of each award based on the probable outcome of the applicable performance conditions, see the Grants of Plan-Based Awards Table below. The performance period for the 2020 performance share awards ended on December 31, 2022. EIX’s TSR relative to the comparison group was below the threshold required for payout of the TSR performance shares granted in 2020. The performance periods for the 2021 and 2022 performance shares have not ended.

	Maximum	Maximum	Maximum
	Performance Share	Performance Share	Performance Share
	Potential as of	Potential as of	Potential as of
	Grant Date for 2022	Grant Date for 2021	Grant Date for 2020
	Awards	Awards	Awards
Name	($)	($)	($)
Pedro J. Pizarro	8,768,203	3,823,842	3,708,859
Maria Rigatti	1,911,134	887,598	914,892
Adam S. Umanoff	1,312,204	665,525	652,815
Steven D. Powell	1,527,563	458,266	—
Caroline Choi	752,259	—	—

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EXECUTIVE COMPENSATION

(2)	Option awards consist of non-qualified stock options granted under the 2007 Performance Incentive Plan in the year indicated. The option amounts shown in the Summary Compensation Table reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate these amounts, see the discussion of options contained in (i) Note 9 (Compensation and Benefit Plans) to Consolidated Financial Statements, included as part of the Company’s 2022 Annual Report and (ii) similar Notes to the Company’s Consolidated Financial Statements for prior years when the awards were granted.
(3)	The reported amounts for 2022 include: (i) 2022 interest on deferred compensation account balances considered under SEC rules to be at above-market rates for Mr. Pizarro $68,924; Ms. Rigatti $22,486; Mr. Umanoff $74,927; Mr. Powell $8,501; and Ms. Choi $26,184; and (ii) the 2022 aggregate change in the actuarial present value of the accumulated benefit under the SCE Retirement Plan and the EIX Executive Retirement Plan for Mr. Pizarro -$1,547,942; Ms. Rigatti -$40,356; Mr. Umanoff $245,249; Mr. Powell -$392,094; and Ms. Choi -$25,376. Since the pension value for Messrs. Pizarro and Powell and Mses. Rigatti and Choi decreased, in accordance with SEC rules, the respective decreases are not included in the amount reported for those NEOs in column (h) of the Summary Compensation Table.

The change in pension value amounts reported in column (h) and this footnote (3) are based on accounting rules and incorporate changes in discount rates and other assumptions that are outside the control of the Committee and may not reflect the actual amounts that ultimately will be paid to the NEO. The assumptions used for pension plan benefit accruals and payments may differ from assumptions used for accounting purposes and may change from time to time. In addition, the large change in pension value amounts for Mr. Pizarro and Ms. Rigatti in 2020 and 2021 are in part due to the Committee’s decision in February 2019 to not pay annual incentive awards to these NEOs for 2018. That decision suppressed the change in pension value for 2019 and created a situation where the slightly above-target annual incentive awards that the Committee approved in February 2020 and 2021 had an outsized impact on the 2020 and 2021 change in pension value. See Pension Benefits Table below for an explanation of pension benefit formulas. As discussed in the 2019 Proxy Statement, the Committee’s decision to not pay annual incentive awards to certain top officers for 2018 was made in consultation with management and with its full support and agreement, and was not a reflection on the performance of the officers or the Company.

(4)	Amounts reported for 2022 represent EIX or SCE contributions to the 401(k) Plan for each NEO other than Messrs. Pizarro and Powell. For Mr. Pizarro, the amount reported for 2022 includes (i) $18,300 for company matching contributions to the 401(k) Plan and (ii) $10,000 in charitable matching gifts under the Director Matching Gift Program described in footnote (5) to the Director Compensation Table above. For Mr. Powell, the amount reported for 2022 includes (i) $18,300 for company matching contributions to the 401(k) Plan and (ii) $4,180 in charitable matching gifts under the Director Matching Gift Program described in footnote (5) to the Director Compensation Table above.
(5)	Mr. Powell became SCE’s President and CEO effective December 1, 2021; he was an SCE EVP from January 1, 2021 through November 30, 2021.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards Table – Fiscal Year 2022

The following table presents information regarding the incentive plan awards granted to our NEOs during 2022 under the EIX 2007 Performance Incentive Plan and the potential 2022 target and maximum amount of performance-based annual incentive awards payable under the EIX Executive Incentive Compensation Plan (“EICP”). See the CD&A above for further information regarding award terms reported in the table below and for discussions regarding NEO stock ownership guidelines, dividends paid on equity awards, and allocations between short-term and long-term compensation.

			Estimated Future Payouts			Estimated Future Payouts
			Under Non-Equity Incentive			Under Equity Incentive			All Other			Grant
			Plan Awards(2)			Plan Awards(3)			Stock	All Other		Date Fair
						Threshold	Target	Maximum	Awards:	Option	Exercise	Value
						Number	Number	Number	Number	Awards:	or Base	of Stock
						of Shares	of Shares	of Shares	of Shares	Number of	Price of	and
		Date of				of Stock	of Stock	of Stock	of Stock	Securities	Option	Option
	Grant	Committee	Threshold	Target	Maximum	or Units	or Units	or Units	or Units	Underlying	Awards	Awards(4)
Name	Date(1)	Action	($)	($)	($)	(#)	(#)	(#)	(#)	Options (#)	($/Sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Pedro J. Pizarro
TSR Performance Shares	3/1/2022	2/23/2022				7,472	29,889	59,778				2,192,059
EPS Performance Shares	3/1/2022	2/23/2022				8,610	34,439	68,878				2,192,042
Stock Options	3/1/2022	2/23/2022								221,863	63.65	2,192,006
Restricted Stock Units	3/1/2022	2/23/2022							34,439			2,192,042
Annual Incentive				1,849,500	3,699,000
Maria Rigatti
TSR Performance Shares	3/1/2022	2/23/2022				1,629	6,515	7,290				477,810
EPS Performance Shares	3/1/2022	2/23/2022				1,877	7,506	8,082				477,757
Stock Options	3/1/2022	2/23/2022								48,356	63.65	477,757
Restricted Stock Units	3/1/2022	2/23/2022							7,506			477,757
Annual Incentive				624,750	1,249,500
Adam S. Umanoff
TSR Performance Shares	3/1/2022	2/23/2022				1,118	4,473	8,946				328,050
EPS Performance Shares	3/1/2022	2/23/2022				1,289	5,154	10,308				328,052
Stock Options	3/1/2022	2/23/2022								33,199	63.65	328,006
Restricted Stock Units	3/1/2022	2/23/2022							5,154			328,052
Annual Incentive				512,000	1,024,000
Steven D. Powell
TSR Performance Shares	3/1/2022	2/23/2022				1,302	5,207	10,414				381,881
EPS Performance Shares	3/1/2022	2/23/2022				1,500	6,000	12,000				381,900
Stock Options	3/1/2022	2/23/2022								38,652	63.65	381,882
Restricted Stock Units	3/1/2022	2/23/2022							6,000			381,900
Annual Incentive				552,500	1,105,000
Caroline Choi
TSR Performance Shares	3/1/2022	2/23/2022				641	2,564	5,128				188,044
EPS Performance Shares	3/1/2022	2/23/2022				739	2,955	5,910				188,086
Stock Options	3/1/2022	2/23/2022								19,031	63.65	188,026
Restricted Stock Units	3/1/2022	2/23/2022							2,955			188,086
Annual Incentive				300,840	601,680

(1)	Performance shares, options, and restricted stock units were granted to each NEO on March 1, 2022 as part of the NEO’s compensation package for his or her position as of that date.
(2)	Maximum amounts reported reflect 200% of the applicable annual incentive target under the EICP. For information regarding the description of performance-based conditions under the EICP, see Annual Incentive Awards in the CD&A above.
(3)	One-half of each NEO’s 2022 performance share award value was granted in performance shares subject to a TSR vesting metric and the other half of the award value was granted in performance shares subject to an EPS vesting metric. The TSR and EPS components of each NEO’s award are subject to different threshold and other vesting requirements. In order to reflect these differences, the table above reports the TSR and EPS components of each NEO’s 2022 performance share award as separate awards. See Long-Term Incentive Awards in the CD&A above and Potential Payments on Termination or Change in Control below for information regarding the terms of the awards, the description of performance-based vesting conditions, the criteria for determining the amounts payable, and the consequences of a termination of employment in certain circumstances.
(4)	The amounts shown for performance shares, options, and restricted stock units represent the grant date fair value of the awards in 2022 determined in accordance with FASB ASC Topic 718. There is no guarantee that, if and when the awards vest, they will have this value. Assumptions used in the calculation of these amounts are referenced in footnotes (1) and (2) to the Summary Compensation Table. The amounts shown for each NEO were based on the following Long-Term Incentive % of Salary that the Committee approved for the March 1, 2022 total grant date fair value of stock and option awards as a percentage of annualized base salary, with 25% of the total grant date fair value allocated to each of EIX’s four LTI vehicles for 2022 (TSR performance shares, EPS performance shares, stock options, and restricted stock units): Mr. Pizarro 640%, Ms. Rigatti 260%; Mr. Umanoff 205%; Mr. Powell 235%; and Ms. Choi 150%.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards Table – Fiscal Year-End 2022

The following table presents information regarding the outstanding equity awards held by our NEOs at the end of 2022. Outstanding equity awards consist of EIX non-qualified stock options, performance shares, and restricted stock units. Column (d) “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” (which is used to reflect option awards subject to performance-based vesting requirements) has been omitted in accordance with SEC rules because no such awards were outstanding at the end of 2022.

		Option Awards				Stock Awards
									Equity
									Incentive
									Plan
									Awards:
								Equity	Market
								Incentive	or Payout
								Plan Awards:	Value of
							Market	Number of	Unearned
		Number of	Number of			Number	Value of	Unearned	Shares,
		Securities	Securities			of Shares	Shares or	Shares,	Units or
		Underlying	Underlying			or Units of	Units of	Units or	Other
		Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	Rights That
		Options	Options	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Grant	Exercisable(1)	Unexercisable(1)	Price	Expiration	Vested(2)	Vested(2)(3)	Not Vested(4)	Vested(3)(4)
Name	Date	(#)	(#)	($)	Date(1)	(#)	($)	(#)	($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Pedro J. Pizarro	12/31/2014	65,879	—	65.48	1/2/2024	—	—	—	—
	3/2/2015	111,608	—	63.72	1/2/2025	—	—	—	—
	3/1/2016	116,785	—	66.88	1/2/2026	—	—	—	—
	9/30/2016	75,836	—	72.25	1/2/2026	—	—	—	—
	3/1/2017	249,942	—	79.38	1/4/2027	—	—	—	—
	3/1/2018	373,476	—	60.78	1/3/2028	—	—	—	—
	3/5/2019	301,875	100,625	62.50	1/2/2029	—	—	—	—
	3/5/2020	225,594	225,593	69.01	1/2/2030	30,751	1,956,349	—	—
	3/1/2021	132,403	397,203	54.91	1/2/2031	38,062	2,421,478	55,227	3,513,539
	3/1/2022	—	221,863	63.65	1/2/2032	36,004	2,290,581	103,256	6,569,118
Maria Rigatti	9/30/2014	18,386	—	55.92	1/2/2024	—	—	—	—
	3/2/2015	22,500	—	63.72	1/2/2025	—	—	—	—
	3/1/2016	22,103	—	66.88	1/2/2026	—	—	—	—
	9/30/2016	22,294	—	72.25	1/2/2026	—	—	—	—
	3/1/2017	60,197	—	79.38	1/4/2027	—	—	—	—
	3/1/2018	88,537	—	60.78	1/3/2028	—	—	—	—
	3/5/2019	78,069	26,023	62.50	1/2/2029	—	—	—	—
	3/5/2020	55,644	55,641	69.01	1/2/2030	7,585	482,535	—	—
	3/1/2021	30,733	92,190	54.91	1/2/2031	8,835	562,060	12,819	815,551
	3/1/2022	—	48,356	63.65	1/2/2032	7,847	499,234	22,505	1,431,788
Adam S. Umanoff	3/2/2015	83,572	—	63.72	1/2/2025	—	—	—	—
	3/1/2016	76,015	—	66.88	1/2/2026	—	—	—	—
	3/1/2017	52,672	—	79.38	1/4/2027	—	—	—	—
	3/1/2018	67,180	—	60.78	1/3/2028	—	—	—	—
	3/5/2019	55,695	18,563	62.50	1/2/2029	—	—	—	—
	3/5/2020	39,696	39,693	69.01	1/2/2030	—	—	—	—
	3/1/2021	23,046	69,129	54.91	1/2/2031	—	—	9,612	611,507
	3/1/2022	—	33,199	63.65	1/2/2032	—	—	15,453	983,103

Edison International	52	2023 Proxy Statement

EXECUTIVE COMPENSATION

		Option Awards				Stock Awards
									Equity
									Incentive
									Plan
									Awards:
								Equity	Market
								Incentive	or Payout
								Plan Awards:	Value of
							Market	Number of	Unearned
		Number of	Number of			Number	Value of	Unearned	Shares,
		Securities	Securities			of Shares	Shares or	Shares,	Units or
		Underlying	Underlying			or Units of	Units of	Units or	Other
		Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	Rights That
		Options	Options	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Grant	Exercisable(1)	Unexercisable(1)	Price	Expiration	Vested(2)	Vested(2)(3)	Not Vested(4)	Vested(3)(4)
Name	Date	(#)	(#)	($)	Date(1)	(#)	($)	(#)	($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Steven D. Powell	3/1/2013	4,077	—	48.48	1/3/2023	—	—	—	—
	3/3/2014	6,852	—	51.90	1/2/2024	—	—	—	—
	3/2/2015	6,925	—	63.72	1/2/2025	—	—	—	—
	3/1/2016	8,328	—	66.88	1/2/2026	—	—	—	—
	3/1/2017	7,763	—	79.38	1/4/2027	—	—	—	—
	3/1/2018	10,183	—	60.78	1/3/2028	—	—	—	—
	9/28/2018	1,425	—	67.68	1/3/2028	—	—	—	—
	3/5/2019	10,962	3,654	62.50	1/2/2029	—	—	—	—
	9/30/2019	3,888	1,296	75.42	1/2/2029	—	—	—	—
	3/5/2020	14,722	14,719	69.01	1/2/2030	2,007	127,696	—	—
	3/1/2021	12,338	37,005	54.91	1/2/2031	3,546	225,603	5,145	327,347
	12/31/2021	2,412	7,227	68.25	1/2/2031	781	49,684	1,127	71,699
	3/1/2022	—	38,652	63.65	1/2/2032	6,273	399,068	17,989	1,144,459
Caroline Choi	3/1/2013	15,392	—	48.48	1/3/2023	—	—	—	—
	3/3/2014	10,592	—	51.90	1/2/2024	—	—	—	—
	3/2/2015	10,004	—	63.72	1/2/2025	—	—	—	—
	3/1/2016	9,941	—	66.88	1/2/2026	—	—	—	—
	6/30/2016	1,829	—	77.67	1/2/2026	—	—	—	—
	3/1/2017	8,665	—	79.38	1/4/2027	—	—	—	—
	3/1/2018	13,260	—	60.78	1/3/2028	—	—	—	—
	3/5/2019	17,820	5,940	62.50	1/2/2029	—	—	—	—
	3/5/2020	15,658	15,656	69.01	1/2/2030	2,134	135,777	—	—
	3/1/2021	11,391	34,164	54.91	1/2/2031	3,274	208,286	4,752	302,311
	3/1/2022	—	19,031	63.65	1/2/2032	3,089	196,541	8,859	563,616
(1)	Subject to each NEO’s continued employment, each unvested stock option grant becomes vested in equal annual installments—over a three-year vesting period for 2022 grants and over a four-year vesting period for grants made before 2022—with the first installment vesting on January 2 in the year following the year in which the grant occurs and the remaining installments vesting on the anniversaries of that date thereafter (if January 2 falls on a holiday or weekend, then vesting occurs either on the preceding business day or the next business day on which the New York Stock Exchange is open, depending on the terms applicable to the grant).
(2)	Subject to each NEO’s continued employment, restricted stock units become vested and payable on January 2 at the end of a three-year vesting period beginning with the year in which the grant occurs (if January 2 falls on a holiday or weekend, then vesting occurs on the next business day on which the New York Stock Exchange is open).
(3)	The values shown in columns (h) and (j) of the table are determined by multiplying the number of shares or units reported in column (g) or (i), respectively, by the closing price of EIX Common Stock on December 31, 2022.
(4)	Subject to each NEO’s continued employment, approximately half of each NEO’s 2021 and 2022 performance share grants become earned and vested based on EIX’s comparative TSR during the relevant three-year performance period (“TSR Performance Shares”) and the remainder become earned and vested based on EIX’s average annual Core EPS measured against target levels for the three calendar years in the relevant performance period (“EPS Performance Shares”). The number of performance shares included for each NEO in column (i) of the table above is the aggregate number of shares that may become earned if (i) for the TSR Performance Shares granted in 2021, EIX’s TSR for the 2021-2023 performance period turns out to be at the 50th percentile of the comparison group of companies, (ii) for the TSR Performance Shares granted in 2022, EIX’s TSR for the 2022-2024 performance period turns out to be at the 50th percentile, and (iii) for the EPS Performance Shares granted in both years, EIX’s Core EPS turns out to be equal to or greater than 120% of the target level each year in the performance periods. These are the target (i.e., 100% of target) number of 2021 and 2022 TSR Performance Shares, and the maximum (i.e., 200% of target) number of 2021 and 2022 EPS Performance Shares that may become payable (including shares added by reinvestment of dividend equivalents). These payout assumptions are presented in accordance with SEC guidance and are provided only for purposes of illustration and not as an expectation or projection about the future.

Edison International	53	2023 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested Table – Fiscal Year 2022

The following table presents information regarding the exercise of stock options by our NEOs and vesting of stock awards during 2022. The stock awards listed in the following table represent the value realized on the vesting of restricted stock units during 2022, and the value realized on the vesting of 2020 performance share awards payable for the 2020-2022 performance period.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise(1)	on Vesting(2)	on Vesting(2)(3)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Pedro J. Pizarro	—	—	48,403	3,203,720
Maria Rigatti	—	—	12,322	816,048
Adam S. Umanoff	—	—	8,284	527,029
Steven D. Powell	—	—	2,650	174,736
Caroline Choi	32,927	803,748	3,029	200,075
(1)	The value realized on exercise of stock options equals the difference between (i) the market price of EIX Common Stock on the exercise date and (ii) the exercise price of those options, multiplied by the number of shares as to which the options were exercised.
(2)	For Mr. Umanoff, the amounts reported in columns (d) and (e) above include 5,388 restricted stock units awarded in 2022, including dividend equivalents, with a December 31, 2022 value of $342,799 that are considered vested for this purpose because the units would have been payable in accordance with the retirement provisions of the award had he elected to retire on December 31, 2022. In accordance with applicable SEC rules, the units discussed in this footnote are also reported as 2022 registrant contributions in the Non-Qualified Deferred Compensation Table below because, while the units vested or are considered to have vested for certain purposes, they were not yet payable on December 31, 2022.
(3)	With the exception of the restricted stock units discussed in footnote (2) above (which are valued in accordance with footnote (2), the value for stock awards equals the market price of EIX Common Stock on the vesting date (January 3, 2022 for restricted stock units granted in 2019 and December 31, 2022 for performance shares granted in 2020) multiplied by the number of shares or units, as applicable, that vested.

Pension Benefits Table

The following table presents information regarding the present value of accumulated benefits that may become payable to, and payments made to, our NEOs under the qualified and non-qualified defined-benefit pension plans sponsored by SCE or EIX.

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service(1)	Benefit(2)	Fiscal Year(3)
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Pedro J. Pizarro	SCE Retirement Plan	23.2	624,928	—
	Executive Retirement Plan	23	13,351,077	—
Maria Rigatti	SCE Retirement Plan	23.2	814,968	—
	Executive Retirement Plan	23	5,065,380	21,315
Adam S. Umanoff	SCE Retirement Plan	8.0	168,066	—
	Executive Retirement Plan	8	1,646,867	—
Steven D. Powell	SCE Retirement Plan	22.5	291,402	—
	Executive Retirement Plan	23	1,355,788	—
Caroline Choi	SCE Retirement Plan	10.9	203,119	—
	Executive Retirement Plan	11	926,733	—
(1)	The years of credited service are presented as of December 31, 2022 and reflect all years of credited service with EIX and its affiliates.
(2)	The amounts reported in column (d) for “Present Value of Accumulated Benefit” (“PVAB”) are actuarial estimates of the present value of each NEO’s accumulated benefits under the SCE Retirement Plan and the Executive Retirement Plan, using the same measurement date (December 31, 2022) and material assumptions used for year-end 2022 financial reporting purposes, except that it is assumed for purposes of the amounts reported in column (d) that each NEO retires at the later of December 31, 2022, 5 years of service, or age 61, the youngest age at which an unreduced retirement benefit is available from the SCE Retirement Plan and the Executive Retirement Plan. The following assumptions were used to calculate the PVAB: (i) discount rate of 5.36% for the SCE Retirement Plan and 5.28% for the Executive Retirement Plan; (ii) the Pri-2012 White Collar Mortality Table projected with the MP-2021 projection table; (iii) 85% of benefits under the SCE Retirement Plan are paid in the form of a lump sum and 15% are paid in the form of a single life annuity, while 100% of benefits under the Executive Retirement Plan are paid in the form of a lump sum; and (iv) lump sum amounts are determined using an interest rate of 5.36%.
(3)	Payments were made to Ms. Rigatti in accordance with plan terms pursuant to her 2014 termination of employment from Edison Mission Energy, an indirect wholly owned subsidiary of EIX that in 2014 had substantially all of its assets and liabilities discharged in bankruptcy or transferred to third parties. These payments were included in the 2022 change in pension value amount reported in footnote (3) to the Summary Compensation Table.

Edison International	54	2023 Proxy Statement

EXECUTIVE COMPENSATION

SCE Retirement Plan

The SCE Retirement Plan is a non-contributory defined-benefit pension plan subject to ERISA. The Retirement Plan was a traditional final average pay plan with a Social Security offset until April 1, 1999, when for most participants a transition to cash balance features was adopted. Employees hired on or after December 31, 2017 are not eligible to participate in the plan.

Form of Payment

Eligible participants may elect a lump sum, life annuity, joint and survivor annuity (if married), or a contingent annuity. For married participants, payment in a joint and 50% survivor annuity is the automatic form of benefit, absent an alternative election. The cost of the spousal survivor annuity benefit is fully subsidized by EIX and SCE. For single participants, the single life annuity option is the automatic payment method. Participants can choose to start receiving benefit payments after separation from service or can effectively defer commencement of payments until age 72.

Cash Balance Benefits

Eligible employees have cash balance accounts that earn interest monthly based on the third segment rate of a corporate bond yield curve specified by the Internal Revenue Service for the month of August preceding the plan year.

Eligible employees of participating companies also earn a monthly pay credit ranging from 3% to 9% of base pay, depending on the number of age plus service “points” the participant has earned. The pay credits are received for each month the participant has an hour of service with the participating company. An additional credit of $150 per month is applied each month to the cash balance account of each participant who is eligible to receive a pay credit for that month.

Grandfathered Benefits

Eligible participants (at least age 50 or with 60 combined age and service points as of March 31, 1999) are considered “grandfathered” and accrue benefits under prior plan formulas.

Upon separation, the grandfathered participant will be eligible to receive the greater of the benefit calculated under the prior plan formulas (offset by any profit sharing account balance in the 401(k) Plan) or the value of the new cash balance account.

An actuarial reduction of the normal age 65 benefit applies if a grandfathered participant either terminates prior to age 55 and commences benefits prior to age 65, or retires and commences benefits after attaining age 55 but prior to age 61. The pension benefit commencing at age 55 for an employee terminating prior to age 55 with at least five years of service is 53.6% of the normal age 65 benefit, while the pension benefit commencing at age 55 for an employee retiring at age 55 with at least five years of service is 77% of the normal age 65 benefit. Lesser early retirement reductions are applied for benefit commencement after age 55 but prior to age 61. An unreduced early retirement benefit is available from age 61 through age 64.

No NEO is eligible for grandfathered benefits under the SCE Retirement Plan.

Vesting

Full vesting occurs after three years of service, upon attainment of age 65, or upon death while employed.

Executive Retirement Plan

The Executive Retirement Plan is an unfunded benefit plan permitted by ERISA and designed to allow NEOs and other executives to receive benefits that would be paid under the SCE Retirement Plan or 401(k) Plan but for limitations under ERISA and the Internal Revenue Code, and certain additional benefits. In connection with the adoption of Internal Revenue Code Section 409A, the Executive Retirement Plan was separated into two plan documents in 2008. The grandfathered plan document applies to benefits accrued, determined and vested prior to January 1, 2005, while the 2008 plan document applies to benefits accrued, determined or vested on or after January 1, 2005.

Eligibility and Vesting

Company executives, including the NEOs, are eligible to participate in the Executive Retirement Plan. Benefits vest after five years of service, upon death or disability, or upon qualifying for severance benefits under the Severance Plan.

Final Average Pay Benefit Formula Prior to 2018

Executives who participated in the Executive Retirement Plan prior to January 1, 2018, including all the NEOs, accrued an age 65 benefit calculated using the following final average pay formula:

(1.75% x Total Compensation for each year up to 30 years) + (1% x Total Compensation for each year over 30 years).

Total Compensation is the NEO’s base salary and annual incentive award earned in the 36 consecutive months when the total of these payments was the highest (the 36 months need not be consecutive for those grandfathered in the provisions effective prior to 2008).

Edison International	55	2023 Proxy Statement

EXECUTIVE COMPENSATION

Because he was a senior executive prior to January 1, 2006, Mr. Pizarro accrued an additional service percentage of 0.75% per year for his first ten years of service.

The actual benefit payable is reduced and offset by (i) all amounts payable under the SCE Retirement Plan described above, (ii) up to 40% of the executive’s primary Social Security benefits and (iii) the value of 401(k) Plan accounts derived from company profit sharing contributions, if any.

Executive Retirement Account Formula for New Executives After 2017

The Committee changed the Executive Retirement Plan benefit effective January 1, 2018 in order to simplify the plan for new executives and decrease the portion of executives’ compensation and benefits packages not tied directly to performance. An individual who first participates in the plan on or after January 1, 2018 will not receive a final average pay benefit. Instead, the individual’s Executive Retirement Plan benefit will be based on the total credits in his or her Executive Retirement Account (“ERA”). Executives first participating in the Executive Retirement Plan on or after January 1, 2018 receive the following ERA credits: (i) ERA Salary Credits equal to 12% of the differential between the executive’s actual salary for a year and the executive’s earnings taken into account for purposes of determining deferrals under the 401(k) Plan for that year (unless the executive was employed as a non-executive by the Company prior to 2018 and is receiving cash balance credits under the SCE Retirement Plan, in which case the ERA Salary Credits are calculated in the same manner as described in Benefit Formula for Other Executives below); (ii) 12% of the executive’s annual incentive paid under the Executive Incentive Compensation Plan, beginning with the annual incentive for 2018 (“ERA Bonus Credits”); and (iii) interest on the ERA balance based on the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a sixty-month period preceding September 1 of the prior year (“ERA Interest Credits”). EIX may change the interest rate for ERA Interest Credits on a prospective basis for all plan participants.

Benefit Formula for Other Executives

Individuals who participated in the Executive Retirement Plan prior to 2018 and were executives on January 1, 2018, including all the NEOs, will receive a benefit that is the lesser of: (i) the lump sum value of the final average pay benefit determined as described above in Final Average Pay Benefit Formula Prior to 2018 (determined taking into account service before and after January 1, 2018); or (ii) the sum of (x) the lump sum value of the final average pay benefit determined as described above in Final Average Pay Benefit Formula Prior to 2018 but substituting 1% for 1.75% and 0.5% for 1% in the final average pay benefit formula as to years of service accrued after 2017 and (y) the total credits in the participant’s Executive Retirement Account. The aggregate benefit under the Executive Retirement Plan (i.e., totaling the final average pay benefit, if applicable, and the ERA benefit) is expected to be reduced for most executives and will be unchanged for the rest.

Executives who participated in the Executive Retirement Plan prior to 2018 received the following ERA credits for 2022:

■	2022 Trued-Up Salary Credits equal to: 12% of the executive’s actual salary for 2022; minus an assumed match of 6% of the executive’s earnings taken into account for purposes of determining deferrals under the 401(k) Plan for 2022; minus the executive’s cash balance pay credits for 2022 under the SCE Retirement Plan. If this calculation resulted in a negative number (“Bonus Adjustment”), the executive received no 2022 Trued-Up Salary Credits and the Bonus Adjustment was applied to the executive’s 2022 Trued-Up Bonus Credits.
■	2022 Trued-Up Bonus Credits equal to: 12% of the executive’s actual bonus for 2022 under the EICP; as adjusted downward by applying any Bonus Adjustment.
■	ERA Interest Credits.

Severance Benefit

If an NEO becomes entitled to severance benefits under the EIX 2008 Executive Severance Plan (the “Severance Plan”), or any successor plan, the NEO will receive additional service and age credits for purposes of the final average pay benefit and/or additional ERA credits, as applicable, to calculate the NEO’s benefit under the Executive Retirement Plan as described under Potential Payments Upon Termination or Change in Control below. These severance benefit protections are provided to attract and retain qualified executives.

Payment of Plan Benefits

Benefits that become payable under the grandfathered plan document are generally payable as follows. Upon a vested participant’s retirement at or after age 55 or death, the normal form of benefit is a life annuity, paid monthly, with a 50% spousal survivor benefit following the death of the participant (if the surviving spouse is more than five years younger than the participant, the spousal benefit will be reduced to an amount less than 50% of the pre-death benefit to account for the longer projected payout period). The cost of this spousal survivor benefit is fully subsidized by EIX and SCE. A contingent annuity benefit for a survivor other than a spouse is also available, but without company subsidy.

Participants may elect to receive an alternative form of benefit, such as a lump-sum payment or monthly payments over 60 or 120 months. If the participant’s employment terminates for any reason other than death, retirement, permanent and total disability, or involuntary termination not for cause, vested benefits will be paid after the participant attains age 55 in an annuity only. If a participant’s employment is terminated for cause, all benefits will be forfeited.

Edison International	56	2023 Proxy Statement

EXECUTIVE COMPENSATION

Benefits that become payable under the 2008 plan document are generally payable as follows. Participants have sub- accounts for annual accruals for which they may elect payment in the form of a single lump-sum, annual installments, a life annuity with a 50% spousal survivor benefit following the participant’s death, or a contingent annuity. Participants may elect to have their designated form of payment triggered by their separation from service; however, payment will not occur before a participant reaches age 55 other than in the case of death.

Payments triggered by separation from service begin upon a specified time following the applicable triggering event. Payments may be delayed or accelerated under the 2008 plan document if permitted or required under Section 409A of the Internal Revenue Code; if payments are delayed after the later of the applicable triggering event or age 55, interest is credited at a rate based on the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a sixty- month period preceding September 1 of the prior year. EIX established this interest rate for all plan participants and may change the interest rate on a prospective basis.

The annuity options available under the 2008 plan document have the same features as the annuity options available under the grandfathered plan document. Account balances payable in installments under the 2008 plan document earn interest at a rate of interest determined in the same manner as described in the preceding paragraph for delayed payments.

The final average pay benefit formula includes benefit reductions for termination prior to age 55, or early retirement after attaining age 55 but prior to age 61, similar to the formula for the SCE Retirement Plan discussed above. If an NEO terminates prior to age 55 but with a total of 68 years of age and service, the benefit formula includes a special early retirement benefit reduction based on the SCE Retirement Plan formula for early retirement. As of December 31, 2022, no NEOs were eligible for this special early retirement benefit. An unreduced early retirement benefit is available for retirement at age 61 through age 64. Mr. Umanoff was eligible to receive this benefit as of December 31, 2022.

NON-QUALIFIED DEFERRED COMPENSATION TABLE – FISCAL YEAR 2022

The following table presents information regarding the contributions to and earnings on our NEOs’ deferred compensation balances during 2022, and the total deferred amounts for the NEOs at the end of 2022. All deferrals are under the Executive Deferred Compensation Plan (“EDCP”), except for restricted stock units (“RSUs”) that vested or are considered to have been vested for certain purposes at the end of 2022 as a result of the retirement vesting provisions applicable to the RSUs.

			Registrant
			Contributions
		Executive	in	Aggregate	Aggregate	Aggregate
		Contributions in	Last Fiscal	Earnings in	Withdrawals/	Balance at Last
		Last Fiscal Year(2)	Year(2)	Last Fiscal Year(3)	Distributions(4)	Fiscal Year End
Name(1)		($)	($)	($)	($)	($)
(a)		(b)	(c)	(d)	(e)	(f)
Pedro J. Pizarro	EDCP	272,769	—	139,905	—	3,706,362
Maria Rigatti	EDCP	—	—	45,642	4,692	1,162,157
Adam S. Umanoff	EDCP	—	—	152,091	—	3,879,804
	RSUs	—	342,799	-20,018	397,958	1,124,790
Steven D. Powell	EDCP	317,589	—	17,256	135,458	487,562
Caroline Choi	EDCP	114,761	—	53,149	—	1,375,953
(1)	The balances shown represent compensation already reportable in the Summary Compensation Table in this and prior Proxy Statements, except for the portion of interest not considered above-market under SEC rules. Although the contributions to the EDCP reflect compensation that was earned, the officers chose not to have the compensation paid, but instead deferred it, essentially lending to the Company as unsecured general creditors, in return for interest paid at a rate based on Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a 60-month period ending September 1 of the prior year.
(2)	The amounts reported as executive and registrant contributions in 2022 also are included as compensation in the appropriate columns of the Summary Compensation Table above, except as otherwise noted in this footnote (2) with respect to certain RSUs awarded to Mr. Umanoff. The RSUs awarded to Mr. Umanoff during 2020, 2021, and 2022 are reported in the Stock Awards column of the Summary Compensation Table above for the year of grant (based on their respective grant date fair values), while in this Non-Qualified Deferred Compensation Table the units that became vested (or deemed vested for certain purposes during 2022 as a result of the retirement vesting provisions applicable to these awards) are reported as registrant contributions based on the closing price of EIX Common Stock on December 31, 2022 and include dividend equivalents accrued as of December 31, 2022. All of the RSUs awarded to Mr. Umanoff in 2022 became vested for certain purposes during 2022 as a result of the retirement vesting provisions applicable to these awards. In accordance with applicable SEC rules, these units are reflected in this table because, while the units are considered to have been vested for certain purposes at the end of 2022, they had not yet become payable.
(3)	Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is included as compensation in column (h) of the Summary Compensation Table above.
(4)	Distributions to Ms. Rigatti were made in accordance with plan terms pursuant to her 2014 termination of employment from Edison Mission Energy, an indirect wholly owned subsidiary of EIX that in 2014 had substantially all of its assets and liabilities discharged in bankruptcy or transferred to third parties. Distributions to Mr. Powell were made in accordance with plan terms pursuant to his in-service payment elections.

Edison International	57	2023 Proxy Statement

EXECUTIVE COMPENSATION

Executive Deferred Compensation Plan

As part of the 2008 Internal Revenue Code Section 409A amendments, the Executive Deferred Compensation Plan was separated into two plan documents. The grandfathered plan document applies to deferrals earned, determined and vested prior to January 1, 2005, while the 2008 plan document applies to deferrals earned, determined or vested on or after January 1, 2005.

Contributions

Each NEO may elect to defer up to 75% of base salary. Each NEO may also elect to defer up to 85% of any annual incentive award earned or 100% of the cash portion (less the tax withholding due in connection with the deferral) of performance share payouts. All such deferrals are fully vested.

The Committee changed the Executive Deferred Compensation Plan effective January 1, 2018 to eliminate matching contributions, in order to simplify the plan and decrease the portion of executives’ compensation and benefits packages not tied directly to performance.

Interest

Amounts deferred (including earnings and matching contributions) accrue interest until paid. The interest crediting rate on each NEO’s account balance is the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a sixty-month period ending September 1. EIX established this interest rate for all plan participants and has discretion to change the interest rate on a prospective basis.

Payment of Grandfathered Benefits

Benefits under the grandfathered plan document may be deferred until a specified date, retirement, death or termination of employment. At the participant’s election, compensation deferred until retirement or death may be paid as a lump sum, in monthly installments over 60, 120, or 180 months, or in a combination of a partial lump sum and installments. Deferred compensation is paid as a single lump sum or in three annual installments upon any other termination of employment. However, if a participant’s employment is terminated without cause, the participant may elect to receive payment at such time or a later date when the participant turns age 55, and the same payment options available for retirement will generally be applicable.

Each NEO was permitted to elect at the time of deferral to receive payment of such deferral on a fixed date in accordance with procedures established under the grandfathered plan document, and deferred amounts may also be paid in connection with a change in control of EIX or SCE in certain circumstances.

Certain amounts deferred under the grandfathered plan document may be withdrawn at any time at the election of an NEO; however, any amounts withdrawn are subject to a 10% early withdrawal penalty. Emergency hardship withdrawals without penalty also may be permitted at EIX’s discretion.

Payment of 2008 Plan Benefits

Benefits under the 2008 plan document may be deferred until a specified date, death, or other separation from service. Participants have sub-accounts for each annual deferral for which payment may be elected in the form of a single lump-sum or annual installments.

Payments triggered by separation from service begin upon a specified time following the applicable triggering event. Payments are subject to certain administrative earliest payment date rules, and may be delayed or accelerated under the 2008 plan document if permitted or required under Section 409A of the Internal Revenue Code.

Potential Payments Upon Termination or Change in Control

The following plans provide benefits that may become payable to NEOs, depending on the circumstances surrounding their termination of employment with the Company. When listing the potential payments to the NEOs under the plans described below, it is assumed that the applicable triggering event (retirement or other termination of employment) occurred on December 31, 2022 and that the price per share of EIX Common Stock is equal to the closing price as of the last NYSE trading day in 2022.

2008 Executive Severance Plan

EIX provides severance benefits and change-in-control benefits to executives, including all NEOs, under the 2008 Executive Severance Plan (the “Severance Plan”). In addition, severance benefits are provided through other plans or agreements included in the following description of severance benefits.

To receive any severance benefits, an NEO must release EIX and its affiliates from all claims arising out of the officer’s employment relationship and agree to certain confidentiality and non-solicitation restrictions in favor of EIX and its affiliates.

Edison International	58	2023 Proxy Statement

EXECUTIVE COMPENSATION

Severance Benefits – No Change in Control

Under the Severance Plan, an eligible executive is generally entitled to severance benefits if his or her employment is involuntarily terminated without “cause” and other than due to the executive’s “disability” (as these terms are defined in the Severance Plan).

As in effect during 2022, Severance Plan benefits payable upon an involuntary termination without cause include:

■	A lump sum cash payment equal to the total of (i) a year’s base salary at the rate in effect at the time of termination, (ii) an amount equal to the executive’s base salary at the rate in effect at the time of termination multiplied by the executive’s target annual incentive percentage in effect at the time of termination, (iii) an amount equal to a pro-rata portion, based on the weekdays employed in the year of termination, of the executive’s base salary at the rate in effect at the time of termination multiplied by the executive’s target annual incentive percentage in effect at the time of termination, and (iv) if the prior year’s bonus has not yet been paid and is forfeited solely because of the termination, the target bonus amount for the prior year under the annual incentive plan;
■	Eligibility for early retiree health care coverage if the NEO would have been eligible for early retiree health care coverage under the terms of an applicable non-executive severance plan, and if not, then an additional 12 to 18 months of health benefits (no additional health benefits are provided if the NEO is eligible for retiree health care under the terms applicable to non-executive non-severed employees);
■	Reimbursement of up to $20,000 for outplacement costs incurred within two years following separation from service; and
■	Reimbursement for educational costs up to $5,000 or $10,000, whichever is the applicable maximum amount allowed under the applicable non-executive severance plan.

In addition to Severance Plan benefits, other benefits payable to an eligible executive upon an involuntary termination without cause generally include the following (except the references to an additional year of service and age do not apply to individuals who became executives on or after January 1, 2022):

■	An additional year of service and age for purposes of determining eligibility for retirement vesting for outstanding long-term incentives (as described below in “Long-Term Equity”). If the executive does not qualify for retirement vesting with the additional year of service and age, then the following benefits apply: (i) vesting in a pro-rata portion of outstanding stock options and restricted stock units with one additional year of vesting credit applied under the award terms; (ii) vesting in a pro-rata portion of outstanding performance shares that become earned based on Company performance with one additional year of vesting credit applied under the award terms; and (iii) a period of up to one year to exercise any vested stock options;
■	Full vesting and an additional year of service and age credits and/or ERA credits for purposes of calculating the executive’s benefit under the Executive Retirement Plan; and
■	Vesting in any unvested amounts under the Executive Deferred Compensation Plan.

Severance Benefits – Change in Control

The severance benefits described above would be enhanced if the NEO’s employment is terminated for a qualifying reason during a period that started six months before and ended two years after a change in control of EIX. Qualifying reasons are defined to include an involuntary termination of the NEO’s employment for any reason other than cause or disability, or the NEO’s voluntary termination of employment for a “good reason” (as this term is defined in the Severance Plan). Except as noted below, these benefits are not triggered automatically by a change in control absent an actual or constructive termination of the NEO’s employment by the Company without cause.

Upon a qualifying termination, outstanding stock options, restricted stock units and performance shares and related dividend equivalents would become fully vested, with performance shares and related dividend equivalents only becoming earned if actual performance during the performance period results in a payout, and with stock options remaining exercisable for up to three years. Absent a qualifying termination, stock options and performance shares would continue to vest on their normal schedule unless the awards were not continued or assumed.

The EIX 2007 Performance Incentive Plan and terms and conditions of awards under the plan provide for special rules that would apply if outstanding equity awards were not continued or assumed in connection with any dissolution, sale of all or substantially all of the assets or stock, merger or reorganization, or other event where EIX is not the surviving corporation. Following such a transaction, and regardless of whether an NEO’s employment were terminated, outstanding stock options and performance shares and any related dividend equivalents would become fully vested. Options that became vested with a change in control would be exercised prior to the change in control or “cashed-out” in connection with the change-in-control transaction.

Performance shares and related dividend equivalents would be earned based on a shortened performance period. The performance period applicable to the performance shares would be deemed to end on the day before the change in control, and performance shares would vest and become payable, if at all, based on EIX’s TSR ranking or achievement of the Core EPS target, as applicable, during the shortened performance period. Any performance shares that became payable during the shortened performance period associated with a change in control would be paid in cash within 74 days after the change in control, and any performance shares that did not become payable would terminate for no value on the date of the change in control.

In such a change in control transaction described above, the restricted stock units would generally continue to vest and become payable according to their original vesting schedule, unless the restricted stock units are terminated in accordance with special rules under Code Section 409A, in which case they would become fully vested.

Edison International	59	2023 Proxy Statement

EXECUTIVE COMPENSATION

For Messrs. Pizarro, Powell, and Umanoff and Ms. Rigatti, the enhanced change-in-control severance benefits would be:

■	Three times the cash severance amount payable for involuntary termination absent a change in control (except that the pro-rated annual incentive payment amount for the year of termination and the target annual incentive payment amount for the year prior to termination (if applicable) would not be trebled even if payable under the Severance Plan);
■	Health benefits for the maximum period the NEO would be entitled to continuation coverage under COBRA (unless eligible for retiree health care);
■	Three years of service and age credits and/or ERA credits under the Executive Retirement Plan (this benefit does not apply to individuals who become executives on or after January 1, 2022); and
■	Reimbursement of up to $50,000 for outplacement costs.

For Ms. Choi, the enhanced change-in-control severance benefits would be:

■	Two times the cash severance amount payable for involuntary termination absent a change in control (except that the pro-rated annual incentive payment amount for the year of termination and the target annual incentive payment amount for the year prior to termination (if applicable) would not be doubled even if payable under the Severance Plan);
■	Health benefits for the maximum period the NEO would be entitled to continuation coverage under COBRA (unless eligible for retiree health care);
■	Two years of service and age credits and/or ERA credits under the Executive Retirement Plan (this benefit does not apply to individuals who become executives on or after January 1, 2022); and
■	Reimbursement of up to $30,000 for outplacement costs.

Long-Term Equity

If an NEO terminates employment after reaching age 65, or age 61 with five years of service, (i) stock options will vest and continue to become exercisable as scheduled, (ii) performance shares will be retained with vesting based on the applicable performance metrics, and (iii) restricted stock units will vest and become payable as scheduled; in each instance, as though the NEO’s employment had continued through the vesting period and subject to a prorated reduction if the NEO retires within the year of grant. Mr. Umanoff would be eligible for these special vesting provisions upon retirement. If an NEO dies (or, for grants before 2021, becomes disabled) while employed, stock options and restricted stock units will immediately vest and become exercisable and payable, respectively, and performance shares will be retained, with vesting based on the applicable performance metrics.

Deferred Compensation Plans

Upon an NEO’s retirement or other termination of employment, the NEO generally will receive a payout of any non-qualified deferred compensation balances under the Executive Deferred Compensation Plan. The Non-Qualified Deferred Compensation Table and related discussion above describe these deferred compensation balances and payment terms. In the event of involuntary termination not for cause or qualifying termination in a change in control, unvested amounts derived from Company contributions would vest. No NEOs had such unvested amounts as of December 31, 2022.

SCE Retirement Plan and Executive Retirement Plan

In connection with an NEO’s termination of employment, the NEO will generally receive a payout of his or her vested retirement benefits under the SCE Retirement Plan and the Executive Retirement Plan. See Pension Benefits Table above for a discussion of these retirement payments and associated survivor benefits.

Edison International	60	2023 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The following table presents the estimated payments and benefits that would have been payable as of December 31, 2022 to the NEOs who were employed on that date by EIX or SCE, in the event of involuntary termination of employment without cause (severance), separation in connection with a change in control of the Company (enhanced severance), and separation due to death or disability. The amounts reported in the table do not include benefits that would have been payable to the NEO if the triggering event had not occurred.

		Enhanced Change
		in Control	Death/
	Severance	Severance(1)	Disability
Name	($)	($)	($)
Pedro J. Pizarro
Lump sum cash	3,219,500	9,658,500	—
Health care coverage(2)	—	—	—
Retirement plan benefits(3)	629,088	1,887,396	—
Equity acceleration(4)	11,883,928	14,756,364	14,756,364
Reimbursable expenses(5)	30,000	60,000	—
Survivor benefits	—	—	—
Total:	15,762,516	26,362,260	14,756,364
Maria Rigatti
Lump sum cash	1,359,750	4,079,250	—
Health care coverage(2)	—	—	—
Retirement plan benefits(3)	274,650	823,804	—
Equity acceleration(4)	2,741,124	3,383,492	3,383,492
Reimbursable expenses(5)	30,000	60,000	—
Survivor benefits	—	—	—
Total:	4,405,524	8,346,546	3,383,492
Adam S. Umanoff
Lump sum cash	1,152,000	3,456,000	—
Health care coverage	13,592	20,388	—
Retirement plan benefits(3)	235,536	706,763	—
Equity acceleration(4)	—	—	—
Reimbursable expenses(5)	30,000	60,000	—
Survivor benefits	—	—	—
Total:	1,431,128	4,243,151	—
Steven D. Powell
Lump sum cash	1,202,500	3,607,500	—
Health care coverage	20,464	30,696	—
Retirement plan benefits(3)	87,905	263,715	—
Equity acceleration(4)	1,408,312	1,815,273	1,815,273
Reimbursable expenses(5)	30,000	60,000	—
Survivor benefits	—	—	—
Total:	2,749,181	5,777,184	1,815,273
Caroline Choi
Lump sum cash	802,240	1,604,480	—
Health care coverage	7,177	10,765	—
Retirement plan benefits(3)	103,469	207,053	—
Equity acceleration(4)	985,962	1,232,664	1,232,664
Reimbursable expenses(5)	30,000	40,000	—
Survivor benefits	—	—	—
Total:	1,928,848	3,094,962	1,232,664

(1)	The benefits in the table for a hypothetical change-in-control severance would be in lieu of (not in addition to) the severance benefits as disclosed for an involuntary termination without cause.
(2)	Mr. Pizarro and Ms. Rigatti would each have been eligible for retiree health care benefits due to retirement, regardless of eligibility to receive severance benefits.
(3)	The amounts reported for severance and change-in-control severance include the actuarial values of the additional years of age and service that would have been credited under the Executive Retirement Plan for the hypothetical severance and change-in-control severance.
(4)	The values shown for equity acceleration assume (only for purposes of illustration and not as an expectation or projection about the future) that the performance as of December 31, 2022 for outstanding performance shares will continue at the same level through the remainder of the respective performance periods: 2021 and 2022 TSR Performance shares will each have a payment multiplier of 0.29x; and 2021 and 2022 EPS Performance shares will have payment multipliers of 1.1x and 1.0x, respectively. The values shown also assume for purposes of illustration that equity awards would be continued following a change-in-control transaction. If equity awards were to be terminated in connection with a change-in-control transaction, triggering accelerated vesting of the awards in connection with the termination of the awards, then the same equity award acceleration value shown in the table above would have been triggered had such a change in control and termination of the awards occurred on December 31, 2022. In such circumstances, that equity acceleration value would not also be included in severance benefits for the NEO as the benefit would have already been provided in connection with the change in control. Mr. Umanoff’s equity would have vested due to retirement, regardless of eligibility to receive severance benefits. Disability ceased to be a trigger for equity acceleration beginning with 2021 grants, so the value for equity acceleration upon disability would have been as follows as of December 31, 2022 due to acceleration of vesting for grants made before 2021: Mr. Pizarro $2,069,049; Ms. Rigatti $511,681; Mr. Umanoff $0; Mr. Powell $131,788; and Ms. Choi $142,430 (the amounts in the column for Death/Disability only show the value upon death for equity acceleration, not the value upon disability).
(5)	Includes outplacement and educational assistance benefits.

Edison International	61	2023 Proxy Statement

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

This section has been included in this Proxy Statement pursuant to the SEC’s new pay versus performance (“PvP”) disclosure rules. The SEC has developed a new definition of pay, referred to as compensation actually paid (“CAP”), that companies must calculate and compare to both Summary Compensation Table (“SCT”) pay and certain performance measures in the following Pay Versus Performance table.

The Committee does not use CAP as a basis for making compensation decisions. Please refer to the Compensation Discussion and Analysis above for a description of how we use our compensation program to drive performance.

In accordance with the PvP rules, the following Pay Versus Performance Table summarizes the relationship between SCT pay, CAP and our financial performance for the years shown in the table for our CEO and our other Named Executive Officers (in this discussion, our CEO is also referred to as our principal executive officer or “PEO,” and our Named Executive Officers other than our CEO are referred to as our “Non-PEO NEOs”).

PAY VERSUS PERFORMANCE TABLE

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO(1)(2)	Compensation Actually Paid to CEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	EIX TSR(4)	Philadelphia Utility Index TSR(4)	EIX Net Income(5) (Millions)	EIX Core EPS(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$12,191,229	$11,737,696	$2,682,477	$2,693,250	$96.54	$122.25	$824	$4.61
2021	$14,364,340	$20,039,901	$3,150,435	$4,001,757	$99.07	$121.46	$925	$4.62
2020	$15,785,999	$5,705,558	$3,519,193	$1,589,352	$87.21	$102.72	$871	$4.65

(1)

Mr. Pizarro was our CEO for each of the three years included in the table above. For 2020, our Non-PEO NEOs were Ms. Rigatti, Mr. Umanoff, Kevin M. Payne (SCE’s President and CEO in 2020 and 2021 through Nov. 30, 2021), and J. Andrew Murphy (who is still an EIX SVP). For 2021, our Non-PEO NEOs were Ms. Rigatti and Messrs. Umanoff, Powell, Murphy, and Payne. For 2022, our Non-PEO NEOs are Mses. Rigatti and Choi and Messrs. Umanoff and Powell.

(2)

See the Summary Compensation Table above for detail of the SCT Total for our CEO for each year covered in the table. The average compensation for the Non-PEO NEOs for 2022 was calculated from the SCT. The average compensation for the Non-PEO NEOs for each of 2021 and 2020 was calculated from the SCT as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission in 2022 or 2021, respectively.

(3)	For purposes of this table, the CAP for each of our NEOs means the NEO’s total compensation as reflected in the SCT for the applicable year and adjusted for the following with respect to each NEO:
■	Less the aggregate change in the actuarial present value of the accumulated benefit under the SCE Retirement Plan and the EIX Executive Retirement Plan included in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the SCT for the applicable year,
■	Plus the pension service cost for the applicable year (there was no prior service cost for the NEOs for the fiscal years covered by the table),
■	Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the SCT for the applicable year,
■	Plus the year-end value of EIX LTI awards granted in the covered fiscal year that were outstanding and unvested at the end of the covered fiscal year,
■	Plus/(less) the change in value as of the end of the covered fiscal year as compared to the end of the prior fiscal year for EIX LTI awards that were granted in prior years and were outstanding and unvested at the end of the covered fiscal year,
■	Plus the vesting date value of EIX LTI awards which were granted and vested during the same covered fiscal year (none of EIX’s LTI awards granted to NEOs during the fiscal years covered by the table vested in the year of grant),
■	Plus/(less) the change in value as of the vesting date as compared to the end of the prior fiscal year for awards that were granted in prior years and vested in the covered fiscal year,
■	Less, as to any EIX LTI awards that were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year (none of EIX’s LTI awards granted to NEOs in prior fiscal years were forfeited during the fiscal years covered by the table),
■	Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested EIX LTI awards (no dividends or dividend equivalents are credited with respect to EIX options and, for other EIX LTI awards, the crediting of dividend equivalents has been taken into account in determining the applicable year-end or vesting date value of the award),
■	Plus, as to an EIX LTI award that is materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of EIX’s LTI awards held by the NEOs were materially modified during the fiscal years covered by the table).

In making each of these adjustments, the “value” of an LTI award is the fair value of the award on the applicable date determined in accordance with FASB’s ASC Topic 718 using the valuation assumptions we then use to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each year and the footnotes to the SCT that appears in our annual proxy statement.

The table above reflects the CAP (determined as noted above) for our CEO and, for our Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs.

Edison International	62	2023 Proxy Statement

EXECUTIVE COMPENSATION

The following table provides a reconciliation of the SCT Total to CAP for our CEO.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO	Fiscal Year 2020	Fiscal Year 2021	Fiscal Year 2022
Summary Compensation Table Total	$15,785,999	$14,364,340	$12,191,229
- Aggregate Change in Actuarial Present Value of Accumulated Pension Value Included in the SCT	-$5,387,582	-$3,187,737	$0
+ Pension Service Cost	$366,188	$341,921	$732,343
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	-$7,417,623	-$7,647,587	-$8,768,150
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$7,488,037	$13,800,409	$9,536,342
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	-$4,838,500	$2,713,850	-$1,221,846
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	-$290,962	-$345,295	-$732,222
Compensation Actually Paid	$5,705,558	$20,039,901	$11,737,696

The following table provides a reconciliation of the average of the SCT Total for the Non-PEO NEOs for a fiscal year to the average of the CAP for the Non-PEO NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2020	Fiscal Year 2021	Fiscal Year 2022
Summary Compensation Table Total	$3,519,193	$3,150,435	$2,682,477
- Aggregate Change in Actuarial Present Value of Accumulated Pension Value Included in the SCT	-$1,050,375	-$598,406	-$61,312
+ Pension Service Cost	$84,694	$108,558	$230,453
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	-$1,354,502	-$1,290,029	-$1,375,761
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,367,354	$2,246,445	$1,496,288
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	-$920,735	$438,009	-$176,858
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	-$56,277	-$53,254	-$102,037
Compensation Actually Paid	$1,589,352	$4,001,757	$2,693,250

(4)

EIX TSR represents cumulative total shareholder return on a fixed investment of $100 in the EIX’s common stock for the period beginning on the last trading day of 2019 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. Philadelphia Utility Index TSR represents cumulative total shareholder return on a fixed investment of $100 in the Philadelphia Utility Index for the period beginning on the last trading day of 2019 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends.

(5)	This column shows EIX’s GAAP net income for each fiscal year covered by the table.
(6)

This column shows EIX’s Core EPS (as measured for EPS performance shares) for each fiscal year covered by the table. See Performance Share Awards: Core EPS Metric above for more information about the calculation of this metric.

Edison International	63	2023 Proxy Statement

EXECUTIVE COMPENSATION

RELATIONSHIP BETWEEN CAP AND TSR

The following chart shows the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last three years and EIX’s total shareholder return and the total shareholder return for the Philadelphia Utility Index (each calculated as described in footnote 4 to the Pay Versus Performance Table above) over that period of time. A significant portion of our NEOs’ compensation consists of equity awards, a portion of which is tied directly to our TSR results; thus, CAP moved in alignment with our total shareholder return during the 2020-2022 period.

RELATIONSHIP BETWEEN CAP AND GAAP NET INCOME

The following chart shows the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last three years and EIX’s GAAP net income for each of those years. We do not use net income as a metric in our compensation program. Instead we use core earnings as EIX’s most heavily weighted annual incentive goal and Core EPS for EPS performance shares. As footnote 6 on page 36 explains, core earnings exclude the impact of significant discrete items that management does not consider representative of ongoing earnings. We believe core earnings and Core EPS better represent the operating performance of the Company and are better measures to encourage decision-making that considers long-term value creation.

Edison International	64	2023 Proxy Statement

EXECUTIVE COMPENSATION

RELATIONSHIP BETWEEN CAP AND CORE EPS

The following chart shows the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last three years and EIX’s Core EPS (as measured for EPS performance shares) for each of those years. See Performance Share Awards: Core EPS Metric above for more information about the calculation of this metric. EIX’s three-year average annual Core EPS measured against target levels is used to determine payouts for our NEOs’ EPS performance shares.

2022 PERFORMANCE MEASURES

In accordance with PvP rules, the following is an unranked list of EIX’s financial performance measures we consider most important in linking the CAP for our NEOs for 2022 with EIX’s performance.

■	Core EPS (see Performance Share Awards: Core EPS Metric above)
■	Relative total shareholder return (see Performance Share Awards: TSR Metric above)
■	Core earnings (see Annual Incentive Awards above)

In addition to the financial performance measures listed above, the Company views its stock price (which is the performance metric for our stock options; in addition, the value of all of our equity awards is dependent on the Company’s stock price) and all of the goals for the Company’s annual incentive awards as key drivers of performance in achieving the Company’s safety, operational, financial and strategic goals. The Company views its safety and resiliency goals as particularly important, as reflected by the weighting of the safety and resiliency goal category for the Company’s 2022 annual incentive awards (50% for EIX and 55% for SCE), plus the safety and compliance foundation goals.

Edison International	65	2023 Proxy Statement

EXECUTIVE COMPENSATION

CEO Pay-Ratio Disclosure

Pursuant to the Securities Exchange Act of 1934, as amended, EIX is required to disclose in this Proxy Statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all employees of EIX and its consolidated subsidiaries other than our CEO (collectively, “EIX Employees”).

Based on SEC rules for this disclosure and applying the median employee identification process described below, EIX has determined that our CEO’s total compensation for 2022 was $12,240,194, and the median of the total 2022 compensation of EIX Employees was $155,160. Accordingly, EIX estimates the ratio of our CEO’s total compensation for 2022 to the median of the total 2022 compensation of EIX Employees to be 79 to 1.

EIX identified the median EIX Employee for the pay-ratio disclosure in EIX’s 2021 Proxy Statement, along with the methodology used to identify the median EIX Employee. EIX believes that it did not experience changes from 2020 to 2022 with respect to its employee population or employee compensation arrangements that would significantly impact its pay-ratio disclosure for 2022. Accordingly, as permitted by SEC rules, the median EIX Employee identified for the pay-ratio disclosure in EIX’s 2021 Proxy Statement was used as the median EIX Employee for this pay-ratio disclosure in this Proxy Statement.

The total annual compensation for 2022 for the median employee and for our CEO was determined using the same rules that apply to reporting NEO compensation in the “Total” column of the Summary Compensation Table above, except that compensation under non-discriminatory benefit plans was also included in the calculation of the total annual compensation for 2022 for the median employee and our CEO for purposes of this pay-ratio disclosure. Mr. Pizarro received $48,965 in 2022 compensation under non-discriminatory benefit plans.

Edison International	66	2023 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D98224-P85960 WHEN PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1, 2 AND 4, AND "1 YEAR" FOR ITEM 3. 2. Ratification of the Independent Registered Public Accounting Firm 3. Advisory Vote to Approve Say-on-Pay Vote Frequency 4. Advisory Vote to Approve Executive Compensation NOTE: These shares may be voted on such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! EDISON INTERNATIONAL ATTN: CORPORATE GOVERNANCE 2244 WALNUT GROVE AVENUE ROSEMEAD, CA 91770 EDISON INTERNATIONAL 1. Election of Directors: THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ITEMS 1, 2 AND 4, AND "1 YEAR" FOR ITEM 3. 1c. Vanessa C.L. Chang 1b. Michael C. Camuñez 1a. Jeanne Beliveau-Dunn 1i. Linda G. Stuntz 1h. Carey A. Smith 1e. Timothy T. O'Toole 1d. James T. Morris 1f. Pedro J. Pizarro 1g. Marcy L. Reed 1j. Peter J. Taylor 1k. Keith Trent ! ! ! Please sign exactly as your name(s) appear(s) on this card. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this card. ! ! ! ! 1 Year 2 Years 3 Years Abstain For Against Abstain ! ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. You may vote 24 hours a day, 7 days a week, until 8:59 p.m. Pacific Time on April 26, 2023, except for Edison 401(k) Savings Plan shareholders who must vote by 8:59 p.m. Pacific Time on April 25, 2023. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone phone to transmit your voting instructions. You may vote 24 hours a day, 7 days a week, until 8:59 p.m. Pacific Time on April 26, 2023, except for Edison 401(k) Savings Plan shareholders who must vote by 8:59 p.m. Pacific Time on April 25, 2023. Have your proxy card in hand when you call and follow the instructions to vote. VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope provided or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by Broadridge by 9:00 a.m. Pacific Time on April 27, 2023, except proxy cards for Edison 401(k) Savings Plan shareholders must be received by Broadridge by 8:59 p.m. Pacific Time on April 25, 2023. SCAN TO VIEW MATERIALS & VOTEw

D98225-P85960 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.edison.com/annualmeeting. EDISON INTERNATIONAL Annual Meeting — April 27, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PEDRO J. PIZARRO and MARIA RIGATTI are hereby appointed proxies of the undersigned with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of Edison International to be held at Edison International, 2244 Walnut Grove Avenue, Rosemead, CA 91770, on April 27, 2023, at 9:00 a.m., Pacific Time, or at any adjournment or postponement of the meeting, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting on the matters listed on the other side. The shares will be voted as indicated on this card. WHERE NO INDICATION IS SHOWN, THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED "FOR" ITEMS 1, 2 AND 4, AND "1 YEAR" FOR ITEM 3. In addition, the appointed proxies may vote in their discretion on such other matters as may properly come before the meeting. VOTING INSTRUCTIONS TO THE EDISON INTERNATIONAL STOCK FUND TRUSTEE, STATE STREET BANK AND TRUST COMPANY: If the undersigned holds shares through the Edison 401(k) Savings Plan, this card also provides the following voting instructions to the Edison International stock fund trustee. The Edison International stock fund trustee is instructed to vote confidentially the shares of stock credited and conditionally credited to the undersigned’s account as of March 3, 2023. The undersigned understands that the stock will be voted as directed provided the Edison International stock fund trustee or its agent receives this card by 8:59 p.m., Pacific Time, on April 25, 2023, and all stock for which the Edison International stock fund trustee or its agent has not received instructions by this card at the designated time will be voted in the same proportion to the 401(k) Savings Plan shares voted by other 401(k) Savings Plan participants, unless contrary to ERISA. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS, PLEASE MARK, SIGN, DATE AND RETURN ALL CARDS YOU RECEIVE PROMPTLY USING THE ENCLOSED ENVELOPES. TO VOTE BY PHONE OR THE INTERNET, PLEASE SEE THE REVERSE SIDE OF THIS CARD. See reverse for voting instructions. 2023 ANNUAL MEETING OF SHAREHOLDERS Thursday, April 27, 2023 9:00 a.m. Pacific Time Edison International 2244 Walnut Grove Avenue Rosemead, CA 91770 Requirements to Attend the Annual Meeting Please review Meeting and Voting Information in the Proxy Statement for important requirements to attend the Annual Meeting.

Your Vote Counts! EDISON INTERNATIONAL ATTN: CORPORATE GOVERNANCE 2244 WALNUT GROVE AVENUE ROSEMEAD, CA 91770 EDISON INTERNATIONAL 2023 Annual Meeting of Shareholders Vote by April 26, 2023 8:59 p.m. PT. For shares held in the Edison 401(k) Savings Plan, vote by April 25, 2023 8:59 p.m PT. You invested in EDISON INTERNATIONAL and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 27, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the materials by requesting prior to April 13, 2023. If you would like to request a copy of the materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* April 27, 2023 9:00 a.m. Pacific Time Edison International 2244 Walnut Grove Avenue Rosemead, CA 91770 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D98247-P85960

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

Voting Items	Board Recommends
1. Election of Directors:	
1a. Jeanne Beliveau-Dunn	For
1b. Michael C. Camuñez	For
1c. Vanessa C.L. Chang	For
1d. James T. Morris	For
1e. Timothy T. O'Toole	For
1f. Pedro J. Pizarro	For
1g. Marcy L. Reed	For
1h. Carey A. Smith	For
1i. Linda G. Stuntz	For
1j. Peter J. Taylor	For
1k. Keith Trent	For
2. Ratification of the Independent Registered Public Accounting Firm	For
3. Advisory Vote to Approve Say-on-Pay Vote Frequency	1 Year
4. Advisory Vote to Approve Executive Compensation	For

D98248-P85960

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D98248-P85960 1 Year 1. Election of Directors: 1c. Vanessa C.L. Chang 1a. Jeanne Beliveau-Dunn 1d. James T. Morris 1b. Michael C. Camuñez 1e. Timothy T. O’Toole 1f. Pedro J. Pizarro 1g. Marcy L. Reed 1h. Carey A. Smith 1i. Linda G. Stuntz 1j. Peter J. Taylor 1k. Keith Trent 2. Ratification of the Independent Registered Public Accounting Firm 3. Advisory Vote to Approve Say-on-Pay Vote Frequency 4. Advisory Vote to Approve Executive Compensation For For For For For For For For For For For For For NOTE: These shares may be voted on such other business as may properly come before the meeting or any adjournment thereof.